As filed with the Securities and Exchange Commission on October 7, 2010

Registration No. 333-169231

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 6
Form F-1

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

CAZADOR ACQUISITION CORPORATION LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial) Classification Code Number	(I.R.S. Employer Identification Number)

c/o Maples Corporate Services Limited, PO
Box 309, Ugland House, Grand Cayman
KY1-1104, Cayman Islands

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Jay Johnston
Francesco Piovanetti
Co-Chief Executive Officers and Directors
Cazador Acquisition Corporation Ltd.
c/o Arco Capital Management LLC
7 Sheinovo Street
1504 Sofia, Bulgaria
Tel: +359 2 895 2000

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

Yvan-Claude Pierre, Esq. William N. Haddad, Esq. DLA Piper LLP (US) 1251 Avenue of the Americas New York, New York 10020-1104 (212) 335-4500 (212) 335-4501 — Facsimile	Mitchell Nussbaum, Esq. Giovanni Caruso, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4159 (212) 504-3013 — Facsimile

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one Ordinary Share, $0.0001 par value, and one Warrant(2)	4,600,000 Units	$10.00	$46,000,000	$4,100
Ordinary Shares included as part of the Units(2)	4,600,000 Shares	—	—	—	(3)
Warrants included as part of the Units(2)	4,600,000 Warrants	—	—	—	(3)
Representative’s Unit Purchase Option	1	$100	$100	—	(3)
Units underlying the Representative’s Unit Purchase Option	200,000 Units	$12.50	$2,500,000	$223
Ordinary Shares included as part of the Representative’s Units	200,000 Shares	—	—	—	(3)
Warrants included as part of the Representative’s Units	200,000 Warrants	—	—	—	(3)
Ordinary Shares underlying the Warrants included in the Representative’s Units(4)	200,000 Shares	$7.50	$1,500,000	$134
Total			$—	$—	(5)

(1)	Estimated solely for the purpose of calculating the registration fee.
(2)	Includes 600,000 Units and 600,000 Ordinary Shares and 600,000 Warrants comprising such Units which may be issued on exercise of a 45-day option granted to the Underwriters to cover over-allotments, if any.
(3)	No fee pursuant to Rule 457(g).
(4)	Pursuant to Rule 416, there is also being registered such indeterminable number of additional ordinary shares as may be issued to prevent dilution resulting from share dividends, split-up, reverse split-up or similar event.
(5)	Previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION, DATED OCTOBER 7, 2010

$40,000,000

4,000,000 Units

Cazador Acquisition Corporation Ltd. is an exempted company recently incorporated in the Cayman Islands with limited liability as a blank check company. We were incorporated for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to as our initial business combination, with one or more operating businesses or assets, which we refer to as our target business or target businesses. We will focus on a business combination in developing countries in Central and Eastern Europe, Latin America and Asia, which we refer to as emerging markets, but we may pursue opportunities in other geographical areas. Our efforts to identify a prospective target business will not be limited to a particular industry. To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. If we do not consummate our initial business combination within 18 months of the closing date of this public offering, but have entered into a letter of intent or a definitive agreement with respect to an initial business combination, the period of time to consummate our initial business combination will be extended by an additional 6 months. If we fail to sign a letter of intent or a definitive agreement within such 18-month period or if we fail to consummate an initial business combination within such 18-month period (or 24 months if we sign a letter of intent or a definitive agreement within such 18 month period), we will compulsorily repurchase all shares held by the public shareholders for their respective portion of the amount in the trust account and automatically liquidate our trust account, within five business days, pursuant to the procedures in our amended and restated memorandum and articles of association (for the purposes herein references to “liquidate” or “liquidation” shall refer to the liquidation of our trust account).

This is the initial public offering of our securities. We are offering 4,000,000 units. The public offering price will be $10.00 per unit. Each unit consists of one ordinary share and one warrant that entitles the holder to purchase one ordinary share at an exercise price of $7.50. The warrants will become exercisable on the later of the completion of our initial business combination and one year from the date of this prospectus, provided that at that time we have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants, and a current prospectus relating to the offer and sale of those ordinary shares is available. The warrants will expire five years from the date of the initial business combination, unless earlier redeemed by us.

We have granted the underwriters a 45-day option to purchase up to an additional 600,000 units to cover over-allotments, if any, from us at the public offering price less the underwriting discounts and commissions to cover over-allotments, if any.

Cazador Sub Holdings Ltd., an exempted company incorporated in the Cayman Islands with limited liability, which we refer to as our sponsor, and owned by Cazador Holdings Ltd., has agreed to purchase an aggregate of 4,340,000 warrants, at a price of $0.50 per warrant ($2,170,000 in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering. We refer to these warrants as the sponsor’s warrants. The proceeds from the sale of the sponsor’s warrants will be deposited into a trust account and will be subject to a trust agreement, described below, and will be part of the funds distributed to our public shareholders upon repurchase or in the event we are unable to complete an initial business combination.

Currently, there is no public market for our units, ordinary shares or warrants. We have applied to have the units listed on the Nasdaq Capital Market under the symbol “CAZAU.” We intend to have the ordinary shares and warrants comprising the units offered hereby begin separate trading on the Nasdaq Capital Market, under the symbols “CAZA” and “CAZAW” respectively, five trading days following the earlier to occur of the expiration or termination of the underwriters’ over-allotment option and its exercise in full, subject to our filing of a Report of Foreign Private Issuer on Form 6-K or on Form 8-K, as applicable, with the Securities and Exchange Commission containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering and our issuing of a press release announcing when such separate trading will begin. We cannot assure you, however, that our securities will continue to be listed on the Nasdaq Capital Market.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 25 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

	Per Unit	Total without Over-Allotment	Total with Over-Allotment
Public offering price	$10.00	$40,000,000	$46,000,000
Underwriting discounts and commissions	$0.225	$900,000	$1,035,000
Proceeds to us (before expenses)	$9.775	$39,100,000	$44,965,000

The underwriters are offering the units on a firm commitment basis. The underwriters expect to deliver the units to purchasers on or about       , 2010. Of the proceeds we receive from this offering and the sale of the sponsor’s warrants described in this prospectus, approximately $40,300,000, or $10.075 per share in the aggregate (or approximately $46,165,000, or approximately $10.036 per share in the aggregate if the underwriters’ over-allotment option is exercised in full), will be deposited into a trust account, at JPMorgan Chase Bank, N.A. These funds will not be released until the earlier of the completion of our initial business combination and our liquidation of our trust account (which may not occur until 18 months from the consummation of this offering or 24 months if we enter into a letter of intent or definitive agreement to enter into a business combination within such 18 month period).

Rodman & Renshaw, LLC	Maxim Group LLC

Chardan Capital Markets, LLC	EarlyBirdCapital, Inc.	Macquarie Capital

The date of this prospectus is         , 2010

You should rely only on the information contained in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not, and the underwriters are not, making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front of this prospectus. We will update the information in this prospectus as and when required by federal securities laws and regulations.

i

SUMMARY

This summary only highlights the more detailed information appearing elsewhere in this prospectus. As this is a summary, it does not contain all of the information that you should consider in making an investment decision. You should read this entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus, before investing. References in this prospectus to “we,” “us” or “our company” refer to Cazador Acquisition Corporation Ltd. References to our “sponsor’s ordinary shares” refer to the 1,150,000 shares, (of which up to 150,000 are subject to compulsory repurchase by us if the underwriters’ overallotment option is not exercised), purchased from us for approximately $25,000 prior to the date hereof. References in this prospectus to “public shareholders” refer to those holders of the ordinary shares included in the securities offered by this prospectus (either purchased in this offering or afterwards), and shall include any of our officers, directors and sponsor who either purchase securities in this offering or units or ordinary shares afterwards, provided that such individuals’ status as “public shareholders” shall only exist with respect to those ordinary shares so purchased. References in this prospectus to our “management team” refer to our officers and directors. References to our “sponsor” refer to Cazador Sub Holdings Ltd. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters will not exercise their over-allotment option. All dollar amounts referred to in this prospectus are in U.S. dollars unless otherwise indicated. Any discrepancies in the tables included herein between the amounts listed and the totals thereof are due to rounding.

We are an exempted company recently incorporated in the Cayman Islands with limited liability as a blank check company. As a Cayman Islands exempted company, we have obtained a tax exemption undertaking from the Cayman Islands government that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our members or a payment of principal or interest or other sums due under a debenture or other obligation of us.

We were incorporated for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, which we refer to throughout this prospectus as our initial business combination, with one or more operating businesses or assets, which we refer to throughout this prospectus as our target business or target businesses. Our efforts in identifying a prospective target business will not be limited to a particular industry or geographic location, but will concentrate on those opportunities that our management believes provide opportunities for growth. As such, we intend to initially focus our search for potential business combinations in developing countries in Central and Eastern Europe, Latin America and Asia (which we refer to as “emerging markets”). In recent years, certain emerging markets have been exhibiting positive economic trends and have continued to grow despite a general deceleration of economic activity in developed markets. At the same time, companies in emerging markets have had limited access to capital due to historical circumstances and inefficient capital markets. Therefore, we believe that companies in these regions offer significant opportunities for value creation by addressing the growing needs of the local population and exporting raw materials and finished or semi-finished goods to other countries. However, we could also explore opportunities within the United States and more developed countries in Europe, Asia and Oceania.

We are sponsored by Cazador Sub Holdings Ltd., a Cayman Islands exempted company. All of the shares in our sponsor are owned by Cazador Holdings Ltd., a Cayman Islands exempted company.

To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We currently do not anticipate entering into an initial business combination with an entity affiliated with our directors, officers or sponsor. We have not, nor has anyone on our behalf, including without limitation any of our directors or officers, contacted or been contacted by any potential target business, conducted research with respect to or evaluated any potential target business or had any substantive discussions, formal or otherwise, with respect to a target business either prior to or following our incorporation. Additionally, we have not identified or located any suitable acquisition candidate, conducted any research or taken any measures, directly or indirectly, to locate a target business, nor have we engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, conduct any research or take any measures, directly or indirectly, to locate a target business.

Business Strategy

We will seek to capitalize on the investing experience and existing relationships of our management team, including investing in operating companies in emerging markets, and we believe that their skills in valuation, financial structuring, due diligence, governance and financial and management oversight will be valuable in our efforts to identify and evaluate a target business. Our executive officers and directors have on average over 20 years of experience investing in emerging markets. Over the years, they have built and maintain networks of relationships that we believe will provide us with access to numerous acquisition opportunities.

Their networks extend to key market participants, including investment and commercial banking firms, business communities, national leaders, legal professionals, and government development institutions in emerging markets. Certain of our executives and directors are affiliated with Arco Capital Corporation Ltd. (“Arco”) and/or Arco Capital Management LLC (“ACM”). Arco, a Cayman Islands exempted company incorporated with limited liability, is a specialty finance holding company that, through its subsidiaries, provides financing solutions primarily in emerging European, Latin American and Asian markets. Arco is externally managed by ACM. We believe that our relationship with Arco and ACM, and their experience in emerging markets and access to potential target businesses, will constitute a core strength of our company. Currently, ACM has offices in Puerto Rico and Bulgaria. We believe that this network of “on-the-ground” resources allows our executive officers and directors to maintain existing relationships and develop new ones and provides us with greater awareness of investment opportunities, market developments and business and cultural matters in these markets than competitors for target businesses who lack such a presence.

In our analysis of potential initial business combinations, we will employ the analytic and due diligence processes and procedures that have formed the basis of ACM’s management team successful emerging market investments. Moreover, our sponsor will leverage the resources of ACM to provide administrative services to us including accounting, legal and operational support, and access to information technology.

Our executive officers and directors include:

Jay Johnston, Chairman and Co-Chief Executive Officer.  Mr. Johnston has over two decades of investment experience in emerging markets. Mr. Johnston has served as Chief Executive Officer of ACM since January 1, 2007. He is also Chief Executive Officer and Chairman of Arco. From 2009 to August 2010, Mr. Johnston served as a Senior Advisor to Gramercy Advisors LLC (“Gramercy”). From 1999 to 2009, Mr. Johnston was the Co-Managing Partner of Gramercy, where he co-managed the portfolio investments of the Gramercy Emerging Markets Fund and other accounts managed by Gramercy. Prior to joining Gramercy, Mr. Johnston was Managing Director and Head of Emerging Markets Fixed Income Sales at Deutsche Bank Securities, Inc. from 1998 to 1999. From 1996 to 1998, Mr. Johnston was a Senior Vice President at Lehman Brothers in the Emerging Markets Group. From 1984 to 1996, Mr. Johnston worked in institutional fixed income, emerging market and high yield sales at a variety of institutions including ING Baring Securities, Inc., Oppenheimer & Company, Inc. and Dean Witter Reynolds, Inc. From 1983 to 1984, Mr. Johnston was a Portfolio Manager at Patterson Capital Corporation responsible for managing a $1.3 billion portfolio of mortgage backed securities for a variety of U.S. savings and loans. Mr. Johnston received a B.S. degree in Finance from the University of Florida.

Francesco Piovanetti, Director, Co-Chief Executive Officer, Chief Financial Officer and President.  Mr. Piovanetti has served as ACM’s President since its formation. He is also the President, Chief Operating Officer, and Director of Arco. Mr. Piovanetti has more than a decade and a half of experience working in various areas of corporate finance, capital markets and investment banking. From 2003 to 2006, Mr. Piovanetti served as Managing Director for Asset Sourcing at Gramercy. Prior to joining Gramercy, from 1997 to 2003, Mr. Piovanetti was employed as an Analyst and later as an Associate, a Vice President and then as a Director at Deutsche Bank in its Structured Capital Markets Group, which executed proprietary and client arbitrage transactions. From 1995 to 1997, he was a Senior Analyst in Deloitte & Touche, LLC’s Corporate

Finance Group, where he consulted in the areas of commercial lending, mergers and acquisitions, management buyouts, capital sourcing and valuation services. Mr. Piovanetti received B.A. in Economics and B.S. in Finance from Bryant University, and an M.B.A. from Columbia Business School.

Facundo Bacardí, Director.  Mr. Bacardí has served as our Director since August 2010. Mr. Bacardí is a member of the family that owns Bacardí Limited, one of the largest family owned companies in the worldwide liquor manufacturing and distributing business. At Bacardí Limited, he served as executive officer and director in Brazil and Trinidad. Mr. Bacardí was responsible for the creation of Bacardí Centroamericana, S.A. in 1980, which was sold in 1991. He has served as President and Director of Suramericana de Inversiones, S.A. since 1995, an investment company in Panamá that he founded in 1995. Mr. Bacardí was also Chairman and President of Nations Flooring, a flooring and window dressing company, between 1995 to 2004. From 1993 to 2000, he served as a director of CTA Industries, Inc., an insulation manufacturer. He also served as a director of JSM Holdings, Corp., an investment company, from 2003 to 2007. He graduated with a Bachelors of Science from Babson College in 1967.

David P. Kelley II, Director.  Mr. Kelley has served as our Director since August 2010. Mr. Kelley is a partner of Zenith Capital Partners, LLC, a private equity firm located in New York, where he has served since 2006, and a founding partner of Andover Partners Strategic Security Solutions, LLC (AP-S3, LLC), a security and intelligence consulting firm, where he has served since December 2009. From 1985 to 1988, Mr. Kelley was a tax lawyer in the law firm of Brown and Wood located in New York. From 1988 to 1991, Mr. Kelley worked at Merrill Lynch in New York, where he was promoted to a Director of the Global Swap Group. From 1991 to 1994 Mr. Kelley was a Managing Director at UBS Securities in New York, in charge of the US Structured Products Group. From 1994 to 1998, Mr. Kelley was a Managing Director and Head of the Global Structured Products Group at Deutsche Bank Securities in New York. From 1998 to 2006, Mr. Kelley was a Managing Director of Integrated Capital Associates, a private equity firm, located in New York. Mr. Kelley is currently a Director of the Apex-Guotai Junan Greater China Fund, headquartered in Hong Kong. Mr. Kelley graduated from Emory University with a BA degree in 1979. He graduated with a J.D. degree from Temple University School of Law in 1983, and he received an L.L.M. in Taxation from New York University School of Law in 1985.

Shai Novik, Director.  Mr. Novik has served as our Director since August 2010. Mr. Novik has served as the President and a director of PROLOR Biotech since 2005. From 2003 to 2005, Mr. Novik was the Managing Director of A.S. Novik, a private investment firm, and from 2000 to 2002, he was Managing Director of A-Online Capital, an investment firm. Mr. Novik previously served as Chief Operating Officer and Head of Strategic Planning of THCG, a technology and life sciences investment company, from 1998 to 2000. THCG was a portfolio company of Greenwich Street Partners, a large U.S.-based private equity fund. THCG’s portfolio included several life sciences and medical device companies. Prior to his position at THCG, Mr. Novik served as Chief Operating Officer and Chairman of Strategy Committee of RogersCasey, an investment advisory company serving Fortune 500 companies such as DuPont, Kodak, General Electric and others, from 1994 to 1998. Mr. Novik is the co-founder and Chairman of the Board of Stentomics Inc., a private drug-eluting stent technology company developing next-generation, polymer-free drug-eluting stent solutions. Mr. Novik also serves on the boards of the privately-held companies Ucansi Inc., a company developing non-invasive vision correction products, and Odysseus Ventures Ltd., a managing partner of a small venture fund. Mr. Novik served for seven years in the Israeli Defense Forces, and received his M.B.A, with Distinction, from Cornell University.

Carlos Valle, Director.  Mr. Valle has served as our Director since August 2010. Mr. Valle is a seasoned professional with broad global experience in finance. In May 2009, Mr. Valle retired from Merrill Lynch & Co. where he served for over 20 years in many diverse assignments. His expertise includes Leveraged Finance, Corporate Bonds, Structured Finance, Private Equity and Sales Management of both Institutional Fixed Income and Equities as well as International High Net Worth Private Clients. Prior to Merrill Lynch, Mr. Valle was a bond analyst for a major Insurance company. He holds a Bachelor of Science degree from the Wharton School, University of Pennsylvania and an M.B.A. from the Darden School, University of Virginia. Mr. Valle served as Adjunct Professor at the Darden School in the Spring of 2010 and acts as advisor to various boards of directors.

In addition to our executive officers and directors, we will draw on the experience of, and expertise of, officers and employees of ACM and we will seek to capitalize on the business experience and contacts of our board of directors:

For additional information on the background of our executive officers and directors, please see the sections in this prospectus entitled “Proposed Business — Management Expertise and Access to Resources” and “Management.”

In addition we anticipate that target business candidates could be brought to our attention from various unaffiliated sources, including investment banks, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us. These sources may also introduce us to potential target businesses on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting.

Certain members of our management team may stay involved in our management following our initial business combination. The roles that they may fill will depend on the type of business with which we combine and the specific skills and depth of the target’s management. If one or more members of our management team remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them, the terms of which have not been determined. If one or more of our executive officers or directors remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account at the time of such initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights (as described below). This may be accomplished by identifying and acquiring a single business or multiple operating businesses or operating assets, which may or may not be related, contemporaneously. If we acquire an operating business, we will always acquire at least a controlling interest in a target business (meaning more than 50% of the voting securities of the target business). If we acquire operating assets, such assets will constitute an operating business, or a portion thereof, and we will provide financial statements for any operating business or assets in the documentation provided to the shareholders in connection with the shareholder vote.

Our proposal to effect a business combination is subject to the provisions of Exchange Act 13e-4 and Regulation 14E and we will comply with the tender offer rules, including filing a Schedule TO when we provide shareholders with an opportunity to convert their shares.

The target business or businesses that we acquire may have a collective fair market value substantially in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through an offering of debt, equity or other securities. There are no limitations on our ability to incur debt or issue securities in order to consummate an initial business combination; however, our amended and restated memorandum and articles of association prohibit us from incurring debt for borrowed money prior to an initial business combination, unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to the amounts held in trust. If we issue securities in order to consummate an initial business combination, our shareholders could end up owning a minority of the combined company as there is no requirement that our shareholders own a certain percentage of our company after our initial business combination. In addition, if our initial business combination involves a share exchange or similar reorganization or recapitalization, our shareholders could end up owning different securities or securities of another entity. Since we have no specific initial business combination under consideration, we have not entered into any such arrangement to issue our debt, equity or other securities and have no current intention of doing so.

If we are unable to consummate an initial business combination within 18 months from the consummation of this offering (or 24 months from the consummation of this offering if a letter of intent, an agreement in principle, or a definitive agreement to complete a business combination has been entered into within such 18-month period) we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders and automatically liquidate our trust account pursuant to the procedure in our amended and restated memorandum and articles of association; provided, however, that there is no guarantee that investors will recover their full investment upon dissolution as creditor claims may take priority.

Conflicts of Interest

Our executive officers may be deemed an affiliate of any company for which he serves as an officer or director with respect to which that executive officer otherwise has a pre-existing fiduciary duty or contractual obligation and a conflict of interest could arise if an opportunity is appropriate for one of such companies. Thus, we may not be able to pursue opportunities that otherwise may be attractive to us unless these companies and entities have declined to pursue such opportunities. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

Some of our executive officers are employees and/or directors of Arco and/or ACM and as such owe a pre-existing fiduciary duty to Arco, ACM and/or their subsidiaries.

Private Placements and Future Purchases of Securities

We issued 1,437,500 shares to our sponsor for an aggregate of $25,000 in cash at a purchase price of approximately $0.01739 per share on June 16, 2010. On October 5, 2010 the Company repurchased 287,500 sponsor’s ordinary shares for an aggregate purchase price of $1.00. We refer to the current holders of these outstanding shares as our sponsor, and we refer to these outstanding shares as the sponsor’s ordinary shares. As a result of the repurchase, the sponsor currently owns 1,150,000 ordinary shares. This includes an aggregate of up to 150,000 shares that are subject to compulsory repurchase by us from the sponsor on a pro rata basis to the extent that the underwriters’ over-allotment option is not exercised in full so that our sponsor will own 20% of our issued and outstanding shares after this offering. The sponsor’s ordinary shares have the terms described in this prospectus, and will be identical (with the exception of being subject to compulsory global repurchase by us) to the ordinary shares included in the units being offered by this prospectus.

In addition, our sponsor has agreed to purchase 4,340,000 sponsor’s warrants at a price of $0.50 per warrant ($2,170,000 in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering. The $2,170,000 of proceeds from this private placement will be added to the proceeds of this offering and will be held in the trust account pending our completion of our initial business combination on the terms described in this prospectus. If we do not complete an initial business combination, then the $2,170,000 will be part of the distribution to our public shareholders upon liquidation of our trust account, and the sponsor’s warrants may expire worthless. The sponsor warrants will not be redeemable by us and our sponsor or its permitted transferees will have the right to exercise the sponsor warrants on a cashless basis, so long as such warrants are held by our sponsor or affiliates of our sponsor, any of our officers or directors or any of our officers and directors’ respective immediate families or controlled affiliates, which we refer to as permitted transferees. To the extent that sponsor warrants are exercised on a cashless basis, we would not receive additional proceeds from such exercise. Warrants included in the units sold in this offering may be exercisable on a cashless basis only at our discretion, and unless cashless exercise is authorized by us the exercise price with respect to the warrants must be paid in cash directly to us.

We are a Cayman Islands exempted company incorporated with limited liability on April 20, 2010. Our executive offices are located at c/o Arco Capital Management LLC, 7 Sheinovo Street, 1504 Sofia, Bulgaria and our telephone number is +359 2 895 2000.

The Offering

In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company, and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the U.S. Securities Act of 1933, as amended (the “Securities Act”). You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section below entitled “Risk Factors” beginning on page 25 of this prospectus.

Securities offered:
4,000,000 units, each unit consisting of:
• one ordinary share; and
• one warrant.
Trading commencement and separation of ordinary shares and warrants:
The units will begin trading on or promptly after the date of this prospectus. The ordinary shares and warrants will begin to trade separately five trading days after the earlier to occur of the termination or expiration of the underwriters’ option to purchase up to 600,000 additional units to cover over-allotments and the exercise in full of that option. No fractional warrants will be issued and only whole warrants will trade. In no event will separate trading of the ordinary shares and warrants commence until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when separate trading will begin. We will file a Report of Foreign Private Issuer on Form 6-K or on Form 8-K, as applicable, with the Securities and Exchange Commission, including an audited balance sheet, promptly upon the consummation of this offering, which is anticipated to take place four business days after the date of this prospectus. The audited balance sheet will reflect our receipt of the proceeds from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Form 6-K or Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 6-K or Form 8-K, we will file an amendment to the Form 6-K or Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K or Form 8-K, or an amendment thereto, or in a subsequent Form 6-K or Form 8-K, information indicating the date on which separate trading of the ordinary shares and warrants will begin.
The units will continue to trade along with the ordinary shares and warrants after the units are separated. Holders will need to have their brokers contact our transfer agent in order to separate the units into ordinary shares and warrants.
Units:
Number outstanding before this offering:
0 units

Number to be outstanding after this offering:
4,000,000 units[2]
Ordinary shares:

Number outstanding before this offering:
1,000,000 shares[3]
Number to be outstanding after this offering:
5,000,000 shares[2]
Warrants:

Number outstanding before this offering:
0 warrants
Number to be sold privately immediately prior to the consummation of this offering:
4,340,000 warrants
Number to be outstanding after this offering and the private placement:
8,340,000 warrants[4]
Exercisability:
Each warrant is exercisable for one ordinary share.
Exercise price:
$7.50 per share.
Exercise period:
The warrants will become exercisable on the later of:

• the completion of our initial business combination; and

• , 2011, one year from the date of this prospectus;
provided in each case that a registration statement under the Securities Act covering the ordinary shares issuable upon exercise of the warrants is effective and a current prospectus is available for use.
We have agreed to use our best efforts to have an effective registration statement covering the ordinary shares issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those ordinary shares until the warrants expire or are redeemed. In no event will we be required to net cash settle a warrant exercise.

2	Assumes the over-allotment option has not been exercised. Excludes 200,000 units underlying the underwriter’s purchase option to purchase 200,000 units after the consummation of a business combination.
3	Assumes the over-allotment option has not been exercised. This number does not include an aggregate of 150,000 sponsor ordinary shares that will become subject to compulsory repurchase by us if the over-allotment option is not exercised pursuant to an agreement expected to be executed between us and the sponsor prior to the effectiveness of our initial public offering. The number of sponsor’s ordinary shares necessary for our sponsor to maintain no more than its 20% ownership interest in our issued and outstanding shares will be compulsorily repurchased by us upon consummation of this offering. Excludes 200,000 shares underlying the underwriter’s purchase option to purchase 200,000 units after the consummation of a business combination.
4	Assumes the over-allotment has not been exercised. Excludes 200,000 warrants underlying the underwriter’s option to purchase 200,000 warrants after the consummation of a business combination.

The warrants will expire five years from the date of the initial business combination or earlier upon redemption of the warrants by us.
On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account.
Redemption of Warrants:
At any time while the warrants included in the units offered hereby are exercisable and there is an effective and current registration statement covering the ordinary shares issuable upon exercise of the warrants, we may redeem the outstanding warrants (except as described below with respect to the sponsor’s warrants):
• in whole and not in part;
• at a price of $0.01 per warrant;
• upon a minimum of 30 days’ prior written notice of redemption (the “30-day redemption period”); and

•

if, and only if, the last sale price of our ordinary shares on the Nasdaq Capital Market, or other national securities exchange on which our ordinary shares may be traded, equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We will not redeem the public warrants unless a registration statement under the Securities Act, relating to the ordinary shares issuable upon exercise of the warrants included in the units offered hereby is effective and expected to remain effective to and including the redemption date, and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available throughout the 30-day redemption period. We do not need the consent of the underwriters or our shareholders to redeem the outstanding public warrants.
If we call the public warrants for redemption, we will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis,” although the public warrantholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the “fair market value” (defined below) and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants.

Reasons for redemption limitations:
We have established the above conditions to our exercise of redemption rights to provide:
• public warrantholders with adequate notice of exercise only after the then-prevailing ordinary share price is substantially above the warrant exercise price; and

•

a sufficient differential between the then-prevailing ordinary share price and the warrant exercise price so there is a buffer to absorb the market reaction, if any, to our redemption of the warrants.

If the foregoing conditions are satisfied and we issue a notice of redemption, each warrant holder can exercise warrants prior to the scheduled redemption date. However, the price of the ordinary shares may fall below the $15.00 trigger price as well as the $7.50 warrant exercise price after the redemption notice is issued.
Nasdaq Capital Market Listing:
We have applied to list the units (and subsequent to separation, the ordinary shares and the warrants), on the Nasdaq Capital Market upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards of the Nasdaq Company Guide, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market as we might not meet certain continued listing standards.
Proposed symbols on the Nasdaq Capital Market for our:

Units:
“CAZAU”
Ordinary shares:
“CAZA”
Warrants:
“CAZAW”
Sponsor’s ordinary shares:
On June 16, 2010, our sponsor purchased 1,437,500 shares for an aggregate purchase price of $25,000. On October 5, 2010, the Company repurchased 287,500 of our sponsor’s ordinary shares for an aggregate purchase price of $1.00. As a result of the repurchase, the sponsor currently owns 1,150,000 ordinary shares. This includes an aggregate of 150,000 shares that are subject to compulsory repurchase by us from our sponsor to the extent that the underwriters’ over-allotment option is not exercised so that our sponsor will own no more than 20% of our issued and outstanding shares after this offering. The compulsory repurchase will be on a pro rata basis. The sponsor’s ordinary shares are identical to those shares being sold in this offering, except that:

• the sponsor’s ordinary shares will be placed in an escrow account (as described below) and are subject to the restrictions described below;

•

subject to certain limited exceptions (as described below), the shares will not be transferable during the first 12 months following the consummation of the business combination. Our sponsor has agreed to vote their ordinary shares in the same manner as the majority of the ordinary shares voted by the public shareholders in connection with any vote required to approve our initial business combination;

• our sponsor will not be able to exercise shareholder redemption rights (as described below) with respect to the sponsor’s ordinary shares; and

•

our sponsor has agreed to waive its rights to participate in any liquidation of our trust account with respect to the sponsor’s ordinary shares if we fail to consummate an initial business combination.

The sponsor, and its beneficial owners, have agreed not to sell or otherwise transfer any of the sponsor’s ordinary shares other than to permitted transferees until (i) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $11.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (ii) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, provided, however, that in any event all of the foregoing shares shall be released from escrow upon the first anniversary of the initial business combination, and in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. In addition, Cazador Holdings Ltd., a Cayman Islands exempted company, will agree not to transfer its ownership interests in our sponsor or to take any steps to cause our sponsor to issue new ownership interests to anyone other than a permitted transferee. We refer to such restrictions as the “transfer restrictions” throughout this prospectus. A permitted transferee is a person or entity that receives such securities pursuant to a transfer (i) to one or more of our officers, directors or sponsor, (ii) to an affiliate, or to an affiliate under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the sponsor’s ordinary shares made at or prior to the consummation of an initial business combination at prices no greater than the recalculated price at which the units were purchased ($0.01739 per share) or (vii) pursuant to a qualified domestic relations order; and in each case the transferee enters into a written agreement agreeing (i) to be bound by the transfer restrictions described above, (ii) to vote in accordance with the majority of the ordinary shares voted by public shareholders as described above and (iii) to waive any rights to participate in any liquidation of our trust account if we fail to consummate an initial business combination and, in the case of the sponsor’s shares subject to compulsory repurchase, agreeing to the compulsory repurchase of such ordinary shares to the extent that the underwriters’ over-allotment option is not exercised. For so long as the sponsor’s ordinary shares are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. The sponsor will retain all other rights as our shareholders with respect to the sponsor’s ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive dividends, if declared. For so long as the sponsor’s ordinary shares are subject to such transfer restrictions, if dividends are declared and payable in units, such dividends will also be placed in escrow. If we are unable to effect an initial business combination and subsequently liquidate our trust account, our sponsor will not receive any portion of the trust account proceeds with respect to the sponsor’s ordinary shares.
In addition, the sponsor or its permitted transferees are entitled to registration rights with respect to the sponsor’s ordinary shares under an agreement to be signed on or before the date of this prospectus as described herein.
Sponsor’s warrants:
Our sponsor has agreed, pursuant to a written agreement with us, to purchase an aggregate of 4,340,000 sponsor’s warrants at a price of $0.50 per warrant ($2,170,000 in the aggregate). Our sponsor is obligated to purchase the sponsor’s warrants from us immediately prior to the consummation of this offering. The sponsor’s warrants will be purchased separately and not in combination with ordinary shares or in the form of units. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus and are forced to liquidate the trust account, then the $2,170,000 purchase price of the sponsor’s warrants will become part of the distribution to our public shareholders and the sponsor’s warrants may expire worthless.
The sponsor’s warrants are identical to the warrants included in the units being sold in this offering, except that the sponsor’s warrants (i) are non-redeemable, so long as they are held by any of the sponsor or its permitted transferees; (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees, rather than at our election; and (iii) are not transferable or saleable by our sponsor or any of the sponsor’s beneficial owners, except to permitted transferees (as defined above) until 6 months after the consummation of an initial business combination. In addition, each of the shareholders of our sponsor will agree not to transfer their respective ownership interests or take any steps to cause our sponsor to issue new ownership interests in such entities to anyone other than a permitted transferee (as defined above). The sponsor’s warrants are not exercisable and will be held in the escrow account while they are subject to such transfer restrictions. In addition, commencing after the consummation of our initial business combination, the holders of the sponsor’s warrants and the underlying ordinary shares and their permitted transferees are entitled to registration rights under an agreement to be signed on the date of this prospectus as described below.
Registration Rights:
Concurrently with the consummation of this offering, we will enter into a registration rights agreement with our sponsor with respect to securities held by it from time to time and with our sponsor with respect to the sponsor’s warrants, sponsor’s ordinary shares and any units purchased in this offering or the aftermarket by the sponsor (including ordinary shares and warrants comprising any of the units and the ordinary shares underlying any of the warrants). The registration rights agreement will provide that, after the consummation of our initial business combination, our sponsor and these holders (and their respective affiliates and other permitted transferees) may require us to register the resale of any of our securities held by them on a registration statement filed under the Securities Act, provided that the related securities may be sold under the registration statement only when those securities are released from escrow under the terms of the escrow agreement. We will bear the expenses incurred in connection with filing any such registration statement. See “Principal Shareholders — Registration Rights.”
The holders of the warrants included in the units purchased in this offering will not be able to exercise those warrants unless we have an effective registration statement covering the shares issuable upon their exercise and related current prospectus is available. Although the ordinary shares issuable pursuant to the sponsor’s warrants may or may not be issued pursuant to a registration statement, the warrant agreement provides that the sponsor’s warrants and the sponsor’s warrants may not be exercised unless a registration statement relating to the ordinary shares issuable upon exercise of the warrants purchased in this offering is effective and a related current prospectus is available. We will not be required to settle any warrant exercise for cash, whether by net cash settlement or otherwise.

Offering proceeds and sponsor’s warrants private placement proceeds to be held in trust account and amounts payable prior to trust account distribution:
$40,300,000 or $10.075 per unit ($46,165,000 or approximately $10.036 per unit, if the underwriters’ over-allotment option is exercised in full) of the proceeds of this offering and the private placement of the sponsor’s warrants will be placed in a trust account at JPMorgan Chase N.A. with Continental Stock Transfer & Trust Company as trustee, pursuant to an agreement to be signed on the date of this prospectus. We believe that the inclusion in the trust account of the purchase price of the sponsor’s warrants is a benefit to our public shareholders because additional proceeds will be available for distribution to them if a liquidation of our trust account occurs prior to the consummation of our initial business combination. Except as described below, proceeds in the trust account will not be released until the earlier of our consummation of our initial business combination or our liquidation of the trust account. Unless and until our initial business combination is consummated, proceeds held in the trust account will not be available for our use for any purpose, including the payment of expenses related to (i) this offering, and (ii) the investigation, selection and negotiation of an agreement with one or more target businesses, except that there can be released to us from the trust account (a) interest income earned on the trust account balance to pay our tax obligations, (b) interest income earned of up to $2,000,000 on the trust account balance to fund our working capital requirements, and (c) payments to public shareholders who properly exercise their shareholder redemption rights; provided, however, that we will not be allowed to withdraw interest income earned on the trust account for our working capital requirements unless we have sufficient funds available to us (including interest income on the trust account) to pay our tax obligations on such interest income or otherwise then due at that time. With these exceptions, expenses incurred by us while seeking a business combination may be paid prior to an initial business combination only from the net proceeds of this offering not held in the trust account (initially, $545,000).
Limited payments to insiders:
There will be no fees, reimbursements or other cash payments paid to our sponsor, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is) other than:
• repayment of a non-interest bearing loan of up to $200,000 made to us by our sponsor; and

•

reimbursement for any expenses incident to this offering and identifying, investigating and consummating an initial business combination with one or more target businesses. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, only up to $2,000,000 of the interest income earned on the balance in the trust account may be used to reimburse for such out-of-pocket expenses unless we consummate an initial business combination.

Our audit committee will review and approve all reimbursements made to our sponsor, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Release of funds in the trust account upon consummation of our initial business combination:
All amounts held in the trust account that are not distributed to public shareholders who properly exercise their shareholder redemption rights (as described below) or previously released to us as interest income for our working capital requirements and tax obligations, will be released on closing of our initial business combination with one or more target businesses, subject to compliance with the conditions to consummating an initial business combination that are described below. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses with which our initial business combination occurs. If our initial business combination is paid for using equity, debt or other securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of the acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies or for working capital.
Amended and restated memorandum and articles of association:
As discussed below, there are specific provisions in our amended and restated memorandum and articles of association, including the requirement to seek shareholder approval of our initial business combination and to provide for shareholder redemption rights of public shareholders if they do not approve of such an initial business combination, that will be in effect as of the date of this prospectus and that may only be amended by a consent of 66.66% of the issued and outstanding ordinary shares voting at a meeting in which the holders of 95% of the issued and outstanding ordinary shares must be present in person or by proxy in order to constitute a quorum. All other provisions of our amended and restated memorandum and articles of association may be amended with the consent of 66.66% of the issued and outstanding shares present in person or by proxy at a meeting in which the holders of a majority of the issued and outstanding ordinary shares must be present in person or by proxy in order to constitute a quorum.
Our amended and restated memorandum and articles of association, which will be in effect as of the date of this prospectus, also provides that if after 18 months from the consummation of this offering we have not consummated our initial business combination (or 24 months from the consummation of this offering if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination within such 18 month period), we are unable to consummate an initial business combination, we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders and automatically liquidate our trust account in accordance with the procedure in our amended and restated memorandum and articles of association. The shares held by the public shareholders will be cancelled and our sponsor will be the only remaining shareholder and we will continue to survive.
We view all of these provisions, including the provision requiring liquidation of our trust account by , 2012 (or , 2012 if there is an extension) and the requirement that the holders of 95% of the issued and outstanding ordinary shares must be present in person or by proxy to constitute a quorum with respect to the above-referenced provisions, which are contained in our amended and restated memorandum and articles of association, as obligations to our shareholders. Each of our sponsor, directors and officers has agreed not to make any proposal to amend or waive any of these provisions prior to the consummation of our initial business combination.
Shareholders must approve initial business combination:
We will seek shareholder approval before effecting our initial business combination regardless of the type of transaction it is, even if the initial business combination would not ordinarily require shareholder approval under applicable law.
We will proceed with an initial business combination only if (i) a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of the business combination and (ii) no more than 49.9% of the shares sold in this offering properly exercise their shareholder redemption rights. Accordingly, it is our intention in every case to structure our proposed initial business combination such that we can proceed with our initial business combination if no more than 49.9%, on a cumulative basis, of the public shareholders exercise their shareholder redemption rights. In connection with the vote required for our initial business combination, a majority of our issued and outstanding shares (whether or not held by public shareholders) present in person or by proxy will constitute a quorum. Redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and the liquidation of the trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust not released to us for working capital purposes and as a result have a higher redemption price, and we will retain the difference to the extent of a liquidation of the trust account.
Conditions to consummating our initial business combination:
Our initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the balance in the trust at the time of such initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights. If we acquire less than 100% of a target business in our initial business combination, the aggregate fair market value of the portion we acquire must equal at least 80% of the balance in the trust account at the time of such initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights. However, we will always acquire at least a controlling interest in a target business (meaning more than 50% of the voting securities of the target business), although after the consummation of the business combination our existing shareholders may own less than a majority of the voting securities of the combined businesses. We may seek to consummate an initial business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the balance in the trust account. However, we may need to obtain financing to consummate such an initial business combination and have not taken any steps to obtain any such financing.
We will consummate our initial business combination only if our shareholders approve the consummation of that transaction, as set forth above.
Shareholder redemption rights for shareholders voting to reject our initial business combination:
We will not complete our proposed initial business combination if public shareholders owning more than 49.9% of the shares sold in this offering vote against the initial business combination and properly exercise their shareholder redemption rights. We will not increase or decrease the shareholder redemption threshold prior to the consummation of our initial business combination. We have set the shareholder redemption percentage at 49.9% in order to reduce the likelihood that a small group of investors holding a block of our ordinary shares will be able to stop us from completing an initial business combination or extending the period of time in which we may complete an initial business combination that may otherwise be approved by a large majority of our public shareholders. Redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and proceeds received from the liquidation of the trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust not released to us for working capital purposes and as a result have a higher redemption price, and we will retain the difference to the extent of a liquidation of the trust account. If our initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination will not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account, even if they have chosen to exercise their shareholder redemption rights. Our sponsor and all of our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering in the same manner as a majority of the ordinary shares voted by the public shareholders in connection with any vote required to approve our initial business combination. They also have agreed to vote any shares acquired by them in this offering or in the aftermarket in favor of an initial business combination. As a result the sponsor will not be able to exercise shareholder redemption rights with respect to any of our ordinary shares that they may acquire prior to, in or after this offering under any circumstances; however, the sponsor will be entitled to a pro-rata amount in trust with respect to ordinary shares acquired in the aftermarket.
Public shareholders who redeem their ordinary shares for a pro rata share of the trust account will be paid their shareholder redemption price promptly following the consummation of our initial business combination and will continue to have the right to exercise any warrants they own. The initial per share shareholder redemption price is $10.00 per share, without taking into account any interest earned on such funds.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from exercising shareholder redemption rights with respect to more than 10% of the ordinary shares sold in this offering in connection with the shareholder vote required to approve our initial business combination. Shares redeemed in connection with the vote on the initial business combination will be aggregated for purposes of this 10% limit. We believe this restriction will discourage shareholders from accumulating large blocks of ordinary shares before the vote held to approve a proposed business combination and attempting to use the shareholder redemption right as a means to force us or our management to purchase their ordinary shares at a significant premium to the then current market price. Absent this provision, a public shareholder who owns in excess of 10% of the ordinary shares sold in this offering could threaten to vote against a proposed business combination and exercise shareholder redemption rights, regardless of the merits of the transaction, in order to obtain certain advantages. By limiting a shareholder’s ability to redeem only 10% of the ordinary shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction.
Further, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the initial business combination or to deliver their shares to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option no later than the business day immediately preceding the vote on the initial business combination. The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, if we were to include this requirement, a shareholder would have from the time we send out our proxy statement through the vote on the initial business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. See “Proposed Business — Effecting an Initial Business Combination — Shareholder Redemption Rights” for a more complete discussion.

Public shareholders who exercise their shareholder redemption rights will continue to retain all rights with respect to the warrants included as part of the units purchased in this offering that they hold.
If the initial business combination is not approved or completed for any reason, then public shareholders voting against our initial business combination, who exercised their shareholder redemption rights would not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then in the trust account. If we have required public shareholders to deliver their certificates prior to the meeting, we will promptly return such certificates to the public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount then in the trust account only in the event that such shareholder votes for the initial business combination and the initial business combination was duly approved and subsequently completed or in connection with our liquidation of our trust account.
Automatic liquidation of the trust account if no initial business combination:
As described above, if we are unable to consummate an initial business combination within 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination) from the consummation of this offering, we will notify our shareholders that we will compulsorily repurchase, within five business days, all shares held by the public shareholders and automatically liquidate our trust account in accordance with the procedure in our amended and restated memorandum and articles of association.
We cannot assure you that the per-share distribution from the trust account, if we liquidate the trust account, will not be less than $10.00 per ordinary share, plus interest then held in the trust account for the following reasons:
Although we will seek to have all third parties (other than our independent accountants, but including vendors, which means entities that provide goods and services to us) or other entities we engage after this offering, prospective target businesses and providers of financing, if any, enter into agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that vendors, prospective target businesses or other entities will execute such waivers or, even if they execute such waivers, that they would be prevented from bringing claims against or directly or indirectly seeking recourse to the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our efforts to consummate our initial business combination. Each of ACM and our sponsor has agreed that it will be jointly and severally liable, by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, the agreement entered into by our sponsor specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from our sponsor that it has sufficient funds available to satisfy this indemnification obligation to us, we believe that our sponsor will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, in the event that our sponsor has liability to us under these indemnification arrangements, we cannot assure you that it will have the assets necessary to satisfy those obligations. See “Risk Factors — If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share price from the liquidation of the trust account received by shareholders may be less than $10.00 per share.”
If we are unable to conclude an initial business combination and we expend all of the net proceeds from this offering and the sale of the sponsor’s warrants not deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per-share price from the liquidation of the trust account will be approximately $10.075 (or approximately $10.036 per share if the underwriters’ over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are payable in preference to the claims of our shareholders. Additionally, if we become insolvent or if a petition to wind up the company is filed against us that is not dismissed, the proceeds held in the trust account will be subject to applicable Cayman Islands insolvency and liquidation law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders (including claims of our shareholders for amounts owed to them as a result of the redemption or repurchase of our shares). To the extent any such claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per ordinary share.
Survival after liquidation of trust account:
In the event that we fail to consummate a business combination by , 2012 (eighteen months from the closing of this offering) or , 2012 (twenty- four months from the closing of this offering) if the period to complete our business combination has been extended, we will liquidate the trust account, within five business days, pursuant to the procedures in our amended and restated memorandum and articles of association. Following such liquidation, each shareholder, other than our initial shareholder, shall have their shares repurchased using the proceeds from the liquidation of our trust account and such shares shall be cancelled, leaving our initial shareholder as the only shareholder. We will continue in existence as a public shell company and, subject to the provisions of our Amended and Restated Memorandum and Articles of Association, our management will have broad discretion to determine the future of our business, if any. In addition, as substantially all of our assets are expected to be distributed pursuant to the liquidation of our trust account, unless we obtain third-party financing, the surviving public shell company will have limited, or no, financial resources to pursue a new business.
Escrow of securities:
On the date of this prospectus, the sponsor’s ordinary shares and sponsor’s warrants will be placed into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. These securities will not be transferable during the escrow period except to permitted transferees and will not be released from escrow until the applicable transfer restrictions described above no longer apply.
Audit committee to monitor compliance:
Effective upon consummation of this offering, we will establish, and will maintain, an audit committee to, among other things, monitor compliance on a quarterly basis with the terms described above and the other terms relating to this offering. If any noncompliance is identified, then the audit committee will be charged with the responsibility to promptly take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering. Our audit committee will review and approve all reimbursements made to our sponsor, officers, directors or their affiliates and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

Determination of offering amount:
We agreed to value the offering at $40,000,000 based on the previous transactional experience of our management team. We also considered the size of the offering to be an amount we believed could be successfully utilized in our initial business combination. This belief is not based on any research, analysis, evaluations, discussions, or compilations of information with respect to any particular investment or any such action undertaken in connection with our organization. We cannot assure you that our belief is correct, that we will be able to successfully identify target businesses, that we will be able to obtain any necessary financing or that we will be able to consummate a transaction with one or more target businesses. We may utilize the cash proceeds of this offering and the private placement of the sponsor’s warrants, our share capital, debt, other securities or a combination of these as the consideration to be paid in our initial business combination.

RISKS

We are a newly incorporated company that has conducted no operations and has generated no revenues. Until we complete an initial business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 25 of this prospectus.

SUMMARY FINANCIAL DATA

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements and related notes, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	As of June 22, 2010
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$11,704	$11,704
Total assets	$55,000	$40,900,000
Total liabilities	$43,296	$43,296
Value of ordinary shares which may be redeemed for cash	$0	$20,109,700
Shareholders’ equity	$11,704	$20,747,004

The “as adjusted” information gives effect to the sale of the units we are offering including the application of the related gross proceeds, the receipt of $2,170,000 from the sale of the sponsor’s warrants and the payment of the estimated remaining expenses of this offering. It also gives effect to the repurchase of 287,500 shares from the sponsor on October 5, 2010 for an aggregate purchase price of $1.00.

The “as adjusted” total assets amounts include approximately $40,300,000 to be held in the trust account, which will be distributed to us on completion of our initial business combination. We will use such funds to pay amounts owed to any public shareholders who properly exercise their shareholder redemption rights. All such proceeds will be distributed to us from the trust account only upon the consummation of an initial business combination within 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination within such 18 month period) from the consummation of this offering. If an initial business combination is not so consummated, any net assets outside of the trust account and the proceeds held in the trust account, and all interest thereon, net of interest income on the trust account balance previously released to us to pay our tax obligations and interest income of up to $2.0 million on the trust account balance previously released to us to fund our working capital requirements, will be distributed solely to our public shareholders as part of our liquidation of our trust account, within five business days, pursuant to the procedures in our amended and restated memorandum and articles of association.

We will not consummate an initial business combination if public shareholders owning 49.9% or more of the ordinary shares sold in this offering vote against the initial business combination and properly exercise their shareholder redemption rights. If shareholders owning up to 49.9% of the ordinary shares sold in this offering properly exercise their shareholder redemption rights, we would be required to redeem for cash up to 49.9% of the ordinary shares sold in this offering at an initial per-share redemption price of approximately $10.075 for approximately $20,109,700 in the aggregate (or approximately $10.036 per share for approximately $23,036,634 in the aggregate if the underwriters exercise their over-allotment option in full). The actual per-share redemption price will be equal to:

•	the aggregate amount then on deposit in the trust account as of two business days prior to the proposed consummation of an initial business combination,
•	divided by the number of ordinary shares sold in this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the material risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. We believe that the risks described below are all of the material risks we face. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Associated with Our Business

We are a recently incorporated development stage company with no operating history and no revenues, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results. Therefore, our ability to begin operations is dependent upon obtaining financing through this offering. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to consummate our initial business combination with one or more operating businesses. We have no plans, arrangements or understandings with any prospective target business concerning an initial business combination and we have neither identified, nor been provided with the identity of, any prospective target businesses. Neither we nor any representative acting on our behalf have had any contacts or discussions with any prospective target business regarding our initial business combination or taken any direct or indirect measures to locate a specific target business or consummate our initial business combination. As a result, you have a limited basis to evaluate whether we will be able to identify an attractive target business. We will not generate any revenues (other than interest income on the proceeds from this offering and the private placement) until, if at all, after the consummation of our initial business combination. We cannot assure you as to when, or if, our initial business combination will occur. If we expend all of the $545,000 in proceeds from this offering not held in trust and interest income earned of up to $2.0 million on the balance of the trust account (net of taxes) that may be released to us to fund our working capital requirements in seeking our initial business combination, but fail to complete a business combination, we will never generate any operating revenues.

We may not be able to consummate an initial business combination within the required time frame, in which case, we would be forced to distribute the trust account proceeds and liquidate our trust account.

Pursuant to our amended and restated memorandum and articles of association, we have 18 months from the completion of this offering in which to consummate our initial business combination (24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination prior to  . 2012). If we fail to consummate our initial business combination within the required time frame, this will trigger the compulsory repurchase by us, within five business days, of all shares held by the public shareholders and the distribution of amounts in the trust account by paying each public shareholder a pro rata portion of the amount in the trust account in return for such shareholder’s shares (which will be subsequently cancelled upon completion of the redemption of such shares).

The foregoing requirements are set forth in Article 47, which we refer to as our business combination articles, in our amended and restated memorandum and articles of association and may not be amended except by approval of 66.66% of the issued and outstanding shares at a meeting where the holders of 95% of the outstanding ordinary shares must be present in order to constitute a quorum. We may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of our initial business combination. Furthermore, we will be unable to consummate an initial business combination if holders of 49.9% or more of the shares included in the units sold in this offering vote against the initial business combination and exercise their shareholder redemption rights for a pro rata share of the trust account, even if a majority of our public shareholders approve the transaction. We do not have any specific business combination under consideration, and neither we, nor any representative acting on our behalf, has had any contact with any target businesses regarding an initial business combination, nor taken any direct or indirect actions to locate or search for a target business.

If we are forced to liquidate our trust account before the completion of an initial business combination and distribute the trust account, our public shareholders may receive less than $10.00 per share and our warrants may expire worthless.

If we fail to sign a definitive agreement with respect to our initial business combination, or if we fail to complete an initial business combination within 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination), we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders using the proceeds in our trust account.

In these circumstances, the per-share repurchase distribution may be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking an initial business combination. If we were unable to conclude our initial business combination and have expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $2.0 million in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share repurchase amount for the shares issued in this offering would be $10.00. Furthermore, there will be no distribution with respect to our outstanding warrants.

If we are unable to consummate an initial business combination, our public shareholders will be forced to wait the full 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination) before receiving the trust account proceeds.

We have 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination within such 18 month period) in which to complete our initial business combination. If we do not consummate our initial business combination during such time period, we will notify our shareholders that we will compulsorily repurchase, within five business days, all shares held by the public shareholders.

We have no obligation to return funds to investors prior to the expiration of 18 months (or 24 months) unless we consummate an initial business combination prior thereto and only then in cases where investors have properly sought shareholder redemption of their shares. Only after the expiration of this full time period will public shareholders be entitled to repurchase distributions if we are unable to complete an initial business combination. Accordingly, investors’ funds may be unavailable to them until such date.

We may proceed with an initial business combination even if public shareholders owning 49.9% of the shares sold in this offering (minus one ordinary share) exercise their shareholder redemption rights.

We may proceed with an initial business combination even if public shareholders owning not more than 49.9% less one share of the shares sold in this offering vote against the initial business combination and exercise their shareholder redemption rights. Accordingly, shareholders holding no more than 49.9% of the ordinary shares purchased in this offering may exercise their shareholder redemption rights as described above and we could still consummate a proposed business combination. We have set the shareholder redemption percentage at 49.9% in order to reduce the likelihood that a small group of investors holding a block of our ordinary shares will be able to prevent an initial business combination from being completed that is otherwise approved by a majority of our public shareholders.

Our initial business combination may require us to use substantially all of our cash to pay the purchase price. In such a case, because we will not know how many shareholders may exercise such shareholder redemption rights, we may need to arrange third party financing to help fund our business combination in case a larger percentage of shareholders exercise their shareholder redemption rights than we expect. Additionally, even if our initial business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of shareholders exercise their shareholder redemption rights, we will have less cash available to use in furthering our business plans following an initial business combination and may need to arrange third party financing. We have not taken any steps to obtain third party financing for either situation. We may not be able to obtain such third party financing on terms favorable to us if at all.

You will not be entitled to protections normally afforded to investors of blank check companies.

Since the net proceeds of this offering are intended to be used to complete an initial business combination with a target business that has not been identified, we may be deemed to be a “blank check” company under the United States securities laws. However, since our securities will be listed on the Nasdaq Capital Market, a U.S. national securities exchange, and we will have net tangible assets in excess of approximately $40 million upon the successful consummation of this offering and will file a Report of Foreign Private Issuer on Form 6-K or on Form 8-K, as applicable, including an audited balance sheet demonstrating this fact, we are exempt from rules promulgated by the U.S. Securities and Exchange Commission, or the SEC, to protect investors in blank check companies such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules such as completely restricting the transferability of our securities, requiring us to complete an initial business combination within 18 months of the effective date of the initial registration statement and restricting the use of interest earned on the funds held in the trust account. Because we are not subject to Rule 419, among other things, our units will be immediately tradable, we will be entitled to withdraw up to $2.0 million of interest, after taxes, earned on the funds held in the trust account prior to the completion of our initial business combination and we have a longer period of time to complete our initial business combination than we would if we were subject to such rule. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see “Proposed Business — Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419.”

Because of our limited resources and structure, we may not be able to consummate an attractive initial business combination.

We expect to encounter intense competition from entities other than blank check companies having an initial business objective similar to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater financial, technical, human and other resources than we do. Our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. As of August 18, 2010, 96 of the 163 blank check companies that have gone public in the United States since August 2003 have either consummated a business combination or entered into a definitive agreement for a business combination and 64 companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their shareholders. This may indicate that there are fewer attractive target businesses available to such entities like our company or that many target businesses are not inclined to enter into these types of transactions with publicly held blank check companies like ours. Further:

•	our obligation to seek shareholder approval of our initial business combination may cause us to be viewed as a less attractive buyer compared to buyers who do not need such approval given the time required to seek such approval and the concomitant potential delay in the consummation of a transaction;
•	our obligation to redeem into cash up to 49.9% (minus one share) of the ordinary shares held by public shareholders in certain instances may materially reduce the resources available for a business combination; and
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

These obligations may place us at a competitive disadvantage in successfully negotiating our initial business combination. We cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target business within the required time period, we will be forced to liquidate our trust account.

If the net proceeds of this offering not being held in the trust account, together with the $2.0 million of interest in the trust account (net of taxes) which may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 18 months (or 24 months if extended), we may be unable to complete an initial business combination.

We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination), assuming that an initial business combination is not consummated during that time. However, we cannot assure you that our estimates will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a “no-shop” provision (a provision in letters of intent designed to keep target businesses from “shopping” around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit the funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

We may require shareholders who wish to redeem their shares in connection with a proposed initial business combination to comply with specific requirements for shareholder redemption that may make it more difficult for them to exercise their shareholder redemption rights prior to the deadline for exercising their rights.

We may require public shareholders who wish to redeem their shares in connection with a proposed initial business combination to either physically tender their certificates, if they hold physical share certificates, to our transfer agent at any time prior to the vote taken at the shareholder meeting relating to such business combination or to deliver their shares to the transfer agent electronically using the Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System. While we have been advised that it takes a short time to deliver shares through the DWAC System, we cannot assure you of this fact, or of the amount of time required to deliver physical share certificates. Accordingly, if it takes longer than we anticipate for shareholders to deliver their shares, shareholders who wish to redeem may be unable to meet the deadline for exercising their shareholder redemption rights and thus may be unable to redeem their shares.

Public shareholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking shareholder redemption rights with respect to more than 10% of the shares sold in this offering.

In connection with any shareholder approval to approve our initial business combination, we will offer each public shareholder the right to have his, her, or its ordinary shares redeemed for cash if the shareholder votes against the consummation of our initial business combination, if, our initial business combination is approved and completed. Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from exercising redemption rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, in connection with the shareholder vote, required to approve our initial business combination. Accordingly, if you, alone or as part of such a partnership, syndicate or group, purchase more than 10% of the shares sold in this offering you will not be able to seek shareholder redemption rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time or that the market price of the ordinary shares will exceed the per-share redemption price.

After we consummate our initial business combination, we may be required to take write-downs or write-offs, restructuring, and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our ordinary share price, which could cause you to lose some or all of your investment.

We must conduct a due diligence investigation of each target business we intend to acquire. Intensive due diligence is time consuming and expensive due to the operations, accounting, finance, legal and other professionals who must be involved in the due diligence process. Even though we intend to conduct extensive due diligence on a target business with which we combine, we cannot assure you that this due diligence will reveal all material issues that may affect a particular target business, or that factors outside the control of the target business and outside of our control will not later arise. If our due diligence fails to identify issues specific to a target business, industry or the environment in which a target business operates and we subsequently consummate a business combination with that target, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and may not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete an initial business combination since we will depend on interest earned on the trust account to fund our search, to pay our tax obligations and to complete our initial business combination.

Of the net proceeds of this offering, only $545,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $2.0 million in additional working capital that we will need to identify one or more target businesses and to consummate our initial business combination, as well as to pay any tax obligations that we may owe. Although we do not know the exact rate of interest to be earned on the trust account, we believe that the recent historical interest rates of U.S. Treasury Bills with less than six months maturities are indicative of the interest to be earned on the funds in the trust account. According to the Federal Reserve Statistical Release dated August 3, 2010, which appears on the Federal Reserve website, U.S. Treasury Bills with four week, three month and six month maturities were approximately yielding, as of the week ended August 3, 2010, .15%, .16% and .20% per annum, respectively. While we cannot assure you the balance of the trust account will be invested to yield these rates, we believe such rates are representative of those we may receive on the balance of the trust account. While we do not necessarily expect to receive interest income of $2.0 million from the trust account, we are entitled to have released to us for such purposes up to $2.0 million in interest earned on the funds in the trust account. Without a substantial increase in interest rates, however, we may not have sufficient funds available with which to structure, negotiate or close an initial business combination. In such event, we would need to borrow funds from our sponsor, officers or directors to operate or may be forced to liquidate our trust account. Our sponsor, officers or directors are under no obligation to advance funds in such circumstances.

If third parties bring claims against us, the proceeds held in trust could be reduced and the per-share price from the liquidation of our trust received by shareholders may be less than $10.00 per share.

Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all vendors and service providers we engage, and prospective target businesses we negotiate with, and other entities with which we do business execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders, there is no guarantee that they will execute such agreements and the execution of such an agreement is not a condition to our doing business with anyone. Furthermore, there is no guarantee that, even if such entities execute such agreements with us, they will not seek recourse against the trust account, nor is there any guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse directly or indirectly against the trust account for any reason. There is also no guarantee that a court would uphold the validity of such agreements. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination.

Accordingly, the proceeds held in trust could be subject to claims which could take priority over those of our public shareholders and, as a result, the per-share price from the liquidation of our trust account could be less than $10.00 due to claims of such creditors. If we distribute amounts held in trust to our public shareholders pursuant to the exercise of shareholder redemption rights in connection with the consummation of our initial business combination, or if we liquidate our trust account before the completion of our initial business combination, each of ACM and our sponsor has agreed that it will be jointly and severally liable, by means of direct payment to the trust account, to ensure that the amount in the trust account is not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us. However, there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. Based upon representations from our sponsor that it will have sufficient funds available to satisfy its indemnification obligations to us, we believe that our sponsor and ACM will be able to satisfy any indemnification obligations that may arise given the limited nature of the obligations. However, in the event they have liability to us under these indemnification arrangements, we cannot assure you that they will have the assets necessary to satisfy those obligations. Furthermore, there could be claims from parties other than vendors or target businesses that would not be covered by this indemnity, such as shareholders and other claimants who are not parties in contract with us who file a claim for damages against us. Obtaining trust fund waivers from prospective target businesses and vendors, and the contractual commitments we have received from our sponsor discussed above, are the only actions we will take to ensure that the funds in the trust account are not depleted by claims against the trust. Because we will seek to have all vendors (other than our independent accountants), providers of financing and prospective target businesses execute agreements with us waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, we believe the likelihood of our sponsor having any such obligations is minimal. However, there is no guarantee that vendors, prospective target businesses or other entities will execute such waivers, or even if they execute such waivers that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. Notwithstanding the foregoing, we have questioned our sponsor with respect to their financial net worth and reviewed their financial information and believe that they will be able to satisfy any indemnification obligations that may arise. However, we cannot assure you that they will be able to satisfy those obligations. Therefore, we cannot assure you that the per-share distribution from the trust account, if we liquidate our trust account, will not be less than $10.00, plus interest, due to such claims.

Additionally, if we became insolvent or a petition to wind up our company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable Cayman Islands insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders (including claims of our shareholders for amount owed to them as a result the redemption or repurchase of our shares). To the extent any insolvency claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per share.

Our shareholders may be held liable for claims by third parties against us to the extent of distributions received by them.

Our amended and restated memorandum and articles of association provides that if after 18 months (or 24 months, if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination) from the completion of this offering we have not consummated our initial business combination, we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders, including the repayment of our shareholders, using the proceeds of our trust account.

To the extent any claims deplete the trust account we cannot assure you we will be able to return to our public shareholders the repurchase amounts payable to them. In addition, under certain limited circumstances, distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a Cayman Islands court could order that amounts received by our shareholders be repaid to us.

An effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise his, her or its warrants and causing such warrants to expire worthless.

No warrant held by public shareholders will be exercisable and we will not be obligated to issue ordinary shares upon any such exercise unless, at the time a holder seeks to exercise a warrant, we have a registration statement under the Securities Act in effect covering the ordinary shares issuable upon the exercise of the warrants and a current prospectus relating to the resale of those ordinary shares. Under the terms of the warrant agreement, we have agreed to use our best efforts to have a registration statement in effect covering the ordinary shares issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the later of the expiration of the warrants or the exercise of all of the warrants. However, we cannot assure you that we will be able to do so. We will not be required to net cash settle the warrants if we do not maintain a current prospectus or in any other circumstances whatsoever. In such event, the warrants held by public shareholders may have no value, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

An investor will only be able to exercise a warrant if the issuance of ordinary shares upon the exercise has been registered or qualified or is deemed exempt under the securities laws of the state or jurisdiction of residence of the holder of the warrants.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless the issuance of the ordinary shares upon an exercise has been registered or qualified or deemed to be exempt under the securities laws of the state or jurisdiction of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of ordinary shares by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of ordinary shares upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (the later of our completion of an initial business combination and one year from the date of this prospectus), we expect to continue to be listed on a national securities exchange, which would provide an exemption from registration in every state or to seek another exemption from registration in such states. Accordingly, we believe holders in every state will be able to exercise their warrants as long as our prospectus relating to the ordinary shares issuable upon exercise of the warrants is current. However, we cannot assure you of this fact. As a result, the warrants may be deprived of any value, the market for the warrants may be limited and the holders of warrants may not be able to exercise their warrants and they may expire worthless if the ordinary shares issuable upon such exercise is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside.

Since we have not yet selected any target industry or target business with which to complete an initial business combination, we are unable to currently ascertain the merits or risks of our business’ operations.

Because we have not yet identified a prospective target industry or target business, investors in this offering currently have no basis to evaluate the possible merits or risks of the target business’ operations. To the extent we complete an initial business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of such entities. Although our management team will evaluate the risks inherent in a particular target business, we cannot assure you that they will properly ascertain or assess all of the significant risk factors. We also cannot assure you that an investment in our units will ultimately prove to be more favorable to investors than a direct investment, if such opportunity were available, in a target business. Except for the limitation that a target business have a fair market value of at least 80% of the balance in the trust account, we will have virtually unrestricted flexibility in identifying and selecting a prospective acquisition candidate.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against the business combination submitted to our shareholders for approval.

At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential initial business combination will be limited to voting for or against the initial business combination submitted to our shareholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of public shareholders vote for the proposed initial business combination. Alternatively, a proposal that you vote for could still be rejected if a sufficient number of public shareholders vote against the proposed initial business combination or, even if approved by the affirmative vote of a majority of our outstanding shares, if holders owning more than 49.9% of our outstanding shares sold in this offering elect to exercise their shareholder redemption rights.

We are not required to obtain a fairness opinion from an independent investment banking firm as to the fair market value of the target business unless our board of directors is unable to independently determine the fair market value.

The fair market value of the target will be determined by the disinterested members of our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential revenues, earnings and cash flow and/or book value). If our board is not able to independently determine that the target business has a sufficient fair market value, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of Financial Industry Regulatory Authority, or FINRA, with respect to the satisfaction of such criteria. We will not be required to obtain an opinion from an investment banking firm as to the fair market value if our board of directors independently determines that the target business complies with the 80% threshold.

There are inherent risks in our board of directors performing its own valuation and analysis in determining the fair market value of a target business.

Our board of directors may have limited experience in valuing certain business prospects of target businesses, especially those outside of emerging markets. Our board of directors is not required to provide shareholders with any information regarding their valuations and analysis or to quantify the value of any target business. Therefore, in any such event, you may have a limited basis for evaluating our board of directors’ decisions in this area.

If we seek to effect an initial business combination with an entity that is directly or indirectly affiliated with members of our management team, conflicts of interest could arise.

Despite our agreement to obtain an opinion from an independent investment banking firm that an initial business combination with an affiliated entity is fair to our unaffiliated shareholders from a financial point of view and to have any such transaction approved by a majority of our disinterested independent directors, potential conflicts of interest may still exist, and, as a result, the terms of the initial business combination may not be as advantageous to our public shareholders as they would have been absent any conflicts of interest.

We may issue ordinary or preferred shares or debt or other securities to consummate our initial business combination. Issuance of our equity securities would reduce the equity interest of our shareholders and may cause a change in control of our ownership, while the issuance of debt or other securities may have a significant impact on our ability to utilize our available cash.

Our amended and restated memorandum and articles of association, which will be in effect at the time of consummation of this offering, authorizes the issuance of up to 100,000,000 ordinary shares, par value $0.0001 per share, and 1,000,000 preferred shares, par value $0.0001 per share. Immediately after this offering and the purchase of the sponsor’s warrants (assuming no exercise of the underwriters’ over-allotment option), there will be 86,260,000 authorized but unissued ordinary shares available for issuance (after appropriate reservation for the issuance of the shares upon full exercise of our outstanding warrants, including the sponsor’s warrants and public shareholders’ warrants) and all of the 1,000,000 preferred shares available for issuance. Although we have no commitment as of the date of this offering, we may issue a substantial number of additional shares of our ordinary or preferred shares, or a combination of ordinary and preferred shares, to complete an initial business combination. The issuance of additional ordinary shares or any number of our preferred shares:

•	may significantly reduce your equity interest in us;
•	may subordinate the rights of holders of ordinary shares if we issue preferred shares with rights senior to those afforded to our ordinary shares;
•	may cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;
•	may have the effect of delaying or preventing a change of control of us by diluting the ordinary share ownership or voting rights of a person seeking to obtain control of our company; and
•	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, we have no limitation as to the amount of debt securities we could issue and, if we issue debt or other securities, it could result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination are insufficient to repay our debt obligations;
•	acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and
•	our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

The value of your investment in us may decline if any of these events occur.

Resources could be wasted in researching business combinations that are not consummated, which could materially adversely affect subsequent attempts to locate and consummate our initial business combination with a target business.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to proceed with a specific initial business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the initial business combination for any number of reasons including those beyond our control, such as that more than 49.9% of our public shareholders vote against the initial business combination and opt to have us redeem their shares for a pro rata share of the trust account even if a majority of our public shareholders approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and consummate our initial business combination with a target business.

Our ability to successfully effect an initial business combination and to be successful thereafter will be totally dependent upon the efforts of our key personnel, some of whom may stay with us following an initial business combination.

Our ability to successfully effect an initial business combination is dependent upon the efforts of our executive officers, including Messrs. Johnston and Piovanetti with the support of certain officers and employees of ACM and/or its affiliates. We believe that our success depends on the service of these individuals, at least until we have consummated our initial business combination. We cannot assure you that these individuals will remain with us or will be available for the immediate or foreseeable future. In addition, none of our officers is required to commit any specified amount of time to our affairs and, accordingly, they could have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have employment agreements with, or key-man insurance on the life of, any of our officers. The unexpected loss of the services of our key personnel could have a detrimental effect on us.

The role of our key personnel in the target business cannot presently be ascertained. Although some of our key personnel may remain with the target business in senior management or advisory positions following our initial business combination, it is likely that some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after our initial business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a public company which could require us to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues that may adversely affect our operations.

Our key personnel may negotiate employment or consulting agreements with a target business in connection with a particular initial business combination. These agreements may provide for them to receive compensation following our initial business combination and as a result, may cause them to have conflicts of interest in determining whether a particular potential initial business combination is the most advantageous.

Our key personnel will be able to remain with the company after the consummation of an initial business combination only if they are able to negotiate employment or consulting agreements in connection with our initial business combination. Such negotiations would take place simultaneously with the negotiation of that business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of our initial business combination. To the extent one of our officers or directors enters into such an agreement, the entry into any employment or consulting agreement will be disclosed to the shareholders and such agreement will be provided to the shareholders in the soliciting materials for a shareholder vote. The personal and financial interests of such individuals may influence their motivation in identifying and selecting a target business.

The officers and directors of an acquisition candidate may resign upon consummation of our initial business combination.

The role of an acquisition candidate’s key personnel upon the consummation of our initial business combination cannot be ascertained at this time. Although we contemplate that certain members of an acquisition candidate’s management team will remain associated with us following our initial business combination, it is possible that members of the management of an acquisition candidate will not wish to remain in place.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for our initial business combination and is in our best interests.

Unless we consummate our initial business combination, our officers, directors and/or our sponsor will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that expense reimbursement would cause us to exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account up to a maximum of $2 million (net of taxes) that may be released to us as working capital. Our officers and directors may, as part of any initial business combination, negotiate the repayment of some or all of any such excess expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers’ and directors’ motivation in selecting a target business and therefore there may be a conflict of interest when determining whether a particular initial business combination is in our best interests.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our ability to consummate our initial business combination.

Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of an initial business combination. All of our executive officers and directors are engaged in several other business endeavors and are not obligated to devote any specific number of hours to our affairs. Although we expect our officers and directors to devote the time and attention necessary to fulfill their fiduciary duty to us, the possibility remains that, if our officers’ and directors’ other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate an initial business combination. We cannot assure you that these conflicts will be resolved in our favor.

Our officers and directors are now, and may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us or that of our target business and accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

Our officers and directors may in the future become affiliated with entities, including other “blank check” companies, engaged in business activities similar to those intended to be conducted by us. Additionally, our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which currently they owe fiduciary duties or with respect to which they have a contractual obligation. As a result, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us. Accordingly, our officers and directors may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Certain of our officers and directors will, directly or indirectly own shares issued prior to this offering. In addition, certain of our officers and directors may acquire and own ordinary shares or warrants following this offering. Certain of these shares and warrants will not participate in liquidation distributions from our trust account and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for an initial business combination.

Certain of our officers and directors either directly or indirectly beneficially own, or are directors or officers of affiliates of our sponsor that owns sponsor’s ordinary shares that were issued prior to this offering and that has committed to purchase the sponsor’s warrants immediately prior to the consummation of this offering. Our sponsor has waived its right to receive distributions with respect to the sponsor’s ordinary shares upon our liquidation of the trust account if we are unable to consummate an initial business combination. Accordingly, the sponsor’s ordinary shares, as well as the sponsor’s warrants, and any underlying securities may be worthless if we do not consummate an initial business combination. The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing an initial business combination. Consequently, our directors’ and officers’ discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and is in our best interests.

The Nasdaq Capital Market may delist our securities from quotation on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We anticipate that our securities will be listed on the Nasdaq Capital Market, a national securities exchange, upon consummation of this offering. However, we cannot assure you of this fact. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Rule 5550(a) and 550(b) of the Nasdaq Capital Market Company Guide, which only requires that we meet certain requirements relating to shareholders’ equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the Nasdaq Capital Market in the future prior to an initial business combination. Additionally, in connection with our initial business combination, it is likely that the Nasdaq Capital Market will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the Nasdaq Capital Market delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

•	a limited availability of market quotations for our securities;
•	reduced liquidity with respect to our securities;
•	a determination that our ordinary shares are “penny stock” which will require brokers trading in our ordinary shares to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our ordinary shares;
•	a limited amount of news and analyst coverage for our company; and
•	a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

Our initial business combination must be with one or more target businesses having an aggregate fair market value of at least 80% of the balance in the trust account at the time of such acquisition plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating an initial business combination with only a single entity, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be solely dependent upon the performance of a single business.

Our lack of diversification may further subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the industry in which we ultimately operate and may expose us to higher risk than other entities that have the resources to complete several business combinations or that have diversified operations.

Alternatively, if we determine to simultaneously acquire several businesses and such businesses are owned by different sellers, we will need for each of the sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single operating business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

The ability of our shareholders to exercise their shareholder redemption rights may not allow us to effectuate the most desirable business combination or optimize our capital structure.

When we seek shareholder approval of any initial business combination, each public shareholder will have the right to redeem his, her or its ordinary shares for cash if that shareholder votes against our initial business combination, timely exercises its shareholder redemption rights, the business combination is approved and completed, and the public shareholder holds its shares through the closing of our initial business combination. Such holder must both vote for such initial business combination and then properly exercise his, her or its shareholder redemption rights by notifying us of such election to redeem at the appropriate time, as described in the proxy materials, to receive a pro rata portion of the trust account. Redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and proceeds from our trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust not released to us for working capital purposes and as a result have a higher redemption price, and we will retain the difference to the extent of a liquidation of our trust account. Accordingly, if our initial business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many shareholders may exercise such shareholder redemption rights, we may either need to reserve part of the trust account for possible payment upon conversion, or we may need to arrange third party financing to help fund our initial business combination in case a larger percentage of public shareholders exercise their shareholder redemption rights than we expect. Since we have no specific business combination under consideration, we have not taken any steps to secure third party financing. Therefore, we may not be able to consummate an initial business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having a leverage ratio that is not optimal for our initial business combination. This may limit our ability to effectuate the most attractive initial business combination available to us.

We may be unable to obtain additional financing, if required, to complete an initial business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be available to us, will be sufficient to allow us to consummate an initial business combination, because we have not yet identified any prospective target business, we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of the business combination, the depletion of the available net proceeds in search of a target business, or the obligation to redeem for cash a significant number of shares from dissenting shareholders, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business candidate. Even if we do not need additional financing to consummate an initial business combination, we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the target business. None of our officers, directors or shareholders is required to provide any financing to us in connection with or after an initial business combination.

Our sponsor controls a substantial interest in us and thus may influence certain actions requiring a shareholder vote.

Upon consummation of this offering, our sponsor (including certain of our officers and directors) will beneficially own 20% of our then issued and outstanding shares (assuming that none of them purchases any units in this offering). While our sponsor does not intend to purchase units in this offering, they are not prohibited from doing so or from purchasing units or our ordinary shares in the secondary market. If it does, our sponsor will have an even greater influence on matters requiring shareholder action.

Our board of directors is and will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual general meeting of shareholders to elect new directors prior to the consummation of an initial business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual general meeting, as a consequence of our “staggered” board of directors, only a minority of the board of directors will be considered for election and our sponsor, because of its ownership position, will have considerable influence regarding the outcome. Accordingly, our sponsor, officers and directors will continue to exert control at least until the consummation of an initial business combination.

Our sponsor paid an aggregate of approximately $25,000, or approximately $0.01739 per ordinary share, for the sponsor’s ordinary shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our shares.

The difference between the public offering price per share and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to you and the other investors in this offering. Our sponsor acquired the sponsor’s ordinary shares at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, assuming the over-allotment option of 600,000 additional units is not exercised and 150,000 sponsor’s ordinary shares, are compulsorily repurchased by us you and the other new investors will incur an immediate and substantial dilution of approximately 30.9% or $3.09 per share (the difference between the pro forma net tangible book value per share of $6.91, and the initial offering price of $10.00 per unit). The sale and exercise of warrants, including the sponsor’s warrants, would cause the actual dilution to investors to be higher, particularly where a cashless exercise is utilized.

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of our ordinary shares equals or exceeds $15.00 per share for any 20 trading days within a 30 trading-day period on the third business day prior to proper notice of such redemption provided that on the date we give notice of redemption and during the entire period thereafter until the time we redeem the warrants, we have an effective registration statement under the Securities Act covering the issuance of our ordinary shares underlying the warrants and a current prospectus relating thereto. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the sponsor’s warrants or sponsor’s warrants will be redeemable by us as long as they are held by the sponsor or its permitted transferees.

Our management’s ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer ordinary shares upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, our management will have the option to require any holder that wishes to exercise his warrant to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants and the difference between the “fair market value” and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of our ordinary shares for the 10 trading days ending on the third trading day prior to the date on which notice of redemption is sent to the holders of the warrants. If our management chooses to require holders to exercise their warrants on a cashless basis, the number of ordinary shares received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential “upside” of the holder’s investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our ordinary shares and make it more difficult to effect an initial business combination.

We will be issuing warrants to purchase 4,000,000 ordinary shares (or 4,600,000 ordinary shares if the underwriters’ over-allotment option is exercised in full) as part of the units offered by this prospectus. In addition, our sponsor has agreed to purchase an aggregate of 4,340,000 sponsor’s warrants in a private placement that will occur immediately prior to the consummation of this offering. To the extent we issue ordinary shares to effect an initial business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such securities, when exercised, will increase the number of issued and outstanding ordinary shares and reduce the value of the shares issued to complete the initial business combination. Accordingly, our warrants may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of a sale, of the ordinary shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future financing. If and to the extent these warrants are exercised, you may experience a substantial dilution of your holdings.

If our sponsor exercises its registration rights with respect to its ordinary shares, sponsor’s warrants, units purchased in this offering or the aftermarket and underlying securities, it may have an adverse effect on the market price of our ordinary shares and the existence of these rights may make it more difficult to effect an initial business combination.

The purchasers of sponsor’s ordinary shares and the sponsor’s warrants in this offering and their permitted transferees will be entitled to registration rights pursuant to an agreement to be signed prior to the effective date of this offering. The sponsor and the other holders of these securities will be entitled to an aggregate of four demands that we register their respective securities. They can elect to exercise these rights with respect to sponsor’s ordinary shares, sponsor’s ordinary shares, sponsor’s warrants, sponsor’s warrants, any of the units purchased in this offering or the aftermarket (including ordinary shares and warrants comprising any of the units and shares underlying any of the warrants) after the consummation of our initial business combination, provided that they may not offer or sell any of the related securities under that registration statement until, at the earliest, those securities are released from escrow, under the terms of the escrow agreement, and provided, further, that the estimated market value of the securities to be registered is at least $500,000 in the aggregate. The purchasers of sponsor’s ordinary shares in this offering and the sponsor’s warrants and their permitted transferees will also have certain “piggy-back” registration rights with respect to registration statements filed pursuant to this agreement. In general, we will bear the expenses incurred in connection with the filing of any such registration statements. However, the sponsor’s ordinary shares, will continue to be held in escrow and to be subject to transfer restrictions until (i) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $11.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (ii) with respect to

50% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, provided, however, that in any event all of the foregoing shares shall be released from escrow upon the first anniversary of the initial public offering, and in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. Assuming the underwriters do not exercise the over-allotment option and 150,000 of the sponsor’s ordinary shares are compulsorily repurchased by us, if all these holders exercise their registration rights with respect to all of their securities, then there will be an additional 1,000,000 ordinary shares eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our ordinary shares. In addition, the existence of these rights may make it more difficult to effectuate an initial business combination or increase the cost of acquiring the target business, as the shareholders of the target business may be discouraged from entering into an initial business combination with us or will request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our ordinary shares.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company and may not accurately reflect the value of your investment.

Prior to this offering, there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, the aggregate proceeds we are raising and the amount to be placed in the trust account were the results of a negotiation between the underwriters and us.

The determination of our per-unit offering price and aggregate proceeds was more arbitrary than would typically be the case if we were an operating company. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete our initial business combination may prove to be inaccurate, in which case we may not have sufficient funds to consummate our initial business combination and we would be forced to either find additional financing or liquidate our trust account, or we may have too great an amount in the trust account to identify a prospect having a fair market value of at least 80% of the amount held in our trust account.

Because we are incorporated under the laws of the Cayman Islands, you may face difficulties in protecting your interests, and your ability to protect your rights through the U.S. Federal courts may be limited.

We are a company incorporated under the laws of the Cayman Islands. In addition, some of our directors and officers are nationals or residents of jurisdictions other than the U.S. and all or a substantial portion of their assets are located outside the U.S. As a result, it may be difficult for investors to effect service of process within the U.S. upon our directors or executive officers, or enforce judgments obtained in the U.S. courts against our directors or officers.

Our corporate affairs will be governed by our amended and restated memorandum and articles of association, the Companies Law (2010 Revision) of the Cayman Islands and other statutes (as the same may be supplemented or amended from time to time) and the common law of the Cayman Islands. The rights of shareholders to take action against the directors, actions by minority shareholders (including shareholder derivative actions) and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as from English common law, the decisions of whose courts are of persuasive authority, but are not binding on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the U.S. Moreover, the Cayman Islands has a less prescriptive body of securities laws as compared to the U.S., and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law. In addition, Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the U.S.

Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the U.S., the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a foreign court of competent jurisdiction;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as public shareholders of a U.S. company.

Being a foreign private issuer exempts us from certain Securities and Exchange Commission requirements that provide shareholders the protection of information that must be made available to shareholders of U.S. public companies, including with respect to our business combination.

We are a “foreign private issuer” within the meaning of the rules promulgated under the Securities Exchange Act of 1934, as amended. As such, we are exempt from certain provisions applicable to U.S. public companies including:

•	The rules requiring the filing with the SEC of quarterly reports on Form 10-Q or Current Reports on Form 8-K (although we have agreed with the underwriters of this offering to comply with the rules and regulations under the Exchange Act prescribing the requirements and filing deadlines for Current Reports on Form 8-K and will file reports on Form 6-K complying with those rules and regulations);
•	The sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations with respect to a security registered under the Exchange Act;
•	Provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and
•	The sections of the Exchange Act requiring insiders to file public reports of their ordinary share ownership and trading activities and establishing insider liability for profits realized from any “short swing” trading transactions (i.e., a purchase and sale, or a sale and purchase, of the issuer’s equity securities within less than six months).

Because of these exemptions, if we remain a foreign private issuer following our offering, our shareholders will not be afforded the same protections or information generally available to investors holding shares in public companies organized in the U.S. In particular, as a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements. Because of this exemption, at the time we seek approval from our shareholders of our initial business combination, we will not be required to file with the SEC preliminary proxy solicitation materials regarding our business combination, but rather will prepare and deliver proxy solicitation materials to our shareholders in accordance with: (i) Cayman Islands law, and (ii) the relevant provisions of our memorandum and articles of association, and, as required, file such materials with the SEC after mailing. Although we anticipate that such materials will contain many of the same disclosures as proxy materials prepared in conformance with the U.S. proxy rules, investors are cautioned that such materials will not have been reviewed by the SEC and may not have all of the material disclosures required under U.S. proxy rules.

If we are deemed to be a taxpayer in a particular jurisdiction, it may increase our tax liability.

Due to our activities spanning several countries, there is the possibility that we may be deemed to be taxable in a given jurisdiction, which may increase our tax liability, reduce our after tax income and reduce the proceeds held in the trust account.

We may qualify as a passive foreign investment company, or “PFIC,” which could result in adverse U.S. federal income tax consequences to U.S. investors.

In general, we will be treated as a PFIC for any taxable year in which either (1) at least 75% of our gross income (looking through certain 25% or more-owned corporate subsidiaries) is passive income or (2) at least 50% of the average value of our assets (looking through certain 25% or more-owned corporate subsidiaries) is attributable to assets that produce, or are held for the production of, passive income. Passive income generally includes, without limitation, dividends, interest, rents, royalties, and gains from the disposition of passive assets. If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder (as defined in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General”) of our ordinary shares or warrants, the U.S. Holder may be subject to increased U.S. federal income tax liability and may be subject to additional reporting requirements. Our actual PFIC status for our current (2010) taxable year may depend on whether we qualify for the PFIC start-up exception (see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules”). If we do not complete a business combination by the end of our current taxable year, and we have gross income for our current taxable year, we likely will be a PFIC for our current taxable year unless we complete a business combination in our 2011 taxable year and are not treated as a PFIC for either our 2011 or 2012 taxable year. Our actual PFIC status for any taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any subsequent taxable year. We urge U.S. investors to consult their own tax advisors regarding the possible application of the PFIC rules. For a more detailed explanation of the tax consequences of PFIC classification to U.S. Holders, see the section of this prospectus captioned “Taxation — United States Federal Income Taxation — U.S. Holders — Passive Foreign Investment Company Rules.”

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete an initial business combination.

A company that, among other things, is or holds itself out as being engaged primarily, or proposes to engage primarily, in the business of investing, reinvesting, owning, trading or holding certain types of securities would be deemed an investment company under the United States Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act. Since we will invest the proceeds held in the trust account, it is possible that we could be deemed an investment company. Notwithstanding the foregoing, we do not believe that our anticipated principal activities will subject us to the Investment Company Act. To this end, the proceeds held in trust may be maintained by the trustee and invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation of the trust account and return of the funds held in this trust account to our public shareholders. By restricting the investment of the proceeds to these instruments, we intend to meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we are nevertheless deemed to be an investment company under the Investment Company Act, we may be subject to certain restrictions that may make it more difficult for us to complete an initial business combination, including:

•	restrictions on the nature of our investments; and
•	restrictions on the issuance of securities.

In addition, we may have imposed upon us certain burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and
•	reporting, record keeping, voting, proxy, compliance policies and procedures and disclosure requirements and other rules and regulations.

Compliance with these additional regulatory burdens would require additional expense for which we have not allotted.

There is currently no market for our securities and a market for our securities may not develop, which could adversely affect the liquidity and price of our securities.

There is currently no market for our securities. Investors therefore have no access to information about prior market history on which to base their investment decision. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Because we must furnish our shareholders with financial statements of the target business prepared in accordance with U.S. GAAP or IFRS or reconciled to U.S. GAAP, we may not be able to complete an initial business combination with some prospective target businesses.

We will provide shareholders with audited financial statements of the prospective target business as part of the proxy solicitation materials we deliver to our shareholders to assist them in assessing our initial business combination. We will deliver proxy solicitation materials with disclosure that we believe would have been required to be provided to shareholders had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934. However, as a foreign private issuer, we are not required and do not intend to file our proxy solicitation materials with the SEC for review. In all likelihood, the financial statements included in the proxy solicitation materials will need to be prepared in accordance with U.S. GAAP and/or IFRS. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with U.S. GAAP and/or IFRS or that the potential target business will be able to prepare its financial statements in accordance with U.S. GAAP and/or IFRS or reconciled to U.S. GAAP. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited as early as our Annual Report on Form 20-F or Form 10-K, as applicable, for the year ending December 31, 2011. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or shareholder litigation. Any inability to provide reliable financial reports could harm our business. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on management’s evaluation of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

Holders of units or warrants may, in certain circumstances, be deemed to have received taxable distributions if adjustments are made to the warrants, even though the holders would have not received any cash or property as a result of such adjustments. In certain circumstances, the failure to provide for such an adjustment may also result in a constructive distribution to the holders of units or ordinary shares. See “Taxation — United States Federal Taxation — U.S. Holders — Possible Constructive Distributions.”

An investment in this offering may involve adverse U.S. federal income tax consequences because the redemption or liquidation price per share is greater than an investor’s initial tax basis in an ordinary share.

There is a risk that an investor’s entitlement to receive payments in excess of the investor’s initial tax basis in our ordinary shares (see “Taxation — United States Federal Income Taxation — Allocation of Purchase Price and Characterization of a Unit”) upon exercise of the investor’s redemption right or upon our liquidation of our trust account will result in constructive income to the investor, which could affect the timing and character of income recognition and result in U.S. federal income tax liability to the investor without the investor’s receipt of cash from us. Prospective investors are urged to consult their own tax advisors with respect to these tax risks, as well as the specific tax consequences to them of purchasing, holding or disposing of our ordinary shares, warrants, or units.

An investor may be subject to adverse U.S. federal income tax consequences in the event the IRS were to disagree with the U.S. federal income tax consequences described herein.

As described in the section of this prospectus captioned “Taxation — United States Federal Income Taxation — General,” we have not sought a ruling from the IRS as to any U.S. federal income tax consequences described herein. The IRS may disagree with the descriptions of U.S. federal income tax consequences contained herein, and its determination may be upheld by a court. Any such determination could subject an investor or our company to adverse U.S. federal income tax consequences that would be different than those described herein. Accordingly, each prospective investor is urged to consult a tax advisor with respect to the specific tax consequences of the acquisition, ownership and disposition of our units, ordinary shares and warrants, including the applicability and effect of state, local or non-U.S. tax laws, as well as U.S. federal tax laws.

Risks Associated with Acquiring and Operating a Business in Emerging Market Countries

If we effect an initial business combination with a company located outside of the United States, we would be subject to a variety of additional risks that may negatively impact our operations.

We do not intend to focus our search on target businesses located in the United States. Accordingly, it is likely that we will effect an initial business combination with a company located outside of the United States. If we did, we would be subject to any special considerations or risks associated with companies operating in the target business’ home jurisdiction, including any of the following:

•	rules and regulations or currency redemption or corporate withholding taxes on individuals;
•	laws governing the manner in which future business combinations may be effected;
•	exchange listing and/or delisting requirements;
•	tariffs and trade barriers;
•	regulations related to customs and import/export matters;
•	longer payment cycles;
•	tax issues, such as tax law changes and variations in tax laws as compared to the United States;
•	currency fluctuations and exchange controls;
•	rates of inflation;
•	challenges in collecting accounts receivable;
•	cultural and language differences;

•	employment regulations;
•	crime, strikes, riots, civil disturbances, terrorist attacks and wars; and
•	deterioration of political relations with the United States.

We cannot assure you that we would be able to adequately address these additional risks. If we were unable to do so, our operations might suffer.

If we effect an initial business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

We do not intend to focus our search on target businesses located in the United States. Accordingly, it is likely that we will effect an initial business combination with a company located outside of the United States. As such, the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in such jurisdiction may not be as certain in implementation and interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under U.S federal securities laws.

Because of the costs and difficulties inherent in managing cross-border business operations, our results of operations may be negatively impacted.

Managing a business, operations, personnel or assets in another country is challenging and costly. Any management that we may have (whether based abroad or in the U.S.) may be inexperienced in cross-border business practices and unaware of significant differences in accounting rules, legal regimes and labor practices. Even with a seasoned and experienced management team, the costs and difficulties inherent in managing cross-border business operations, personnel and assets can be significant (and much higher than in a purely domestic business) and may negatively impact our financial and operational performance.

If social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, or policy changes or enactments occur in a country in which we may operate after we effect a business combination, it may result in a negative impact on our business.

Political events in another country may significantly affect our business, assets or operations. Social unrest, acts of terrorism, regime changes, changes in laws and regulations, political upheaval, and policy changes or enactments could negatively impact our business in a particular country.

Because many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience, it may adversely impact our results of operations and financial condition.

Many countries have difficult and unpredictable legal systems and underdeveloped laws and regulations that are unclear and subject to corruption and inexperience. Our ability to seek and enforce legal protections, including with respect to intellectual property and other property rights, or to defend ourselves with regard to legal actions taken against us in a given country, may be difficult or impossible, which could adversely impact our operations, assets or financial condition.

Rules and regulations in many countries are often ambiguous or open to differing interpretation by responsible individuals and agencies at the municipal, state, regional and federal levels. The attitudes and actions of such individuals and agencies are often difficult to predict and inconsistent.

Delay with respect to the enforcement of particular rules and regulations, including those relating to customs, tax, environmental and labor, could cause serious disruption to operations abroad and negatively impact our results.

If relations between the United States and a foreign government deteriorate, it could cause potential target businesses or their goods and services to become less attractive.

The relationship between the United States and foreign governments could be subject to sudden fluctuation and periodic tension. For instance, the United States may announce its intention to impose quotas on certain imports. Such import quotas may adversely affect political relations between the two countries and result in retaliatory countermeasures by the foreign government in industries that may affect our ultimate target business. Changes in political conditions in foreign countries and changes in the state of U.S. relations with such countries are difficult to predict and could adversely affect our operations or cause potential target businesses or their goods and services to become less attractive. Because we are not limited to any specific industry, there is no basis for investors in this offering to evaluate the possible extent of any impact on our ultimate operations if relations are strained between the United States and a foreign country in which we acquire a target business or move our principal manufacturing operations.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus include, for example, statements about our:

•	ability to complete our initial business combination;
•	limited operating history;
•	success in retaining or recruiting, or changes required in, our officers, key employees or directors following our initial business combination;
•	officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our initial business combination, as a result of which they would then receive expense reimbursements;
•	potential ability to obtain additional financing to complete an initial business combination;
•	pool of prospective target businesses;
•	the ability of our officers and directors to generate a number of potential investment opportunities;
•	potential change in control if we acquire one or more target businesses for ordinary shares;
•	public securities’ potential liquidity and trading;
•	listing or delisting of our securities from the Nasdaq Capital Market or the ability to have our securities listed on the Nasdaq Capital Market following our initial business combination;
•	use of proceeds not held in the trust account or available to us from interest income on the trust account balance;
•	financial performance following this offering;
•	risk of being classified as a PFIC; or
•	regulatory and operational risks associated with acquiring a target business.

The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the sponsor’s warrants (all of which will be deposited into the trust account), will be as set forth in the following table:

	Without Over-Allotment Option	With Over-Allotment Option Exercised
Offering gross proceeds	$40,000,000	$46,000,000
Proceeds from sale of sponsor’s warrants	2,170,000	2,170,000
Total gross proceeds	$42,170,000	$48,170,000
Offering expenses(1)(2)
Underwriting discount and commissions (2.25% of offering gross proceeds)	$900,000	$1,035,000
Legal fees and expenses	250,000	250,000
Printing and engraving expenses	35,000	35,000
Accounting fees and expenses	60,000	60,000
SEC registration fees	5,500	5,500
FINRA filing fees	10,500	10,500
Stock exchange fees	35,000	35,000
Miscellaneous expenses	29,000	29,000
Total offering expenses	$1,325,000	$1,460,000
Proceeds after offering expenses	$40,845,000	$46,710,000
Net offering proceeds held in trust	$40,300,000	$46,165,000
Net offering proceeds not held in trust(3)	$545,000	$545,000
Working capital-funded from net proceeds not held in trust and interest earned on monies held in trust(3)(4)
Due diligence of prospective target businesses, including fees for market research or consultants used to perform due diligence, if any, and reimbursement of out-of-pocket due diligence expenses incurred by our management team	$300,000	$300,000
Legal, accounting and other non-due diligence expenses, including structuring and negotiating an initial business combination	450,000	450,000
Payment for office space, administrative and support services ($7,500 per month for up to 18 months)	135,000	135,000
Legal and accounting fees relating to SEC reporting obligations	100,000	100,000
Working capital to cover miscellaneous expenses (potentially including deposits or down payments for a proposed business combination), general corporate purposes, director and officer liability insurance premiums and reserves fees payable to Continental Stock Transfer & Trust Company for serving as our trustee and transfer agent and other expenses not yet identified(5)	240,000	240,000
Total	$1,225,000	$1,225,000

(1)	As of October 5, 2010, none of the offering expenses have been paid and no advances have been received from our sponsor, as described below. Any future advances will be repaid out of the proceeds of this offering not being placed in trust upon consummation of this offering.
(2)	These expenses are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein.

(3)	The amount of net proceeds from this offering not held in trust will remain constant at $545,000 even if the underwriters’ over-allotment is exercised. In addition, up to approximately $2,000,000 of interest income earned on the amounts held in the trust account may be available to us to pay for our working capital requirements. For purposes of presentation, the full amount available to us is shown as the total amount of net proceeds available to us immediately following the offering.
(4)	These are estimates only. Our actual expenditures for some or all of these items may differ from the estimates set forth herein. For example, we may incur greater legal and accounting expenses than our current estimates in connection with negotiating and structuring an initial business combination based upon the level of complexity of that business combination. We do not anticipate any change in our intended use of proceeds, other than fluctuations among the current categories of allocated expenses, which fluctuations, to the extent they exceed current estimates for any specific category of expenses, would be deducted from our excess working capital.
(5)	We expect to spend approximately $12,000 on initial fees payable to Continental Stock Transfer & Trust Company and approximately $12,000 in annual fees for each subsequent year for its services as trustee, transfer agent and escrow agent. We expect to pay approximately $140,000 in director and officer liability insurance premiums per year. The remainder of the funds available to us for use as working capital will be used for miscellaneous expenses and other expenses not yet identified that are incidental to identifying a target business and consummating an initial business combination.

A total of approximately $40,300,000 (or approximately $46,165,000 if the underwriters’ over-allotment option is exercised in full) of the net proceeds from this offering and the sale of the sponsor’s warrants described in this prospectus will be placed in the trust account at JPMorgan Chase Bank N.A. with Continental Stock Transfer & Trust Company, as trustee. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our initial business combination or our liquidation of our trust account. All amounts held in the trust account that are not paid to public shareholders who properly elect to exercise their shareholder redemption rights or released to us as interest income will be released on closing of our initial business combination with one or more target businesses which collectively have a fair market value of at least 80% of the balance in the trust account at the time of such business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights, subject to a majority of our public shareholders present in person or by proxy voting in favor of the business combination and less than 49.9% of the public shareholders properly electing to exercise their shareholder redemption rights. On release of funds from the trust account and after payment of the shareholder redemption price to any public shareholders who properly exercise their shareholder redemption rights, and the remaining funds will be released to us and can be used to pay all or a portion of the purchase price of the business or businesses with which our initial combination occurs. If the business combination is paid for using equity, debt or other securities, we may apply the cash released to us from the trust account to general corporate purposes, including for maintenance or expansion of operations of acquired business or businesses, the payment of principal or interest due on indebtedness incurred in consummating our initial business combination, to fund the purchase of other companies, or for working capital.

We expect that due diligence of prospective target businesses will be performed by some or all of the members of our management team and may include engaging market research firms and/or third party consultants. Members of our management team, or their affiliates or associates, will not receive any compensation for their due diligence of prospective target businesses, but would be reimbursed for any out-of-pocket expenses (such as travel expenses) incurred in connection with such due diligence activities. There is no limit on the amount of such expenses reimbursable by us to such persons. Our audit committee will review and approve all expense reimbursements made to our sponsor, officers, directors or their affiliates, and any reimbursements made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Interest earned on the funds held in the trust account, up to $2,000,000, may be released to us to fund our working capital requirements upon the consummation of this offering. We will withdraw such earned interest from time to time until a maximum of $2,000,000 of such interest has been released from the trust account. We believe that amounts not held in the trust account as well as (i) the interest income earned on the trust account balance released to us to pay any tax obligations and (ii) interest income of up to $2,000,000 earned on the trust account balance that may be released to us (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time) will, in the aggregate, not be sufficient to pay the costs and expenses to which such proceeds are allocated unless either current interest rates increase or we locate an investment which pays a higher interest rate than current interest rates. Although we do not know the rate of interest to be earned on the trust account and are unable to predict an exact amount of time it will take to complete any initial business combination, we anticipate that at the current interest rate of approximately 0.2% per annum, the interest that will accrue on the trust account during the time it will take to identify a target business and complete an acquisition together with the net offering proceeds not held in trust will be insufficient to fund our working capital requirements. In such event, we would seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. To the extent that our expenses exceed the amounts not held in the trust account and the interest income of up to $2,000,000 that may be released to us from the trust account, such out-of-pocket expenses could not be reimbursed by us unless we consummate an initial business combination. Furthermore, if we complete an initial business combination, the out-of-pocket expenses incurred by members of our management team prior to the business combination’s closing will become an obligation of the post-combination business, assuming these out-of-pocket expenses have not been reimbursed prior to the closing. These expenses would be a liability of the post-combination business and would be treated in a manner similar to any other account or loan payable of the combined business. Our officers and directors may, as part of any such combination, negotiate the repayment of some or all of the out-of-pocket expenses incurred by them that have not been reimbursed by us prior to the closing of our initial business combination. If the owners of the target business do not agree to such repayment, this could cause our officers and directors to view such potential initial business combination unfavorably and result in a potential conflict of interest.

To the extent that our share capital is used in whole or in part as consideration to effect an initial business combination, the proceeds held in the trust account as well as any other net proceeds not expended will be used to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. Such funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Our sponsor has agreed to advance to us by way of a non-interest bearing loan an aggregate amount of up to $200,000 to be used to pay a portion of the expenses of this offering referenced in the line items above for the SEC registration fees, FINRA filing fees, the non-refundable portion of any other fees and accounting and legal fees and expenses. The loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2011 or six months following the consummation of the proposed offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

The net proceeds from this offering held in trust will either be maintained in an interest-bearing deposit account or, to the extent invested by the trust account agent only in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act of 1940 with a maturity of 180 days or less, or in money market funds meeting the conditions of Rule 2a-7 promulgated under the Investment Company Act of 1940. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, liquidation of our trust account and return of the funds held in this trust account to our public shareholders. Interest income earned on the trust account balance released to us to pay any tax obligations and, in addition, interest income of up to $2,000,000 earned on the trust account balance may be releasable to us from the trust account to fund a portion of our working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time).

No compensation of any kind (including finder’s and consulting fees) will be paid to our sponsor, officers, directors or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of our initial business combination. However, members of our management team will receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf, such as identifying potential target businesses and performing due diligence on suitable business combinations. To the extent that such expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2,000,000 that is released to us from the trust account (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time), such out-of-pocket expenses would not be reimbursed by us prior to our consummation of an initial business combination. In the event an initial business combination is consummated by us and irrespective of whether such persons remain associated with us, our audit committee and/or our board of directors may determine to reimburse such persons for such expenses. There is no limit on the amount of such expenses reimbursable by us to such persons.

A public shareholder will be entitled to receive funds from the trust account only in the event of our liquidation of our trust account if we fail to complete an initial business combination within the allotted time or if the public shareholder seeks to redeem such shares into cash in connection with an initial business combination that the public shareholder voted against and such business combination is completed by us. In no other circumstances will a public shareholder have any right or interest of any kind in or to funds in the trust account.

CAPITALIZATION

The following table sets forth our capitalization at June 22, 2010 and as adjusted to give effect to the sale of our units and the sponsor’s warrants and the application of the estimated net proceeds derived from the sale of such securities, together with the repurchase of 287,500 ordinary shares from our sponsor effected on October 5, 2010 for an aggregate purchase price of $1.00:

	Actual	As Adjusted
Ordinary shares, $0.0001 par value, no shares subject to repurchase, actual; 1,996,000 shares subject to possible repurchase at $10.075 per share, as adjusted(1)	$—	$20,109,700
Shareholder’s equity:
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding	—	—
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 1,437,500 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), actual; 100,000,000 shares authorized, 3,004,000 shares issued and outstanding (assuming no exercise of the underwriters’ over-allotment option), excluding 1,996,000 shares subject to possible redemption rights, and 287,500 shares repurchased from the sponsor on October 5, 2010 for an aggregate purchase price of $1, as adjusted	144	315
Additional paid-in capital	24,856	20,759,985
Deficit accumulated during the development stage	(13,296)	(13,296)
Total shareholder’s equity	11,704	20,747,004
Total capitalization	$11,704	$40,856,704

(1)	If we consummate our initial business combination, the shareholder repurchase rights afforded to our public shareholders may result in the repurchase for cash of no more than 49.9% of the aggregate number of shares sold in this offering, or 1,996,000 shares, at a per-share redemption price equal to the aggregate amount then on deposit in the trust account (initially $10.075 per share), including accrued interest, net of any interest previously released to us, as of two business days prior to the proposed consummation of our initial business combination divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per ordinary share, assuming no value is attributed to the warrants included in the units we are offering by this prospectus and the sponsor’s warrants, and the pro forma net tangible book value per ordinary share after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the sponsor’s warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of the ordinary shares which may be redeemed into cash), by the number of outstanding ordinary shares.

At June 22, 2010, our net tangible book value was $11,704, or approximately $0.01 per ordinary share. After giving effect to the sale of 4,000,000 ordinary shares included in the units we are offering by this prospectus (assuming the over-allotment option is not exercised and 150,000 shares are compulsorily repurchased by us), and the deduction of underwriting discounts and estimated expenses of this offering, and the sale of the sponsor’s warrants, our pro forma net tangible book value at June 22, 2010 would have been $20,747,004 or $6.91 per share, representing an immediate increase in net tangible book value of $6.90 per share to the sponsor and an immediate dilution of $3.09 per share or 30.90% to new investors not exercising their shareholder redemption rights. For purposes of presentation, our pro forma net tangible book value after this offering is approximately $20,109,700 less than it otherwise would have been because if we effect an initial business combination, the shareholder redemption rights to the public shareholders (but not our sponsor) may result in the redemption for cash of up to 49.9% less one share of the aggregate number of shares sold in this offering, or 1,996,000 shares, at a per-share redemption price equal to the aggregate amount then on deposit in the trust account as of two business days prior to the consummation of the proposed business combination, inclusive of any interest then held in the trust account, divided by the number of shares sold in this offering.

The following table illustrates the dilution to the new investors on a per-share basis, assuming no value is attributed to the warrants included in the units and the sponsor’s warrants:

	Over-Allotment Not Exercised	Over-Allotment Exercised
Public offering price	$10.00	$10.00
Net tangible book value before this offering	$0.01	$0.01
Increase attributable to new investors and private sales	6.90	6.85
Pro forma net tangible book value after this offering	6.91	6.86
Dilution to new investors	$3.09	$3.14

The following table sets forth information with respect to our Sponsor and the new investors:

	Shares Purchased		Total Consideration		Average Price Per Share
	Number	Percentage	Amount	Percentage
Sponsor(1)	1,000,000	20.0%	$25,000	0.0625%	$0.025
New investors	4,000,000	80.0%	40,000,000	99.9375%	$10.00
	5,000,000	100.0%	$40,025,000	100.00%

(1)	Assumes the over-allotment option has not been exercised and an aggregate of 150,000 sponsor’s ordinary shares have been compulsorily repurchased by us from our sponsor as a result thereof.

The pro forma net tangible book value after the offering is calculated as follows:

	Over-Allotment Not Exercised	Over-Allotment Exercised
Numerator:
Net tangible book value (deficit) before this offering	$11,704	$11,704
Net proceeds from this offering and sale of sponsor’s warrants	40,815,000	46,680,000
Offering costs excluded from net tangible book value before this offering	30,000	30,000
Less: Proceeds held in trust subject to redemption to cash	(20,109,700)	(23,036,335)
	$20,747,004	$23,685,369
Denominator:
Ordinary shares outstanding prior to this offering(1)	1,000,000	1,150,000
Ordinary shares included in the units offered	4,000,000	4,600,000
Less: Shares subject to redemption	(1,996,000)	(2,295,400)
	3,004,000	3,454,600

(1)	Does not include ordinary shares issuable upon the exercise of warrants, which will not be exercisable prior to the initial business combination.

DIVIDEND POLICY

We have not paid any cash dividends on our ordinary shares to date and do not intend to pay cash dividends prior to the completion of an initial business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after an initial business combination is completed. The payment of any dividends subsequent to an initial business combination will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate our board declaring any dividends in the foreseeable future.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Overview

We are a Cayman Islands exempted company incorporated on April 20, 2010 with limited liability as a blank check company, for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination with or of one or more operating businesses or assets. Exempted companies are Cayman Islands companies that conduct business outside the Cayman Islands. As an exempted company, we are able to avoid direct income or capital gains taxation from the Cayman Islands government for a period of 20 years, from the date of such undertaking, if such direct taxation were introduced in the Cayman Islands, as we have obtained a tax undertaking from the Cayman Islands Governor-in-Cabinet. We intend to initially focus our search for potential business combinations in developing countries in Central and Eastern Europe, Latin America and Asia (emerging markets). We believe that companies in these regions offer numerous opportunities for value creation by addressing the growing needs of the local population and exporting raw materials and finished or semi-finished goods to other countries. We may decide to pursue an initial business combination in any geographic location if we believe there is an attractive opportunity and we could also explore opportunities within the United States and more developed countries in Europe, Asia and Oceania. We currently do not anticipate entering into an initial business combination with an entity affiliated with any of our directors, officers or sponsor. We do not have any specific business combination under current consideration, and neither we, nor any representative acting on our behalf, including without limitation any of our directors or officers, has had any contact with any target businesses, conducted research with respect to or evaluated any potential target business or had any discussions, formal or otherwise, with respect to a target business either prior to or following the incorporation of the company regarding an initial business combination. We intend to effect an initial business combination using cash from the proceeds of this offering, our share capital, debt or a combination of cash, equity, debt and other securities.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account at the time of such initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights (as described below). This may be accomplished by identifying and acquiring a single business or multiple operating businesses or operating assets, which may or may not be related, contemporaneously. If we acquire an operating business, we will always acquire at least a controlling interest in a target business (meaning more than 50% of the voting securities of the target business). If we acquire operating assets, such assets will constitute an operating business, or a portion thereof, and we will provide financial statements for any operating business or assets in the documentation provided to the shareholders in connection with the shareholder vote.

The issuance of additional ordinary shares or preferred shares in an initial business combination:

•	may significantly reduce the equity interest of our shareholders;
•	may subordinate the rights of holders of ordinary shares if preferred shares are issued with rights senior to those afforded to our ordinary shares;
•	could cause a change in control if a substantial number of our ordinary shares are issued, which may affect, among other things, our ability to use our net operating loss carry-forwards, if any, and may also result in the resignation or removal of one or more of the present members of our management team;
•	may have the effect of delaying or preventing a change in control of us by diluting the share ownership of voting rights or a person seeking to obtain control of our company; and
•	may adversely affect prevailing market prices for our ordinary shares and/or warrants.

Similarly, debt securities issued by us in an initial business combination may result in:

•	default and foreclosure on our assets if our operating revenues after an initial business combination were insufficient to pay our debt obligations;

•	acceleration of our obligations to repay the indebtedness even if we have made all principal and interest payments when due if the debt security contained covenants requiring the maintenance of certain financial ratios or reserves and any such covenant was breached without a waiver or renegotiation of that covenant;
•	our immediate payment of all principal and accrued interest, if any, if the debt security was payable on demand; and
•	our inability to obtain additional financing, if necessary, if the debt security contained covenants restricting our ability to obtain additional financing while such debt security was outstanding.

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until after completion of an initial business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering.

Results of Operations and Known Trends or Future Events

We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering and the concurrent private sale of the sponsor’s warrants and sponsor’s ordinary shares. Following this offering, we will not generate any operating revenues until after consummation of our initial business combination, at the earliest. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence and other expenses related to pursuing an acquisition. We expect our expenses to increase substantially after the closing of this offering.

Liquidity and Capital Resources

Our liquidity needs are being satisfied to date through receipt of approximately $25,000 from the sale of the sponsor’s ordinary shares, and advances from our sponsor in an aggregate amount not to exceed $200,000 that is more fully described below. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $425,000 and underwriting discounts and commissions of $900,000 (or $1,035,000 if the over-allotment option is exercised), and (ii) the sale of the sponsor’s warrants for a purchase price of $2,170,000, will be approximately $40,845,000 (or approximately $46,710,000 if the underwriters’ over-allotment option is exercised in full). Approximately $40,300,000 (or approximately $46,165,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account. The remaining $545,000 will not be held in trust.

We expect to use substantially all of the net proceeds of this offering to acquire one or more target businesses by identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the initial business combination. To the extent we use our share capital in whole or in part as consideration for an initial business combination, the proceeds held in the trust account (less amounts paid to any public shareholders who properly exercise their shareholder redemption rights and any interest income previously released to us) as well as any other net proceeds not expended prior to that time will be used to finance the operations of the target business or businesses. The funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. The funds could also be used to repay any operating expenses or finders’ fees which we had incurred prior to the completion of our initial business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

Following consummation of this offering, we believe the funds available to us outside of the trust account, together with (i) the interest income earned on the trust account balance that may be released to us to pay any tax obligations and (ii) interest income of up to $2.0 million on the balance of the trust account to be released to us for working capital requirements (so long as we have sufficient funds available to us to pay our tax obligations on such interest income or otherwise then due at that time), will not be sufficient to allow us to operate for at least the next 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination), assuming an initial business combination is not completed during that time, unless either current interest rates increase or we locate an investment which pays a higher interest rate than current interest rates. We expect our primary liquidity requirements during that period including, but not limited to, expenses relating to: (i) due diligence and investigation of a target business or businesses; (ii) transaction structuring, negotiating and documenting an initial business combination; (iii) reporting requirements; (iv) general working capital; (v) an aggregate of $135,000 for office space, administrative services and support, representing a total of $7,500 per month for up to 24 months; and (vi) additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section entitled “Use of Proceeds” will be less than $1.25 million. There is no guarantee that we will receive up to $2.0 million of interest income, and we anticipate that at the current interest rate of approximately 0.2% per annum, the interest that will accrue on the trust account during the time it will take to identify a target and complete an acquisition will be insufficient to fund our working capital requirements. If our estimate of the costs of undertaking in-depth due diligence and negotiating an initial business combination is less than the actual amount necessary to do so, or if interest payments are not available to fund the expenses at the time we incur them, we will seek to raise additional capital, the amount, availability and cost of which is currently unascertainable. Moreover, we may need to obtain additional financing because we may become obligated to redeem for cash a significant number of shares of public shareholders voting against our initial business combination. In any of these events, we would seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us.

We are not obligated to pay any taxes in the Cayman Islands on either income or capital gains. As a Cayman Islands exempted company, we have obtained a tax exemption undertaking from the Cayman Islands government that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our shares, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our members or a payment of principal or interest or other sums due under a debenture or other obligation of us.

Quantitative and Qualitative Disclosures about Market Risk

The net proceeds from this offering, including the amounts held in the trust account, will be invested in U.S. government treasury bills having a maturity of 180 days or less, or in money market fund meeting the conditions under Rule 2a-7 under the Investment Company Act.

Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

As of June 22, 2010, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations (other than in relation to the non-interest bearing note of our sponsor). No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

We are a blank check company incorporated for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination, with one or more operating businesses or assets. As indicated in the preceding sentence, our initial business combination may be effected by, among other means, acquiring assets of one or more businesses that constitute an operating business or businesses, which we refer to as an asset acquisition. We will focus on effecting a business combination in developing countries in Central and Eastern Europe, Latin America and Asia, but we may pursue opportunities in other geographical areas. Our executive officers and directors have on average over 20 years of investing experience in emerging markets. Over the years, they have established and maintain networks of relationships that we believe will provide us with access to attractive potential acquisition opportunities. Notwithstanding the foregoing, we may decide to pursue an initial business combination in any other geographic location if we believe there is an attractive opportunity. Our efforts to identify a prospective target business will not be limited to a particular industry.

To date, our efforts have been limited to organizational activities as well as activities related to this offering. We do not have any specific initial business combination under consideration. We currently do not anticipate entering into an initial business combination with an entity affiliated with any of our directors, officers or sponsor. We have not, nor has anyone on our behalf including without limitation any of our directors or officers, contacted any prospective target business, conducted research with respect to or evaluated any potential target business or had any substantive discussions, formal or otherwise, with respect to a target business either prior to or following our incorporation.

Investment Objectives

We will seek to capitalize on the investing experience, averaging over 20 years, and existing relationships of our management team to acquire an established business that delivers growth and value accretion over the long term and where the expected returns are not dependent on any particular event.

Our executive officers’ and directors’ business relationships in emerging markets extend to key market participants, including investment and commercial banking firms; business, community, and national leaders; and government development institutions, throughout emerging Europe, Latin America and Asia. A network of on-the-ground resources allows our executive officers and directors to be exposed to potential acquisition opportunities that might be of interest to us.

Emerging Markets4

Emerging economies’ growth, for the most part, continued to outpace that of developed countries even during the 2008-2009 global crises. The only region which did not have a better performance than its developed counterparts was emerging Europe, which shrank approximately 4.7% more than the developed countries in the region. Nonetheless, it is projected that emerging Europe will outpace developed Europe’s growth in 2011.

In addition to having superior economic growth, companies in emerging markets have limited access to capital due to historical circumstances and inefficient capital markets. Therefore, we believe that well-capitalized companies in emerging Europe, Latin America and Asia, offer numerous opportunities for value creation. In our opinion, one of the ways in which value can be created is by addressing the growing needs of the local population, the demand for exports of their raw materials and finished or semi-finished goods by economically developed countries.

(4)	All GDP data is from the IMF’s World Economic Outlook, April 2010.

Emerging Europe

Europe was among the hardest hit regions during the global crisis; however, the continued eastward expansion of the European Union has brought political, economic, monetary and judicial reforms necessary for the development, sustainability and growth of private enterprises in the region. For example, from 2000 to 2008, the economic growth of emerging markets in Europe outpaced the growth of Europe’s traditional economic leaders. Between 2000 and 2008 developed European countries experienced an average GDP growth rate of approximately 2.2%, while the emerging European countries experienced an average growth rate of approximately 5.5%. However, as seen in the graph below, the global crisis had a much bigger effect on emerging European countries than on developed ones. In 2009, the peak of the crisis, GDP for emerging European countries shrank approximately 4.8% more than that of developed European countries.

Even though emerging Europe was greatly affected by the global crisis, economic growth is projected; the region’s economy should begin to produce attractive growth rates in 2011. The chart below sets forth the expected real GDP growth rates as forecasted by the International Monetary Fund.

(in % unless otherwise noted)	2008	2009	2010P	2011P
Advanced Europe*	0.5	-3.6	0.4	1.1
Turkey	0.7	-4.7	5.2	3.4
Poland	5.0	1.7	2.7	3.2
Romania	7.3	-7.1	0.8	5.1
Hungary	0.6	-6.3	-0.2	3.2
Bulgaria	6.0	-5.0	0.2	2.0
Croatia	2.4	-5.8	0.2	2.5
Lithuania	2.8	-15.0	-1.6	3.2
Latvia	-4.6	-18.0	-4.0	2.7
Estonia	-3.6	-14.1	0.8	3.6
Emerging Europe Average	1.8	-8.3	0.5	3.2

*	Includes Germany, France, Italy, Spain, United Kingdom, Greece and Portugal

Latin America

After a 0.5% decline in GDP for 2009, Latin America is projected to have a 4.1% and 4.4% GDP growth in 2010 and 2011 (as per the chart below), respectively. Prior to the global crisis which caused the 0.5% decline in GDP for 2009, Latin America had grown for four consecutive years at an average of approximately 5% per annum with inflation rates in the low single digits in most of the regions’ countries. As noted by The Economist, the economic situation in Latin America is better that at any other time since the mid-1970s.

The recovery is expected to be strong in countries which are commodity-exporting, such as Brazil, Chile and Peru. As per the table below, Brazil’s GDP is expected to grow 5.5% in 2010 and 4.1% in 2011; Chile’s is projected at 4.7% and 6.0% and Peru at 6.3% and 6.0% in 2010 and 2011, respectively. This compares to 2.7% and 3.7% which less commodity-exporting countries such as those in Central America are projected to grow in 2010 and 2011, respectively. Refer to the table below for further details on individual GDP projections in the region.

(in % unless otherwise noted)	2008	2009	2010P	2011P
USA & Canada	0.5	-2.9	2.7	2.8
Brazil	5.1	-0.2	5.5	4.1
Mexico	1.5	-6.5	4.2	4.5
Chile	3.7	-1.5	4.7	6.0
Argentina	6.8	0.9	3.5	3.0
Colombia	2.4	0.1	2.2	4.0
Peru	9.8	0.9	6.3	6.0
Bolivia	6.1	3.3	4.0	4.0
Central America*	4.3	-0.6	2.7	3.7
Latin America Average	5.0	-0.5	4.1	4.4

*	Includes Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua and Panama

Asia

Asia, representing approximately 60% of the world’s population, according to the United Nations, offers investment opportunities across a diverse geographic region. Although the downturn in various Asian economies which larger than expected by organizations such as the International Monetary Fund, the recovery is expected be quick and robust. Countries such as China and India have demonstrated a robust growth rate, which is expected to increase in 2010 and 2011. China and India are expected to experience a GDP growth rate of 10.0% and 8.8% in 2010, respectively. Emerging Asia as a whole is projected to grow 6.4% and 6.5% in 2010 and 2011, respectively, compared to 3.7% in 2010 and 2011 for developed Asia (refer to the chart below). Consequently, Asia represents the fastest growing region in the world.

(in % unless otherwise noted)	2008	2009	2010P	2011P
Advanced Asia*	0.9	-2.0	3.7	3.7
China	9.6	8.7	10.0	9.9
India	7.3	5.7	8.8	8.4
Indonesia	6.0	4.5	6.0	6.2
Thailand	2.5	-2.3	5.5	5.5
Philippines	3.8	0.9	3.6	4.0
Malaysia	4.6	-1.7	4.7	5.0
Vietnam	6.2	5.3	6.0	6.5
Emerging Asia Average	5.7	3.0	6.4	6.5

*	Includes Japan, Australia, New Zealand, Hong Kong SAR and Singapore

Competitive Strengths

We believe that potential acquisition targets may favor us over some other potential purchasers of their businesses, venture capital funds, leveraged buyout funds, operating businesses and other entities and individuals, for the following reasons:

Status as a Public Company

We believe our structure will make us an attractive business combination partner to target businesses. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares in the target business for our ordinary shares or for a combination of our ordinary shares and cash, allowing us to tailor the consideration to the specific needs of the sellers. We believe target businesses will find this method a more cost effective and more certain process to becoming a public company than the typical initial public offering. Once a proposed business combination is approved by our shareholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters’ ability to complete the offering, as well as general market conditions. Once public, we believe the target business would then have greater access to capital and additional means of incentivizing management consistent with shareholders’ interests. It can offer further benefits by augmenting a company’s profile among potential new customers and vendors and aid in attracting talented employees.

While we believe that our status as a public company makes us an attractive business partner, we expect to encounter intense competition from other blank check companies and other businesses with similar objectives to ours, including venture capital funds, leveraged buyout funds and operating businesses competing for acquisitions. Certain obligations and limitations we have as a blank check company may place us at a competitive disadvantage in successfully negotiating an initial business combination because some potential target businesses may view these obligations and limitations as a deterrent and may prefer to effect a business combination with a well established entity. See “Risk Factors — Because there are numerous blank check companies with a business plan similar to ours, it may be difficult for us to consummate an initial business combination.”

Financial Position

With a trust account initially in the estimated amount of approximately $40,300,000 or $10.075 per share (or $46,165,000 or approximately $10.036 per if the underwriters’ over-allotment option is exercised in full), we offer a target business a variety of options such as providing the owners of a target business or businesses with shares in a public company and a public means to sell such shares, providing capital for the potential growth and expansion of its operations or strengthening its balance sheet by reducing its debt ratio. Because we are able to consummate an initial business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business to fit its needs and desires. However, since we have no specific business combination under consideration, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Management Expertise and Access to Resources

Our executive officers and directors have built and maintain networks of relationships, notably with entities, investors and managers with companies in emerging markets in Central and Eastern Europe, Latin America and Asia that we plan to use to identify and generate acquisition opportunities. Since 1998, our executive officers and directors have been involved in deploying an aggregate of over $40 billion in investments throughout the emerging markets.

In addition to the experience of our executive officers and directors in sourcing, negotiating and conducting due diligence in debt markets, ACM’s officers and experienced personnel will assist us with their expertise and provide us access to their resources.

Jay Johnston, Chairman and Co-Chief Executive Officer.  Mr. Johnston has over two decades of investment experience in emerging markets. Mr. Johnston has served as Chief Executive Officer of ACM since its formation. He is also Chairman of the Board of Directors and Chief Executive Officer of Arco. From 2009 to August 2010, Mr. Johnston served as a Senior Advisor to Gramercy Advisors LLC (“Gramercy”). From 1999 to 2009, Mr. Johnston was the Co-Managing Partner of Gramercy, where he co-managed the portfolio investments of the Gramercy Emerging Markets Fund and other accounts managed by Gramercy. Prior to joining Gramercy, Mr. Johnston was Managing Director and Head of Emerging Markets Fixed Income Sales at Deutsche Bank Securities, Inc. from 1998 to 1999. From 1996 to 1998, Mr. Johnston was a Senior Vice President at Lehman Brothers in the Emerging Markets Group. From 1984 to 1996, Mr. Johnston worked in institutional fixed income, emerging market and high yield sales at a variety of institutions including ING Baring Securities, Inc., Oppenheimer & Company, Inc. and Dean Witter Reynolds, Inc. From 1983 to 1984, Mr. Johnston was a Portfolio Manager at Patterson Capital Corporation responsible for managing a $1.3 billion portfolio of mortgage backed securities for a variety of U.S. Savings and Loans. Mr. Johnston received a B.S. degree in Finance at University of Florida.

Francesco Piovanetti, Director, Co-Chief Executive Officer, Chief Financial Officer and President.  Mr. Piovanetti has served as ACM’s President since its formation. He is also the President, Chief Operating Officer, and Director of Arco. Mr. Piovanetti has more than a decade and a half of experience working in various areas of corporate finance, capital markets and investment banking. From 2003 to 2006, Mr. Piovanetti served as Managing Director for Asset Sourcing at Gramercy. Prior to joining Gramercy, from 1997 to 2003, Mr. Piovanetti was employed as an Analyst and later as an Associate, a Vice President and then as a Director at Deutsche Bank in its Structured Capital Markets Group, which executed proprietary and client arbitrage transactions. From 1995 to 1997, he was a Senior Analyst in Deloitte & Touche, LLC’s Corporate Finance Group, where he consulted in the areas of commercial lending, mergers and acquisitions, management buyouts, capital sourcing and valuation services. Mr. Piovanetti received B.A. in Economics and B.S. in Finance from Bryant University, and an M.B.A. from Columbia Business School.

In addition, we will seek to capitalize on the business experience and contacts of our board of directors, the other members of which are Facundo Bacardí, David P. Kelley II, Shai Novik and Carlos Valle. See “Management” for additional information.

There is no requirement that our directors and officers continue in their respective roles following a business combination, and thus we may not have the benefit of their expertise following a business combination.

Assistance from Senior Executives of ACM

In addition to Messrs. Johnston and Piovanetti, our executive officers and directors, the following senior executives of ACM will be involved in helping us to source, analyze and execute our initial business combination. We have an informal agreement with ACM regarding these senior executives’ services and therefore none of these individuals are required to commit any specified amount of time to our affairs. Messrs. Johnston and Piovanetti, the senior executives and shareholders of ACM, have advised us that ACM has agreed to make these individuals available to us at no cost.

Alberto Hernández, Chief Investment Officer of ACM.  Mr. Hernández has served as ACM’s CIO since September 2009. Prior to joining ACM, Mr. Hernández was a Director in the European Mergers & Acquisition Group of UBS Limited from August 2006 to February 2007. Mr. Hernández worked as an investment banker at JPMorgan Securities from July 1997 to July 2006, where he developed an extensive and diverse background in corporate finance, transaction sourcing, and execution. During his career, Mr. Hernández has been involved in the sourcing and execution of over 30 merger & acquisition transactions with a total value in excess of $45 billion, he has accumulated knowledge of fixed income and equity securities and substantial experience in financial and credit analysis with over $2.5 billion of placed capital

Jorge Rodríguez, Chief Financial Officer and Treasurer of ACM.  Mr. Rodráguez has more than 22 years of experience in the financial industry. Mr. Rodríguez has served as the Chief Financial Officer of ACM since June 2007. Prior to joining ACM, Mr. Rodríguez served as Chief Investment Officer for RG Financial Corporation, a public bank holding company in Puerto Rico, from August 2004 to May 2007. He was in charge of the investment, treasury and secondary market division. From January 1995 to May 2004, Mr. Rodríguez worked at The Bank & Trust of Puerto Rico, a private commercial bank, occupying various positions from senior vice president and chief financial officer up to president and chief executive officer of the bank. From November 1984 to December 1994, he worked at First Bancorp Puerto Rico as a vice president of the finance division for two years and later as a senior vice president of investments for eight years. From January 1980 to November 1984, Mr. Rodríguez was a manager in KPMG’s San Juan, Puerto Rico office. He served in the audit division specializing mostly in the bank and manufacturing industry. Mr. Rodríguez is a certified public accountant, member of the Puerto Rico Society of Certified Public Accountants and member of the American Institute of Certified Public Accountants.

Juan Carlos Bou, General Counsel of ACM.  Mr. Bou has served as ACM’s General Counsel since May 21, 2007. Mr. Bou is responsible for legal, compliance, government relations, and transaction management affairs. From September 2003 to May 2007, Mr. Bou worked at the law firm of Fiddler, González & Rodríguez, P.S.C., in the corporate and securities department, handling public and private offerings, merger and asset acquisitions, securities and banking compliance matters, and international financial transactions. From February 2001 through May 2002, Mr. Bou was an assistant advisor to the Governor of the

Commonwealth of Puerto Rico. In this capacity, Mr. Bou directed various legal and public policy related projects pertaining to the executive and legislative branches. Mr. Bou acted as assistant controller and human resources manager for R.F. Mortgage & Investment Corp., a mortgage bank in Puerto Rico. He is a member of the Puerto Rico Bar Association, American Bar Association, and the New York Bar Association.

Angel Gyaurov, Managing Director/Europe Regional Head of ACM.  Mr. Gyaurov joined ACM on September 2007 as Vice President, and has served as the Managing Director/Europe Regional Head of ACM since July 2009. Prior to joining ACM, Mr. Gyaurov worked in Bermuda with Ernst & Young’s hedge fund practice. Mr. Gyaurov has over 7 years of diverse transaction and analyst experience in private equity, corporate finance and business assurance services. He has also held positions with ING Barings, Arthur Andersen, MG Asset Management, and Sigma Capital Management, a private equity fund. Mr. Gyaurov received a B.S. degree in Economics and a M.A. degree in Macroeconomics from the University of Sofia, Bulgaria, (Honors), and in 2007 earned his M.B.A. from INSEAD in France and Singapore. Mr. Gyaurov is also a CFA chartholder.

Priscilla Pacheco, Senior Vice President and Controller of ACM.  Ms. Pacheco joined ACM on May 2008, and has served as ACM’s Controller and Senior Vice President since January 2009. Prior to joining ACM, from January 2005 to April 2008, Ms. Pacheco worked as a Manager for PricewaterhouseCoopers, LLP (“PwC”) in San Juan, Puerto Rico. She served in the financial services industry group of the Firm’s assurance and audit division. She specialized in publicly traded financial institutions, mostly accelerated filers in the banking industry, SEC regulatory filings, as well as Sarbanes-Oxley Act compliance. Prior to her role at PwC, from September 2002 to January 2005, she worked with Deloitte & Touche, LLP, also in their assurance and audit practice in the financial services industry group. Ms. Pacheco graduated Cum Laude from the University of Puerto Rico where she received a bachelor’s degree in Business Administration with a major in Accounting. She is a certified public accountant and a licensed attorney and notary public in Puerto Rico. She is a member of the Puerto Rico Society of Certified Public Accountants, the American Institute of Certified Public Accountants, the Puerto Rico Bar Association, and the American Bar Association.

We anticipate that target business candidates could be brought to our attention by various unaffiliated sources, including investment banks, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community as a result of being solicited by us. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as by attending trade shows or conventions. In addition, we expect to receive a number of proprietary deal flow opportunities that would not otherwise necessarily be available to us as a result of the track record and business relationships of members of our management team.

Our executive officers currently intend to stay involved in our management following our initial business combination. The roles that they will fill will depend on the type of business with which we combine and the specific skills and depth of the target’s management. If one or more of our executive officers remain with us in a management role following our initial business combination, we may enter into employment or other compensation arrangements with them, the terms of which have not been determined. There is no assurance that any such executive officers will remain with us following our initial business combination.

Investment Criteria

We have identified the following general criteria and guidelines that we believe are important in evaluating prospective target businesses. We may use all or some of these criteria and guidelines in evaluating acquisition opportunities. However, we may decide to enter into an initial business combination with a target business that does not meet all of these criteria and guidelines.

•	Sound Business Fundamentals. We will target businesses with dominant market positions, unique franchises, secure market niches, or distinctive products or services.
•	Established Companies with Proven Track Records. We will generally seek to effect our initial business combination with established companies with sound historical financial performance. We intend to focus on companies with a history of strong operating and financial results. We do not intend to effect our initial business combination with start-up companies.
•	Companies with Strong Free Cash Flow Characteristics. We will seek to effect our initial business combination with target businesses that have a track record of, or potential for, strong, stable free cash flow generation. We will focus on businesses that have predictable, recurring revenue streams and an emphasis on low working capital and capital expenditure requirements.
•	Strong Competitive Industry Position. We will seek to acquire businesses that operate within industries that have strong fundamentals. The factors we will consider include growth prospects, competitive dynamics, level of consolidation, need for capital investment and barriers to entry. Within these industries, we will focus on companies that have a leading or defensible niche market position. We will analyze the strengths and weaknesses of target businesses relative to their competitors, focusing on product quality, customer loyalty, cost impediments associated with customers switching to competitors, patent protection and brand positioning. We will seek to acquire target businesses that demonstrate advantages when compared to their competitors, which may help to protect their market position and profitability and deliver strong free cash flow.
•	Experienced Management Team. We will seek to acquire businesses that have strong, experienced management teams. We will focus on management teams with a proven track record of driving revenue growth, enhancing profitability and generating strong free cash flow. We believe that the operating expertise of our officers and directors will complement, not replace the target’s management team.
•	Diversified Customer and Supplier Base. We will seek to acquire businesses that have a diversified customer and supplier base, making them generally better able to endure economic downturns, industry consolidation, changing business preferences and other factors that may negatively impact their customers, suppliers and competitors.

We have not established any specific attributes or criteria (financial or otherwise) for prospective target businesses. However, in evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

•	financial condition and results of operations;
•	cost structure;
•	growth potential;
•	brand recognition and potential;
•	experience and skill of management and availability of additional personnel;
•	capital requirements;
•	competitive position and barriers to entry;
•	stage of development of the business and its products or services;
•	existing distribution arrangements and the potential for expansion;
•	degree of current or potential market acceptance of the products or services;
•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;
•	impact of regulation on the business;
•	regulatory environment of the industry;
•	costs associated with effecting the initial business combination;
•	industry leadership, sustainability of market share and attractiveness of market sectors in which a target business participates; and
•	macro competitive dynamics in the industry within which the company competes.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular initial business combination may be based, to the extent relevant, on other considerations, factors and criteria our management deems relevant. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us. We have not, nor has anyone on our behalf, contacted or been contacted by any target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not conducted, nor have we engaged or retained any agent to conduct, any research or take any steps to identify, locate or contact any suitable target business combination candidate.

Effecting an Initial Business Combination

General

We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the sponsor’s warrants, our share capital, debt or other securities or a combination of the foregoing as the consideration to be paid in an initial business combination. While substantially all of the net proceeds of this offering and the private placement of the sponsor’s warrants are allocated to completing an initial business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in an initial business combination with a target business using our share capital and/or debt financing as the consideration to fund the combination, proceeds from this offering and the private placement of the sponsor’s warrants will then be used to undertake additional business combinations or to fund the operations of the target business on a post-combination basis. We may engage in an initial business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares, and which wants to merge with an already public company to avoid the uncertainties associated with undertaking its own public offering. These uncertainties include time delays, compliance and governance issues, significant expense, a possible loss of voting control and the risk that market conditions will not be favorable for an initial public offering at the time the offering is ready to be sold. We may seek to effect an initial business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted or been contacted by any potential target business or had any substantive discussions, formal or otherwise, with respect to such a transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate to conduct any research nor have we taken any measures, directly or indirectly, to locate or contact a target business.

Prior to completion of our initial business combination, we will seek to have all vendors, prospective target businesses or other entities, which we refer to as potential contracted parties or a potential contracted party, that we engage execute agreements with us waiving any right, title, interest or claim of any kind in or to any monies held in the trust account for the benefit of our public shareholders. We will not seek a waiver from our independent accountants. In the event that a potential contracted party was to refuse to execute such a waiver, we will execute an agreement with that entity only if our management has determined that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third party that refused to execute a waiver would be the engagement of a third party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services willing to provide the waiver. If a potential contracted party does not execute such a waiver, then each of our sponsor and ACM will be jointly and severally liable, by means of direct payment to the trust account, to cover the potential claims made by such party for services rendered and goods sold, in each case to us, but only if, and to the extent, that the claims would otherwise reduce the trust account proceeds payable to our public shareholders in the event of a liquidation of the trust account. However, the agreement entered into by each of our sponsor and ACM specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. There is no guarantee that vendors, prospective target businesses or other entities will execute such waivers or, even if they execute such waivers, that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver, in each case in order to seek recourse against our assets, including the funds held in the trust account. Further, we could be subject to claims from parties not in contract with us who have not executed a waiver, such as a third party claiming tortious interference as a result of our initial business combination. In addition, the indemnification provided by each of our sponsor and ACM is limited to claims by vendors that do not execute the waivers as described above. Claims by target businesses or other entities and vendors that execute such agreements would not be indemnified by each of our sponsor or ACM. Based on representations made to us, we currently believe that our sponsor and ACM, collectively, have substantial means and are capable of funding a shortfall in our trust account to satisfy any foreseeable indemnification obligations, but we have not asked them for any security or funds for such an eventuality. Despite our belief, we cannot assure you that our sponsor and ACM will be able to satisfy those obligations. The indemnification obligations may be substantially higher than we currently foresee or expect and/or their financial resources may deteriorate in the future. As a result, the steps outlined above may not effectively mitigate the risk of vendor’s/creditors’ claims reducing the amounts in the trust account.

Our initial business combination must be with one or more target businesses whose fair market value, individually or collectively, is equal to at least 80% of the balance in the trust account at the time of such initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights (as described below). This may be accomplished by identifying and acquiring a single business or multiple operating businesses or operating assets, which may or may not be related, contemporaneously. If we acquire an operating business, we will always acquire at least a controlling interest in a target business (meaning more than 50% of the voting securities of the target business). If we acquire operating assets, such assets will constitute an operating business, or a portion thereof, and we will provide financial statements for any operating business or assets in the documentation provided to the shareholders in connection with the shareholder vote.

Subject to the requirement stated in the paragraph above, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our initial business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

Sources of target businesses

We anticipate that, in addition to opportunities generated by our management team, target business candidates will be brought to our attention from various unaffiliated sources, including investment bankers, venture capital funds, private equity funds, leveraged buyout funds, management buyout funds and other members of the financial community. Target businesses may be brought to our attention by such unaffiliated sources as a result of being solicited by us through calls or mailings. These sources may also introduce us to target businesses they think we may be interested in on an unsolicited basis, since many of these sources will have read this prospectus and know what types of businesses we are targeting. We may pay a finder’s fee to such unaffiliated sources, in our discretion, whether or not we solicited them to bring target businesses to our attention. Our officers and directors, as well as their affiliates, may also bring to our attention target business candidates that they become aware of through their business contacts as a result of formal or informal inquiries or discussions they may have, as well as attending trade shows or conventions. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder’s fee, consulting fee or other compensation to be determined in an arm’s length negotiation based on the terms of the transaction. Payment of finder’s fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account.

Although it is possible that we may pay finder’s fees in the case of an uncompleted transaction, we consider this possibility to be extremely remote. In no event, however, will any of our sponsor, officers, directors or their affiliates, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is). If we decide to enter into an initial business combination with a target business that is affiliated with any of our officers, directors, or sponsor, including an entity or fund that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, we will do so only if we have obtained an opinion from an independent investment banking firm that our initial business combination is fair to our unaffiliated shareholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. We currently do not anticipate entering into an initial business combination with any entity affiliated with any of our directors, officers or sponsor.

Selection of a target business and structuring of an initial business combination

Subject to the requirement that our initial business combination be with one or more target businesses with a collective fair market value that is at least 80% of the balance in the trust account at the time of such business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights and that in no event will we acquire less than a controlling interest in a target business (meaning not less than 50% of the voting securities of such target business), our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business.

We may accomplish our initial business combination by acquiring a single business or multiple operating business, which may or may not be related, contemporaneously. In order to consummate such a business combination, we may issue a significant amount of our debt or equity securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt or equity securities. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination. If we issue securities in order to consummate a business combination, our shareholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of our initial business combination, an ultimate parent company that may be formed) after our business combination. In the event we structure our initial business combination to acquire less than 100% of the equity interests of the target business, we will only consummate an initial business combination in which we become the controlling shareholder of the target. The key factor that we will rely on in determining controlling shareholder status will be our acquisition of more than 50% of the voting securities of the target company. We will not consider any transaction that does not meet such criteria. We have no specific business combination under consideration and we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

The time required to select and evaluate a target business and to structure and complete the initial business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which an initial business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finder’s or consulting fees to members of our management team, or any of their respective affiliates, for services rendered to or in connection with an initial business combination.

Fair market value of target business or businesses

The target business or businesses with which we effect our initial business combination must have a collective fair market value equal to at least 80% of the balance in the trust at the time of such business combination plus any amounts previously distributed to shareholders who have exercised their shareholders redemption rights. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account at the time of such initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights. However, we will always acquire at least a controlling interest in a target business (meaning more than 50% of the voting securities of the target business). The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate our initial business combination with an initial target business or businesses with a collective fair market value in excess of the balance in the trust account. In order to consummate such an initial business combination, we may issue a significant amount of our debt, equity or other securities to the sellers of such business and/or seek to raise additional funds through a private offering of debt, equity or other securities. There are no limitations on our ability to incur debt or issue securities in order to consummate our initial business combination. However, our amended and restated memorandum and articles of association prohibit us from incurring debt for borrowed money prior to an initial business combination, unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to the amounts held in the trust account. If we issue securities in order to consummate such an initial business combination, our shareholders could end up owning a minority of the combined company’s voting securities as there is no requirement that our shareholders own a certain percentage of our company (or, depending on the structure of the initial business combinations, an ultimate parent company that may be formed) after our business combination. Since we have no specific business combination under consideration, we have not entered into any such arrangement to issue our debt or equity securities and have no current intention of doing so.

In contrast to many other companies with business plans similar to ours that must combine with one or more target businesses that have a fair market value equal to 80% or more of the acquirer’s net assets, we will not combine with a target business or businesses unless the fair market value of such entity or entities meets a minimum valuation threshold of 80% of the amount in the trust account at the time of the initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights. We have used this criterion to provide investors and our management team with greater certainty as to the fair market value that a target business or businesses must have in order to qualify for an initial business combination with us. The determination of net assets requires an acquirer to have deducted all liabilities from total assets to arrive at the balance of net assets. Given the on-going nature of legal, accounting, shareholder meeting and other expenses that will be incurred immediately before and at the time of an initial business combination, the balance of an acquirer’s total liabilities may be difficult to ascertain at a particular point in time with a high degree of certainty. Accordingly, we have determined to use the valuation threshold of 80% of the amount in the trust account at the time of the initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights for the fair market value of the target business or businesses with which we combine so that our management team will have greater certainty when selecting, and our investors will have greater certainty when voting to approve or disapprove a proposed combination with, a target business or businesses that will meet the minimum valuation criterion for our initial business combination.

The fair market value of a target business or businesses will be determined by the disinterested members of our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If the disinterested members of our board are not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion.

We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion. Moreover, if we decide to enter into an initial business combination with a target business that is affiliated with any of our officers, directors, sponsor, including an entity or fund that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, we will do so only if we have obtained an opinion from an independent investment banking firm that the initial business combination is fair to our unaffiliated shareholders from a financial point of view and a majority of our disinterested independent directors approve the transaction.

We expect that any opinion from an investment banking firm would be included in our proxy soliciting materials furnished to our shareholders in connection with an initial business combination, and that such independent investment banking firm would be a consenting expert. Although our board of directors will obtain a fairness opinion in these circumstances for the benefit of our shareholders, the investment banking firms that render fairness opinions customarily will only address the opinion to the board of directors and, consequently, a shareholder’s recourse on such opinion will be through claims against such investment banking firm brought by us. However, as the opinion will be attached to, and thoroughly described in, our proxy soliciting materials, we believe investors will be provided with sufficient information in order to allow them to properly analyze the transaction. Accordingly, whether the independent investment banking firm allows shareholders to rely on their opinion will not be a factor in determining which firm to hire.

Lack of business diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose collective fair market value is at least equal to 80% of the balance in the trust account at the time of such business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several assets or several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex tax, accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically.

A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. We may also be required to comply with business combination laws in several jurisdictions. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the businesses, collectively, could fall below the required fair market value threshold of 80% of the balance in the trust account at the time of the initial business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights.

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating an initial business combination with only a single entity, our lack of diversification may subject us to negative economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after an initial business combination.

If we determine to effect business combinations simultaneously with several businesses and such businesses are owned by different sellers, we will need for each of the targets to agree that their business combination is contingent on the simultaneous closings of the other business combinations. We could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations if there are multiple sellers, and the additional risks associated with the subsequent assimilation of the operations and services or products of the companies in a single operating business.

If we complete our initial business combination structured as a merger in which the consideration is our share capital, we would have a significant amount of cash available with which we could make add-on acquisitions following our initial business combination.

Limited ability to evaluate the target business’s management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting our initial business combination with that business, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated with any certainty. While it is possible that one or more of our officers or directors will remain associated in some capacity with us following an initial business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to an initial business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We also cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our initial business combination.

Following an initial business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

Opportunity for shareholder approval of an initial business combination

Prior to the completion of an initial business combination, we will submit the transaction to our shareholders for approval, even if the nature of the acquisition is such as would not ordinarily require shareholder approval under applicable law.

In connection with seeking shareholder approval of an initial business combination, we will furnish our shareholders with proxy solicitation materials containing the information we believe would be required by the rules under the U.S Securities Exchange Act of 1934, as amended (the “Exchange Act”), if we were a United States reporting company which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the business.

In connection with the vote required for our initial business combination, our sponsor, including all of our officers and directors, have agreed to vote their sponsor’s ordinary shares in the same manner as the majority of the ordinary shares voted by the public shareholders in connection with any vote required to approve our initial business combination. Our sponsor, officers and directors have also agreed that they will vote any shares they purchase in the open market in, or after, this offering in favor of our initial business combination. We will proceed with the initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy are voted in favor of the initial business combination and public shareholders owning no more than 49.9% of the shares sold in this offering vote against the initial business combination and exercise their shareholder redemption rights.

Finally, in many jurisdictions, the business combination laws may require approval from a court or other regulatory body regardless of whether we have obtained shareholder approval.

Shareholder redemption rights

At the time we seek shareholder approval of any initial business combination, we will offer each public shareholder the right to have their ordinary shares redeemed into cash if the shareholder either (i) votes against the proposed action and timely exercises such redemption right or (ii) votes in favor of the proposed action but elects to exercise such shareholder’s right to redeem. Our sponsor, and its beneficial owners, will not have shareholder redemption rights with respect to any ordinary shares owned by them, directly or indirectly, including the sponsor’s ordinary shares or any shares purchased by them in this offering or in the aftermarket. The actual per-share redemption price will be equal to the aggregate amount then in the trust account, and including accrued interest, net of any interest income on the trust account balance required for us to pay our tax obligations incurred and net of interest income of up to $2,000,000 previously released to us to fund our working capital requirements (calculated as of two business days prior to the consummation of the proposed initial business combination), divided by the number of shares sold in this offering. The initial per-share redemption price would be $10.00 per share.

Notwithstanding the foregoing, a public shareholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from exercising shareholder redemption rights with respect to more than 10% of the shares sold in this offering. Such a public shareholder would still be entitled to vote against a proposed initial business combination with respect to all shares owned by him or his affiliates. We believe this restriction will discourage shareholders from accumulating large blocks of ordinary shares before the vote held to approve a proposed initial business combination and attempt to use the shareholder redemption right as a means to force us or our management to purchase their ordinary shares at a significant premium to the then current market price. Absent this provision, a public shareholder who owns in excess of 10% of the ordinary shares sold in this offering could threaten to vote against a proposed business combination and seek conversion, regardless of the merits of the transaction, if his shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting a shareholder’s ability to redeem only 10% of the shares sold in this offering, we believe we have limited the ability of a small group of shareholders to unreasonably attempt to block a transaction which is favored by our other public shareholders. However, we are not restricting the shareholders’ ability to vote all of their shares against the transaction.

An eligible shareholder may request shareholder redemption at any time after the mailing to our shareholders of the proxy statement and prior to the vote taken with respect to a proposed initial business combination. Redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and liquidation proceeds if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust not released to us for working capital purposes and as a result have a higher redemption price, and we will retain the difference to the extent of a liquidation of our trust account. In addition, no later than the business day immediately preceding the vote on the initial business combination, the shareholder must present written instructions to our transfer agent stating that the shareholder wishes to redeem its shares and confirming that the shareholder has held the shares since the record date and will continue to hold them through the shareholder meeting and the close of the initial business combination. Ordinary shares that have not been tendered in accordance with these procedures by the day prior to the shareholder meeting will not be redeemed for cash. Further, we may require public shareholders, whether they are a record holder or hold their shares in “street name,” to either tender their certificates to our transfer agent at any time through the vote on the initial business combination or to deliver their shares to the transfer agent electronically using Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, at the holder’s option no later than the business day immediately preceding the vote on the initial business combination.

The proxy solicitation materials that we will furnish to shareholders in connection with the vote for any proposed initial business combination will indicate whether we are requiring shareholders to satisfy such certification and delivery requirements. Accordingly, if we were to include this requirement, a shareholder would have from the time we send out our proxy statement through the vote on the initial business combination to tender his shares if he wishes to seek to exercise his redemption rights. This time period varies depending on the specific facts of each transaction. However, as the delivery process can be accomplished by the shareholder, whether or not he is a record holder or his shares are held in “street name,” in a matter of hours by simply contacting the transfer agent or his broker and requesting delivery of his shares through the DWAC System, we believe this time period is sufficient for an average investor. However, because we have no control over this process it may take significantly longer than we anticipated. The purpose of the requirement for physical or electronic delivery prior to the shareholder meeting is two-fold. First, it insures that the exercise by a shareholder of his shareholder redemption rights is irrevocable once the initial business combination is approved as the case may be, and second, it insures that we will know the amount of the proceeds that we will be able to use to consummate the initial business combination. Traditionally, in order to perfect shareholder redemption rights in connection with a blank check company’s initial business combination, a holder could simply vote against a proposed initial business combination and check a box on the proxy card indicating such holder was seeking redemption. After the business combination was approved, the company would contact such shareholder to arrange for him to deliver his ordinary shares to verify ownership. As a result, the shareholder then had an “option window” after the consummation of the initial business combination during which he could monitor the price of the shares in the market. If the price rose above the redemption price, he could sell his shares in the open market before actually delivering his shares to the company for cancellation. Thus, the shareholder redemption right, with respect to which shareholders was aware they needed to commit before the shareholder meeting, would become a continuing right surviving past the consummation of the initial business combination until the redeeming shareholder delivered his ordinary shares for conversion. The requirement for physical or electronic delivery prior to the meeting would be imposed to ensure that a redeeming holder’s election to redeem is irrevocable once the business combination is approved.

There is a nominal cost associated with the above-referenced tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge approximately $50 to the tendering broker, and it would be up to the broker to decide whether to pass this cost on to the shareholder who has exercised his shareholder redemption right. However, this fee would be incurred whether or not we require shareholders seeking to exercise their shareholder redemption rights to tender their shares prior to the meeting as the need to deliver the shares is a requirement of redemption whenever such delivery must be effectuated. Accordingly, tendering shares prior to the meeting would not result in any increased cost to shareholders when compared to the traditional process.

The steps outlined above will make it more difficult for our shareholders to exercise their shareholder redemption rights. In the event that it takes longer than anticipated to obtain delivery of their shares, shareholders who wish to redeem may be unable to make such delivery by the deadline for exercising their shareholder redemption rights and thus will be unable to redeem their shares.

Any request for shareholder redemption, once made, may be withdrawn at any time up to the vote taken with respect to the initial business combination. Furthermore, if a shareholder delivered his shares for redemption and subsequently decided prior to the meeting not to elect redemption, he may simply request that the transfer agent return the shares (physically or electronically). It is anticipated that the funds to be distributed to shareholders entitled to redeem their shares who elect redemption will be distributed promptly after completion of an initial business combination. Public shareholders who redeem their shares for their pro rata share of the trust account still have the right to exercise any warrants they still hold.

Redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and proceeds from liquidation of the trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust and as a result have a higher redemption price. However, if a shareholder fails to properly exercise its shareholder redemption rights, such shareholder will not have its ordinary shares redeemed for its pro rata distribution of the trust account.

We will not complete an initial business combination if public shareholders, owning 49.9% or more of the shares sold in this offering, both vote against and exercise their shareholder redemption rights with respect to the initial business combination, on a cumulative basis. We will not increase or decrease the redemption threshold prior to the consummation of our initial business combination. We have set the redemption percentage at 49.9% in order to reduce the likelihood that a small group of investors holding a block of our ordinary shares will be able to stop us from completing an initial business combination that may otherwise be approved by a majority of our public shareholders. The initial redemption price will be $10.00 per share.

If a vote on an initial business combination is held and the business combination is not approved, we may continue to try to consummate an initial business combination with the same or a different target until the date we are required to liquidate the trust account. If the initial business combination is not approved or completed for any reason, then public shareholders who exercised their shareholder redemption rights would not be entitled to redeem their ordinary shares for a pro rata share of the aggregate amount then in the trust account. In such case, if we have required public shareholders to tender their shares prior to the meeting, we will promptly return such shares to the tendering public shareholder. Public shareholders would be entitled to receive their pro rata share of the aggregate amount in the trust account only in the event that (i) such shareholder votes for the initial business combination and the initial business combination was duly approved and subsequently completed, or (ii) in connection with our liquidation of our trust account.

Liquidation of our trust account if no initial business combination

Our amended and restated memorandum and articles of association provides that if after 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement) from the consummation of this offering we have not consummated an initial business combination we will repurchase our public shares and liquidate our trust account and distribute the proceeds to the holders of our public shares. This provision may not be amended except with consent of 66.66% of the issued and outstanding ordinary shares voting present in person or by proxy at a meeting in which the holders of 95% of the outstanding ordinary shares must be present in order to constitute a quorum. If we have not completed an initial business combination by such date, we will compulsorily repurchase all shares held by the public shareholders, within five business days, pursuant to the procedures in our amended and restated memorandum and articles of association.

Following completion of the repurchase of our public shares, we will continue in existence. To the extent any claims deplete the funds remaining in the trust account we cannot assure you we will be able to return to our public shareholders the amounts payable to them from the liquidation of the trust account. In addition, under certain limited circumstances distributions received by shareholders could be viewed by applicable laws (including insolvency laws and certain equitable and/or restitution principles) as either fraudulent transfers or mistaken or otherwise wrongful payments. In those circumstances, a court could order that amounts received by our shareholders be repaid to us.

Our sponsor and its beneficial owners have waived their rights to participate in any liquidation of the trust account with respect to its shares. There will be no distribution from the trust account with respect to our warrants, which may expire worthless. The costs of liquidation of the trust account will be met from our remaining assets outside of the trust account or from interest earned on the funds held in the trust account that may be released to us to fund our working capital requirements, if not done in connection with a shareholder vote with respect to the extended period of a potential initial business combination. If such funds are insufficient, each of our sponsor and ACM has agreed, jointly and severally, to advance us the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000, absent any unforeseen complications) and has agreed not to seek repayment of such expenses.

If we were to expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share redemption price would be $10.00. The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public shareholders. To the extent any such claims deplete the trust account, the amounts returned to our public shareholders from the trust account will be reduced accordingly. Additionally, we cannot assure you that third parties will not seek to recover from our shareholders amounts owed to them by us. If a claim was made that resulted in our sponsor and ACM having liability and they refused to satisfy their obligations, our board of directors, having a fiduciary obligation to act in the best interest of the company, may cause the company to bring an action against them to enforce our indemnification rights.

Each of our sponsor and ACM will agree, pursuant to an agreement with us and the representative of the underwriters that, if we distribute the amounts held in trust to our public shareholders pursuant to the exercise of shareholder redemption rights in connection with the consummation of our initial business combination, or if we liquidate our trust account, they will be jointly and severally liable, by means of direct payment to the trust account, to pay debts and obligations to target businesses or vendors or other entities that are owed money by us for services rendered or contracted for or products sold to us in excess of the net proceeds of this offering not held in the trust account. However, the agreement entered into by each of our sponsor and ACM specifically provides for two exceptions to this indemnity; there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver or (2) as to any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act. We cannot assure you, however, that each of our sponsor and ACM would be able to satisfy those obligations. Accordingly, the actual per-share price from liquidation of our trust account could be less than $10.00 per ordinary share plus interest, due to claims of creditors. Additionally, if we become insolvent or a petition to wind up the company is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable insolvency law, and may be included in our insolvent estate and subject to the claims of third parties with priority over the claims of our shareholders (including claims of our shareholders for amounts owed to them as a result of the redemption or repurchase of our shares). To the extent any claims deplete the trust account, we cannot assure you we will be able to return to our public shareholders at least $10.00 per ordinary share plus accrued interest.

Our public shareholders will be entitled to receive funds from the trust account only in the event of our compulsory repurchase of our public shares and liquidation of our trust account or if they seek to redeem their respective shares for cash upon an initial business combination which the shareholder voted against and such business combination is completed by us. In no other circumstances will a shareholder have any right or interest of any kind to or in the trust account.

Survival After Liquidation of Trust Account

As discussed above, in the event that we fail to consummate a business combination by , 2012 (eighteen months from the closing of this offering) or , 2012 (twenty-four months from the closing of this offering) if the period to complete our business combination has been extended, we will compulsorily repurchase our public shares and distribute the funds held in the trust account. As part of this process, each shareholder, other than our initial shareholder, shall have their shares repurchased, within five business days, pursuant to the procedures in our amended and restated memorandum and articles of association, using the proceeds from the liquidation of our trust account, and such shares shall be cancelled, leaving our initial shareholder as the only shareholder. We will continue in existence as a public shell company and, subject to the provisions of our Amended and Restated Memorandum and Articles of Association, our management will have broad discretion to determine the future of our business, if any. In addition, as substantially all of our assets are expected to be distributed pursuant to the liquidation of our trust account, unless we obtain third-party financing, the surviving public shell company will have limited, or no, financial resources to pursue a new business.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands, which will be in effect as of the date of this prospectus, contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of an initial business combination, including:

•	a requirement that all proposed initial business combinations be presented to shareholders for approval regardless of whether or not the laws of the Cayman Islands laws require such a vote;
•	a prohibition against completing an initial business combination if 49.9% or more of the ordinary shares held by our public shareholders properly exercise their shareholder redemption rights;
•	the right of shareholders voting for an initial business combination, in the event such initial business combination is approved, to redeem their shares for a pro rata portion of the trust account subject to the restriction on a public shareholder together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of our securities, exercising shareholder redemption rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, in connection with such shareholder vote. Redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and proceeds from the liquidation of our trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust and as a result have a higher redemption price;
•	a requirement that (i) in the event we do not consummate an initial business combination by 18 months after the consummation of this offering, unless we have extended our period of time to consummate a business combination by 6 months by entering into a definitive agreement or letter of intent with respect to an initial business combination within 18 months of the consummation of this offering, or (ii) public shareholders owning no more than 49.9% of the ordinary shares purchased by the public shareholders in this offering exercise their shareholder redemption rights, we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders;
•	a requirement that in the event that the time we have to consummate an initial business combination is extended to 24 months after the consummation of this offering as described above and we still do not consummate an initial business combination within such 24 months, we will immediately follow the procedures for repurchasing our public shares and liquidating our trust account pursuant to the provisions in our amended and restated memorandum and articles of association;
•	a requirement that should any of our directors have a conflict of interest with respect to evaluating a particular business combination, such interested director must disclose such conflict to the board of directors and abstain from voting in connection with the matter;
•	a requirement that, upon the consummation of this offering, approximately $40,300,000, or approximately $46,165,000 if the underwriters’ over-allotment option is exercised in full, shall be placed into the trust account;
•	a prohibition prior to our initial business combination against our issuance of additional shares that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on an initial business combination;
•	a prohibition against incurring debt for borrowed money prior to an initial business combination, unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust; and
•	a requirement that the audit committee review and approve all reimbursements and payments made to our sponsor, officers, directors or their affiliates, and that any reimbursements and payments made to members of our audit committee be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

These provisions may only be amended by a consent of 66.66% of the issued and outstanding ordinary shares at a meeting at which the holders of 95% of the outstanding shares must be present in person or by proxy in order to constitute a quorum. Our directors, officers and sponsor have agreed not to make a proposal to amend any of the foregoing provisions prior to the consummation of an initial business combination. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including the limitations on any amendment or modification of such provisions.

In addition, our amended and restated memorandum and articles of association, which will be in effect as of the date of this prospectus, contain other provisions that may only be amended by consent of 66.66% of the issued and outstanding ordinary shares at a meeting at which the holders of a majority of the outstanding shares must be present in person or by proxy to constitute a quorum, including:

•	the classification of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors;
•	a requirement that our audit committee monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee be charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting commissions and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds	$40,300,000 which is composed of the net offering proceeds, including the proceeds relating to the sale of the sponsor’s warrants, will be deposited into a trust account at JPMorgan Chase Bank N.A., maintained by Continental Stock Transfer & Trust Company, as trustee.	Gross offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds	$40,300,000 which is composed of the net offering proceeds, including the proceeds relating to the sale of the sponsor’s warrants will be invested in U.S. government treasury bills having a maturity of 180 days or less or in money market fund meeting conditions under Rule 2a-7 under the Investment Company Act.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds	Interest on proceeds from trust account to be paid to shareholders is reduced by (i) any taxes paid or due on the interest generated and (ii) up to $2,000,000 that can be used for working capital purposes.	Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business combination.
Limitation on fair value or net assets of target business	The initial target business with which we effect our initial business combination must have a fair market value equal to at least 80% of the balance in the trust account at the time of such business combination plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Trading of securities issued	The units will commence trading on or promptly after the date of this prospectus. The ordinary shares and warrants comprising the units will begin to trade separately five trading days after the earlier of the termination or expiration of the underwriters’ over-allotment option, and its exercise in full, provided we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K or on Form 8-K, as applicable, which includes an audited balance sheet reflecting our receipt of the proceeds of this offering, including any proceeds we receive from the exercise of the over-allotment option, if such option is exercised prior to the filing of the Report of Foreign Private Issuer on Form 6-K or on Form 8-K, as applicable. If the over-allotment option is exercised after our initial filing of a Form 6-K, we will file an amendment to the Form 6-K or Form 8-K to provide updated financial information to reflect the exercise and consummation of the over-allotment option. We will also include in this Form 6-K or Form 8-K, an amendment thereto, or in a subsequent Form 6-K or Form 8-K, information indicating the date on which the separate trading of the ordinary shares and warrants will begin and issue a press release announcing when such separate trading will begin.	No trading of the units or the underlying ordinary shares and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.
Exercise of the warrants	The warrants cannot be exercised until the later of the completion of an initial business combination or one year from the date of this prospectus (assuming in each case that there is an effective registration statement covering the ordinary shares underlying the warrants) and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Election to remain an investor	Shareholders will have the opportunity to vote on the initial business combination. We will file a proxy statement with the SEC, containing information we are required to provide to shareholders since we have a class of equity securities registered under Section 12 of the Exchange Act. A shareholder following the procedures described in this prospectus is given the right to redeem his, her or its shares for a pro rata share of the trust account, net of any interest income required for us to pay our tax obligations incurred and net of interest income of up to $2,000,000 previously released to us to fund our working capital requirements. However, a shareholder who does not properly follow these procedures or a shareholder who does not take any action would not be entitled to the return of any funds from the trust account.	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she or it elects to remain a shareholder of the company or requires the return of his, her or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the shareholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline	If we are unable to consummate our initial business combination within 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination within such 18 month period) from the date of this prospectus, we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.
Release of funds	Except with respect to interest on the amount held in the trust account that is released to us to fund our working capital requirements (subject to the tax holdback), amounts in the trust account will not be released until our initial business combination or the failure to effect a business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Competition

In identifying, evaluating and selecting a target business for our initial business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

•	our obligation to seek shareholder approval of our initial business combination or obtain necessary financial information may delay the completion of a transaction;
•	our obligation to redeem for cash up to 49.9% of our ordinary shares (minus one share) held by our public shareholders who vote against or in favor (but decide to redeem) of our initial business combination and properly exercise their shareholder redemption rights may reduce the resources available to us for our initial business combination;
•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and
•	the requirement to acquire a target business or target businesses having a fair market value equal to at least 80% of the balance of the trust account at the time of the acquisition plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights could require us to acquire several assets or several operating businesses at the same time, all of which sales would be contingent on the simultaneous closings of the other sales, which could make it more difficult to consummate our initial business combination.

Any of these or other factors may place us at a competitive disadvantage in successfully negotiating our initial business combination.

Facilities

We currently maintain our executive offices at c/o Arco Capital Management LLC, 7 Sheinovo Street, 1504 Sofia, Bulgaria. We consider our current office space adequate for our current operations.

Employees

We currently have 2 executive officers. These individuals are not obligated to devote any specific number of hours to our matters and intend to devote only as much time as they deem necessary to our affairs. The amount of time they will devote in any time period will vary based on whether a target business has been selected for the business combination and the stage of the business combination process we are in. Accordingly, once management locates a suitable target business to acquire, we expect that our executive officers will spend more time investigating such target business and negotiating and processing the business combination (and consequently spend more time on our affairs) than they would prior to locating a suitable target business. We do not intend to have any full time employees prior to the consummation of our initial business combination.

Periodic Reporting and Financial Information

We will register our units, ordinary shares and warrants under the Exchange Act and have reporting obligations with the U.S. Securities and Exchange Commission. In accordance with the requirements of the Exchange Act, our annual report will contain financial statements audited and reported on by our independent registered public accountants.

Our management will provide shareholders with audited financial statements of the properties to be acquired as part of the proxy solicitation materials sent to shareholders to assist them in assessing each specific target business we seek to acquire. While the requirement of having available financial information for the target business may limit the pool of potential acquisition candidates, given the broad range of target businesses we may consummate our initial business combination with, we do not believe that the narrowing of the pool will be material.

We may be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending on or after December 31, 2011. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

There is no material litigation currently pending against us or any members of our management team in their capacity as such.

MANAGEMENT

Directors and Executive Officers

Our directors and executive officers as of the date of this prospectus are as follows:

Name	Age	Position
Jay Johnston	49	Chairman of the Board and Co-Chief Executive Officer
Francesco Piovanetti	35	Director, Co-Chief Executive Officer, Chief Financial Officer and President
Facundo Bacardí	65	Director
David P. Kelley II	52	Director
Shai Novik	44	Director
Carlos Valle	51	Director

Biographical Information

Jay Johnston, Chairman and Co-Chief Executive Officer.  Mr. Johnston has served as our Chairman of the Board of Directors and Chief Executive Officer since April 20, 2010. Mr. Johnston has served as Chief Executive Officer of ACM since its formation. He is also the Chairman of the Board of Directors and Chief Executive officer of Arco. From 2009 to August 2010, Mr. Johnston served as a Senior Advisor to Gramercy Advisors LLC (“Gramercy”). From 1999 to 2009, Mr. Johnston was the Co-Managing Partner of Gramercy, where he co-managed the portfolio investments of the Gramercy Emerging Markets Fund and other accounts managed by Gramercy. Prior to joining Gramercy, Mr. Johnston was Managing Director and Head of Emerging Markets Fixed Income Sales at Deutsche Bank Securities, Inc. from 1998 to 1999. From 1996 to 1998, Mr. Johnston was a Senior Vice President at Lehman Brothers in the Emerging Markets Group. From 1984 to 1996, Mr. Johnston worked in institutional fixed income, emerging market and high yield sales at a variety of institutions including ING Baring Securities, Inc., Oppenheimer & Company, Inc. and Dean Witter Reynolds, Inc. From 1983 to 1984, Mr. Johnston was a Portfolio Manager at Patterson Capital Corporation responsible for managing a $1.3 billion portfolio of mortgage backed securities for a variety of U.S. Savings and Loans. Mr. Johnston received a B.S. degree in Finance at the University of Florida.

Francesco Piovanetti, Director, Co-Chief Executive Officer, Chief Financial Officer and President.  Mr. Piovanetti has served as our Director, Co-Chief Executive Officer, Chief Financial Officer and President since April 20, 2010. Mr. Piovanetti has served as ACM’s President since its formation. He is also the President, Chief Operating Officer, and Director of Arco. Mr. Piovanetti has more than a decade and a half of experience working in various areas of corporate finance, capital markets and investment banking. From 2003 to 2006, Mr. Piovanetti served as Managing Director for Asset Sourcing at Gramercy. Prior to joining Gramercy, from 1997 to 2003, Mr. Piovanetti was employed as an Analyst and later as an Associate, a Vice President and then as a Director at Deutsche Bank in its Structured Capital Markets Group, which executed proprietary and client arbitrage transactions. From 1995 to 1997, he was a Senior Analyst in Deloitte & Touche, LLC’s Corporate Finance Group, where he consulted in the areas of commercial lending, mergers and acquisitions, management buyouts, capital sourcing and valuation services. Mr. Piovanetti received B.A. in Economics and B.S. in Finance from Bryant University, and an M.B.A. from Columbia Business School.

Facundo Bacardí, Director.  Mr. Bacardí has served as our Director since August 2010. Mr. Bacardí is a member of the family that owns Bacardí Limited, one of the largest family owned companies in the worldwide liquor manufacturing and distributing business. At Bacardí Limited, he served as executive officer and director in Brazil and Trinidad. Mr. Bacardí was responsible for the creation of Bacardí Centroamericana, S.A. in 1980, which was sold in 1991. He has served as President and Director of Suramericana de Inversiones, S.A. since 1995, an investment company in Panama that he founded in 1995. Mr. Bacardí was also Chairman and President of Nations Flooring, a flooring and window dressing company, between 1995 to 2004. From 1993 to 2000, he served as a director of CTA Industries, Inc., an insulation manufacturer. He also served as a director of JSM Holdings, Corp., an investment company, from 2003 to 2007. He graduated with a Bachelors of Science from Babson College in 1967.

David P. Kelley II, Director.  Mr. Kelley has served as our Director since August 2010. Mr. Kelley is a partner of Zenith Capital Partners, LLC, a private equity firm located in New York, where he has served since

2006, and a founding partner of Andover Partners Strategic Security Solutions, LLC (AP-S3, LLC), a security and intelligence consulting firm, where he has served since December 2009. From 1985 to 1988, Mr. Kelley was a tax lawyer in the law firm of Brown and Wood located in New York. From 1988 to 1991, Mr. Kelley worked at Merrill Lynch in New York, where he was promoted to a Director of the Global Swap Group. From 1991 to 1994 Mr. Kelley was a Managing Director at UBS Securities in New York, in charge of the US Structured Products Group. From 1994 to 1998, Mr. Kelley was a Managing Director and Head of the Global Structured Products Group at Deutsche Bank Securities in New York. From 1998 to 2006, Mr. Kelley was a Managing Director of Integrated Capital Associates, a private equity firm, located in New York. Mr. Kelley is currently a Director of the Apex-Guotai Junan Greater China Fund, headquartered in Hong Kong. Mr. Kelley graduated from Emory University with a BA degree in 1979. He graduated with a J.D. degree from Temple University School of Law in 1983, and he received an L.L.M. in Taxation from New York University School of Law in 1985.

Shai Novik, Director.  Mr. Novik has served as our Director since August 2010. Mr. Novik has served as the President and a director of PROLOR Biotech since 2005. From 2003 to 2005, Mr. Novik was the Managing Director of A.S. Novik, a private investment firm, and from 2000 to 2002, he was Managing Director of A-Online Capital, an investment firm. Mr. Novik previously served as Chief Operating Officer and Head of Strategic Planning of THCG, a technology and life sciences investment company, from 1998 to 2000. THCG was a portfolio company of Greenwich Street Partners, a large U.S.-based private equity fund. THCG’s portfolio included several life sciences and medical device companies. Prior to his position at THCG, Mr. Novik served as Chief Operating Officer and Chairman of Strategy Committee of RogersCasey, an investment advisory company serving Fortune 500 companies such as DuPont, Kodak, General Electric and others, from 1994 to 1998. Mr. Novik is the co-founder and Chairman of the Board of Stentomics Inc., a private drug-eluting stent technology company developing next-generation, polymer-free drug-eluting stent solutions. Mr. Novik also serves on the boards of the privately-held companies Ucansi Inc., a company developing non-invasive vision correction products, and Odysseus Ventures Ltd., a managing partner of a small venture fund. Mr. Novik served for seven years in the Israeli Defense Forces, and received his M.B.A., with Distinction, from Cornell University.

Carlos Valle, Director.  Mr. Valle has served as our Director since August 2010. Mr. Valle is a seasoned professional with broad global experience in finance. In May 2009, Mr. Valle retired from Merrill Lynch & Co. where he served for over 20 years in many diverse assignments. His expertise includes Leveraged Finance, Corporate Bonds, Structured Finance, Private Equity and Sales Management of both Institutional Fixed Income and Equities as well as International High Net Worth Private Clients. Prior to Merrill Lynch, Mr. Valle was a bond analyst for a major Insurance company. He holds a Bachelor of Science degree from the Wharton School, University of Pennsylvania and an M.B.A. from the Darden School, University of Virginia. Mr. Valle served as Adjunct Professor at the Darden School in the Spring of 2010 and acts as advisor to various boards of directors.

Assistance from Senior Executives from ACM

In addition to Messrs. Johnston and Piovanetti, our executive officers and directors, the following senior executives of ACM will be involved in helping us to source, analyze and execute our initial business combination. We have an informal agreement with ACM regarding these senior managers’ services and therefore none of these individuals are required to commit any specified amount of time to our affairs. Mr. Johnston and Mr. Piovanetti, the senior executives and the major shareholders of ACM, have advised us that ACM has agreed to make these individuals available to us at no cost.

Alberto Hernandez, Chief Investment Officer of ACM.  Mr. Hernandez has served as ACM’s Chief Investment Officer since September 2009. Prior to joining ACM, Mr. Hernandez was a Director in the European Mergers & Acquisition Group of UBS Limited from August 2006 to February 2007. Mr. Hernandez worked as an investment banker at JPMorgan Securities from July 1997 to July 2006, where he developed an extensive and diverse background in corporate finance, transaction sourcing, and execution. During his career, Mr. Hernandez has been involved in the sourcing and execution of over 30 merger & acquisition transactions with a total value in excess of $45 billion, he has accumulated knowledge of fixed income and equity securities and substantial experience in financial and credit analysis with over $2.5 billion of placed capital.

Mr. Hernandez is a registered representative of FINRA and is a FSA (United Kingdom) approved Investment Adviser. Mr. Hernandez received a B.S. degree in Finance, Investment and Economics at Babson College.

Jorge Rodríguez, Chief Financial Officer and Treasurer of ACM.  Mr. Rodríguez has more than 22 years of experience in the financial industry. Mr. Rodríguez has served as the Chief Financial Officer of ACM since June 2007. Prior to joining ACM, Mr. Rodríguez served as Chief Investment Officer for RG Financial Corporation, a public bank holding company in Puerto Rico, from August 2004 to May 2007. He was in-charge of the investment, treasury and secondary market division. From January 1995 to May 2004, Mr. Rodríguez worked at The Bank & Trust of Puerto Rico, a private commercial bank, occupying various positions from senior vice president and chief financial officer up to president and chief executive officer of the bank. From November 1984 to December 1994, he worked at First Bancorp Puerto Rico as a vice president of the finance division for two years and later as a senior vice president of investments for eight years. From January 1980 to November 1984, Mr. Rodríguez was a manager in KPMG’s San Juan, Puerto Rico office. He served in the audit division specializing mostly in the bank and manufacturing industry. Mr. Rodríguez graduated Magna Cum Laude from the University of Puerto Rico, Río Piedras Campus where he received a Bachelor Degree in Business Administration with a major in Accounting. Mr. Rodríguez is a Certified Public Accountant, member of the Puerto Rico Society of Certified Public Accountants and member of the American Institute of Certified Public Accountants.

Juan Carlos Bou, General Counsel of ACM.  Mr. Bou has served as ACM’s and Arco’s General Counsel since May 21, 2007. Mr. Bou is responsible for legal, compliance, government relations, and transaction management affairs. From September 2003 to May 2007, Mr. Bou worked at the law firm of Fiddler, Gonzalez & Rodríguez, P.S.C., in the corporate and securities department, handling public and private offerings, merger and asset acquisitions, securities and banking compliance matters, and international financial transactions. From February 2001 through May 2002, Mr. Bou was an assistant advisor to the Governor of the Commonwealth of Puerto Rico. In this capacity, Mr. Bou directed various legal and public policy related projects pertaining to the executive and legislative branches. Mr. Bou acted as assistant controller and human resources manager for R.F. Mortgage & Investment Corp., a mortgage bank in Puerto Rico. Mr. Bou holds a double major in Finance and Philosophy from Boston College; a Juris Doctor from the University of Puerto Rico Law School and a Masters of Laws (LLM) from Columbia Law School. He is a member of the Puerto Rico Bar Association, and the New York Bar Association.

Angel Gyaurov, Managing Director/Europe Regional Head of ACM.  Mr. Gyaurov joined ACM on September 2007 as Vice President, and has served as the Managing Director/Europe Regional Head of ACM since July 2009. Prior to joining ACM, Mr. Gyaurov worked in Bermuda with Ernst & Young’s hedge fund practice. Mr. Gyaurov has over 7 years of diverse transaction and analyst experience in private equity, corporate finance and business assurance services. He has also held positions with ING Barings, Arthur Andersen, MG Asset Management, and Sigma Capital Management, a private equity fund. Mr. Gyaurov received a B.S. degree in Economics and a M.A. degree in Macroeconomics from the University of Sofia, Bulgaria, (Honors), and in 2007 earned his M.B.A. from INSEAD in France and Singapore. Mr. Gyaurov is also a CFA chartholder.

Priscilla Pacheco, Senior Vice President and Controller of ACM.  Ms. Pacheco has served as ACM’s Controller and Senior Vice president since January 2009. Prior to joining ACM, from January 2005 to April 2008, Ms. Pacheco worked as a Manager for PricewaterhouseCoopers, LLP (“PwC”) in San Juan, Puerto Rico. She served in the financial services industry group of the Firm’s assurance and audit division. She specialized in publicly traded financial institutions, mostly accelerated filers in the banking industry, SEC regulatory filings, as well as Sarbanes-Oxley Act compliance. Prior to her role at PwC, from September 2005 to January 2005, she worked with Deloitte & Touche, LLP, also in their assurance and audit practice in the financial services industry group. Ms. Pacheco graduated cum laude from the University of Puerto Rico where she received a bachelor’s degree in Business Administration with a major in Accounting. She is a certified public accountant and a licensed attorney and notary public in Puerto Rico. She is a member of the Puerto Rico Society of Certified Public Accountants, the American Institute of Certified Public Accountants, the Puerto Rico Bar Association, and the American Bar Association.

Number and Terms of Office of Directors

Our board of directors is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Facundo Bacardi and Shai Novick will expire at our first annual general meeting of shareholders. The term of office of the second class of directors, consisting of David P. Kelley II and Carlos Valle, will expire at the second annual general meeting of shareholders. The term of office of the third class of directors, consisting of Jay Johnston and Francesco Piovanetti, will expire at the third annual general meeting of shareholders.

Our officers are appointed by the board of directors and serve at the discretion of the board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated memorandum and articles of association as it deems appropriate. Our amended and restated memorandum and articles of association provide that our officers may consist of a chairman of the board, chief executive officer, president and chief financial officer, vice presidents, secretary, treasurer and such other offices as may be determined by the board of directors.

These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. Collectively, through their positions described above, our directors and executive officers have experience in the private equity business.

Officer and Director Compensation

Our officers and directors have not received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of our initial business combination or our liquidation of our trust account, we will pay our sponsor a total of $7,500 per month for office space and administrative services, including secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated third party for such services. No compensation of any kind, including finders’ and consulting fees, will be paid either by us or by any affiliated entity for services rendered to us by any of our sponsor, officers and directors or any of their respective affiliates, for services rendered prior to or in connection with the consummation of an initial business combination. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of reimbursement these individuals may receive. After an initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. It is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation.

Director Independence

The Nasdaq Capital Market requires that a majority of our board must be composed of “independent directors,” which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company’s board of directors would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director.

Our board of directors has determined that except for Messrs. Johnston and Piovanetti, each of our directors are independent directors as such term is defined in Rule 10A-3 of the Exchange Act and the rules of the Nasdaq Capital Market. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

Any affiliated transactions will be on terms no less favorable to us than could be obtained from independent parties. Any affiliated transactions must be approved by a majority of our independent and disinterested directors.

Audit Committee

Effective upon consummation of this offering, we will establish an audit committee of the board of directors, which will consist of Carlos Valle, as chairman, Facundo Bacardi, David P. Kelley II and Shai Novik, each of whom has been determined to be “independent” as defined in Rule 10A-3 of the Exchange Act and the rules of the Nasdaq Capital Market.

The audit committee’s duties, which are specified in our Audit Committee Charter, include, but are not limited to:

•	reviewing and discussing with management and the independent auditor the annual audited financial statements, and recommending to the board whether the audited financial statements should be included in our Form 20-F or Form 10-K, as applicable;
•	discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;
•	discussing with management major risk assessment and risk management policies;
•	monitoring the independence of the independent auditor;
•	verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;
•	reviewing and approving all related-party transactions. The audit committee will consider all relevant factors when determining whether to approve a related party transaction, including whether the related party transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances and the extent of the related party’s interest in the transaction;
•	inquiring of and discussing with management our compliance with applicable laws and regulations;
•	pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;
•	appointing or replacing the independent auditor;
•	reviewing proxy disclosure to ensure that it conforms to the disclosure that we believe would be required for a proxy statement filed with the SEC had we not been a foreign private issuer but still had a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934;
•	determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work;
•	establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies;
•	approving reimbursement of expenses made to and incurred by our sponsor, officers, directors or their affiliates. Any reimbursements or payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval; and
•	monitoring compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, immediately taking all action necessary to rectify such noncompliance or otherwise causing compliance with the terms of this offering.

Financial Experts on Audit Committee

The audit committee will at all times be composed exclusively of “independent directors” who are “financially literate” as defined under the Nasdaq Capital Market listing standards. The Nasdaq Capital

Market listing standards define “financially literate” as being able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

In addition, we must certify to the Nasdaq Capital Market that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual’s financial sophistication. The board of directors has determined that Carlos Valle satisfies the definition of financial sophistication and also qualifies as an “audit committee financial expert,” as defined under the rules and regulations of the SEC.

Nominating Committee

Effective upon consummation of this offering, we will establish a nominating committee of the board of directors, which will consist of David P. Kelley II, as chairman, Facundo Bacardi, Shai Novik and Carlos Valle, each of whom is an independent director under the Nasdaq Capital Market listing standards. The nominating committee is responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The nominating committee considers persons identified by its members, management, shareholders, investment bankers and others.

Guidelines for Selecting Director Nominees

The guidelines for selecting nominees, which are specified in the Nominating Committee Charter, generally provide that persons to be nominated:

•	should have demonstrated notable or significant achievements in business, education or public service;
•	should possess the requisite intelligence, education and experience to make a significant contribution to the board of directors and bring a range of skills, diverse perspectives and backgrounds to its deliberations; and
•	should have the highest ethical standards, a strong sense of professionalism and intense dedication to serving the interests of the shareholders.

The nominating committee will consider a number of qualifications relating to management and leadership experience, background and integrity and professionalism in evaluating a person’s candidacy for membership on the board of directors. The nominating committee may require certain skills or attributes, such as financial or accounting experience, to meet specific board needs that arise from time to time. The nominating committee does not distinguish among nominees recommended by shareholders and other persons.

Code of Ethics and Committee Charters

As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC’s web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Report of Foreign Private Issuer on Form 6-K or Form 8-K, as applicable.

Conflicts of Interest

Each of our executive officers may be deemed an affiliate of any company for which he serves as an officer or director with respect to which that executive officer otherwise has a pre-existing fiduciary duty and a conflict of interest could arise if an opportunity is appropriate for one of such companies. Thus, we may not be able to pursue opportunities that otherwise may be attractive to us unless these companies and entities have declined to pursue such opportunities. These pre-existing fiduciary duties may limit the opportunities that are available to us to consummate our initial business combination.

In summary, directors and officers owe the following fiduciary duties under Cayman Islands law:

(i)	duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not impinge upon the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person” having both:

(i)	the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company; and
(ii)	the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings.

As a result of multiple business affiliations, our officers and directors may have similar legal obligations relative to presenting business opportunities meeting the criteria we will look for in a target business, listed elsewhere in the prospectus, to multiple entities. In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to such criteria. Our amended and restated memorandum and articles of association state that should a director have a conflict of interest, the interested director must disclose such conflict to our board.

Potential investors should be aware of the following other potential conflicts of interest:

•	None of our officers and directors is required to commit their full time to our affairs and, accordingly, they may have conflicts of interest in allocating their time among various business activities.
•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Due to any existing and future affiliations, our officers and directors may have fiduciary or contractual obligations to present potential business opportunities to other entities as well as presenting them to us. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented.
•	In the future, our officers and directors may seek to organize, promote or become affiliated with other entities, including other blank check companies that may, among other things, focus on target businesses in emerging markets.
•	The sponsor’s ordinary shares and underlying securities owned by our sponsor may not be released from escrow until one year after the successful consummation of an initial business combination, and the sponsor’s warrants purchased by our sponsor and any warrants that our sponsor, officers and directors may purchase in this offering or in the aftermarket may expire worthless if an initial business combination is not consummated. Additionally, our sponsor will not receive liquidation distributions with respect to any of their sponsor’s ordinary shares. Furthermore, our sponsor has agreed that it will not sell or transfer the sponsor’s warrants (except under limited circumstances) until 6 months after we have completed an initial business combination. Our sponsor desires to avoid rendering their securities worthless may result in a conflict of interest when they determine whether it is appropriate to enter into an initial business combination with a particular target business and the conflict of interest will increase as we approach the 18th month or 24th month, in the case of an extension, following the consummation of this offering and we have not consummated an initial business combination.
•	Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to an initial business combination.

All of our officers, directors and sponsor, have agreed to vote any ordinary shares acquired by them in the offering or aftermarket in favor of an initial business combination.

We have agreed not to consummate an initial business combination with an entity which is affiliated with any of our officers, directors, sponsor, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that the initial business combination is fair to our unaffiliated shareholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. We currently do not anticipate entering into an initial business combination with an entity affiliated with any of directors, officers or sponsor. Furthermore, in no event will any of our existing officers, directors, sponsor, or any entity or individual with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination (regardless of the type of transaction that it is).

Limitations on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated Memorandum and Articles of Association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated memorandum and articles of association. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated memorandum and articles of association also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Cayman Islands law would permit such indemnification. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our ordinary shares as of October 5, 2010, and as adjusted to reflect the sale of our ordinary shares included in the units offered by this prospectus, and, unless otherwise indicated, assumes no purchase of units in this offering, by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding ordinary shares;
•	each of our officers and directors; and
•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all ordinary shares beneficially owned by them.

	Prior to the Offering		After the Offering(2)
Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares	Amount and Nature of Beneficial Ownership	Approximate Percentage of Outstanding Ordinary Shares
Cazador Sub Holdings Ltd.(3)	1,150,000	100%	1,000,000	20.0%

(1)	The registered office address of the shareholder is c/o Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman KY1-1104, Cayman Islands.
(2)	Assumes no exercise of the over-allotment option and, therefore, the repurchase by us of 150,000 shares from our sponsor.
(3)	Owned 100% by Cazador Holdings Ltd., a Cayman Islands exempted company.

Our sponsor purchased 1,437,500 sponsor’s ordinary shares for an aggregate purchase price of $25,000, or $0.01739 per share. On October 5, 2010, the company repurchased 287,500 of sponsor’s ordinary shares for an aggregate purchase price of $1. As a result of the repurchase, the sponsor currently owns 1,150,000 ordinary shares.

Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option by the underwriters), our sponsor will beneficially own 20% of the then issued and outstanding shares. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our shareholders, including the election of directors and approval of significant corporate transactions other than approval of our initial business combination.

To the extent the underwriters do not exercise their over-allotment option up to an aggregate of up to 150,000 sponsor’s ordinary shares held by our sponsor will be subject to compulsory repurchase by us. Our sponsor will be required to have compulsorily repurchased only a number of ordinary shares necessary to maintain our sponsor’s 20% ownership interest in our ordinary shares on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters’ over-allotment option.

On June 16, 2010, our sponsor agreed to purchase an aggregate of 4,340,000 warrants at a price of $0.50 per warrant ($2,170,000 in the aggregate) in a private placement that will occur immediately prior to the consummation of this offering. The $2,170,000 of proceeds from this private placement will be added to the proceeds of this offering. If we do not complete an initial business combination, then the $2,170,000 will be part of the liquidating proceeds from our trust account to our public shareholders, and the sponsor’s warrants may expire worthless. The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the sponsor’s warrants (i) are non-redeemable so long as they are held by any of the sponsor or their permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by any of the sponsor or their permitted transferees, and (iii) are not transferable or saleable by our sponsor(except to permitted transferees) until 6 months after we complete the initial business combination. The sponsor’s warrants are not exercisable and will be placed in escrow while they are subject to such transfer restrictions.

If the underwriters do not exercise the over-allotment option in full, we will be required to repurchase 150,000 ordinary shares from our sponsor so that our sponsor will own 20% of our shares issued and outstanding after this offering. Cazador Sub Holdings Ltd. and Messrs. Johnston and Piovanetti are our “promoters” as that term is defined under the U.S. federal securities laws.

Transfers of Ordinary Shares and Warrants by Our Sponsor

Our sponsor will agree, and all of its permitted transferees will agree that all of the sponsor’s ordinary shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, other than with respect to transfer to permitted transferees until the sponsor has agreed not to sell or otherwise transfer any of the sponsor’s ordinary shares other than to permitted transferees until (i) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $11.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, (ii) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, provided, however, that in any event all of the foregoing shares shall be released from escrow upon the first anniversary of the initial public offering, and in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. The sponsor’s warrants will be transferable 6 months after the consummation of our initial business combination.

During the escrow period, the holders of these securities will not be able to sell, exercise or transfer their securities except to a permitted transferee. In addition, the interest holders in the entities that hold sponsor’s ordinary shares as sponsor will agree not to transfer their ownership interests in such entities to anyone other than a permitted transferee. A permitted transferee is a person or entity who receives such securities pursuant to a transfer (i) to one or more of our officers, directors or sponsor, (ii) to an affiliate, or to an affiliate under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the sponsor’s ordinary shares made at or prior to the consummation of an initial business combination at prices no greater than the recalculated price at which the units were purchased ($0.01739 per unit), or (vii) pursuant to a qualified domestic relations order, and in each case enters into a written agreement agreeing (i) to be bound by the transfer restrictions described above, (ii) to vote in accordance with the majority of the ordinary shares voted by the public shareholders to the extent described below, and (iii) to waive any rights to participate in any liquidation distribution from our trust account if we fail to consummate an initial business combination and, in the case of the sponsor’s ordinary shares subject to compulsory repurchase, agreeing to have such sponsor’s ordinary shares compulsorily repurchased to the extent that the underwriters’ over-allotment option is not exercised. The sponsor will retain all other rights as our shareholders with respect to the sponsor’s ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive dividends, if declared (including any transferees). If dividends are declared and payable in units or to extend the period of their underlying securities, such dividends will also be placed in escrow. If we are unable to effect an initial business combination and liquidate our trust account, our sponsor (or any transferees) will not receive any portion of such liquidation proceeds with respect to the sponsor’s ordinary shares.

The sponsor has agreed to vote their sponsor’s ordinary shares in the same manner as the majority of the ordinary shares voted by the public shareholders in connection with any vote required to approve our initial business combination. As a result, they have waived the right to exercise shareholder redemption rights for those shares in the event that our initial business combination is approved by a majority of our public shareholders.

Registration Rights

The purchasers of sponsor’s ordinary shares and the sponsor’s warrants in this offering and their permitted transferees will be entitled to registration rights pursuant to an agreement to be signed prior to the effective date of this offering. Our sponsor or, if our sponsor no longer holds sponsor’s ordinary shares or sponsor’s warrants, the majority holders thereof will be entitled to an aggregate of four demands that we register their securities. They can elect to exercise these rights with respect to sponsor’s ordinary shares, sponsor’s warrants, and any units purchased in this offering or the aftermarket (including ordinary shares and warrants comprising any of the units and the ordinary shares underlying any of the warrants) after the consummation of our initial business combination, provided that they may not offer or sell any of the related securities under that registration statement until, at the earliest, those securities are released from escrow, under the terms of the escrow agreement, and provided, further, that the estimated market value of the securities to be registered is at least $500,000 in the aggregate. The purchasers of sponsor’s ordinary shares and the sponsor’s warrants in this offering and their permitted transferees will also have certain “piggy-back” registration rights with respect to registration statements filed pursuant to this agreement. In general, we will bear the expenses incurred in connection with the filing of any such registration statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We issued 1,437,500 sponsor’s ordinary shares to Cazador Sub Holdings Ltd. for an aggregate of $25,000 in cash, at a purchase price of approximately $0.01739 per share on June 16, 2010. On October 5, 2010, the Company repurchased 287,500 of sponsor’s ordinary shares for an aggregate purchase price of $1.00. As a result of the repurchase, the sponsor currently owns 1,150,000 ordinary shares.

If the underwriters do not exercise all or a portion of their over-allotment option, our sponsor has agreed that we may compulsorily repurchase, up to an aggregate of 150,000 sponsor’s ordinary shares, so that our sponsor will own 20% of our issued and outstanding shares after this offering. If such shares are repurchased, we would record the aggregate fair value of the ordinary shares compulsorily repurchased and a corresponding credit to additional paid in capital based on the difference between the fair market value of the shares purchased and the price paid to us for such purchased shares (which would be an aggregate total of approximately $2,550 for all 150,000 sponsor’s ordinary shares). Upon receipt, such forfeited units would then be immediately cancelled which would result in a corresponding charge to additional paid-in capital.

If the underwriters determine the size of the offering should be increased or decreased, a unit dividend or a contribution back to capital, as applicable, would be effected in order to maintain our sponsor’s ownership at 20% of the number of shares to be sold in this offering. Such an increase in offering size could also result in a proportionate increase in the amount of interest we may withdraw from the trust account. As a result of an increase in the size of the offering without a corresponding increase in the number of sponsor’s warrants being purchased, the per share amount deposited in trust and the initial per-share repurchase price received from the liquidation of our trust account could decrease by as much as $0.01739.

The sponsor’s ordinary shares are identical to those units being sold in this offering, except that the sponsor’s ordinary shares (i) will be placed into escrow and the sponsor’s ordinary shares and sponsor’s warrants are subject to the transfer restrictions described below, (ii) the sponsor’s warrants will become exercisable 6 months from the date that is the consummation of our initial business combination, if and only if there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants contained in the units included in the offering, (iii) the sponsor’s warrants may be exercised on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the sponsor or their permitted transferees, rather than at our sole discretion, and (iv) the sponsor has agreed to vote their sponsor’s ordinary shares in the same manner as the majority of the ordinary shares voted by the public shareholders in connection with any vote required to approve our initial business combination. The sponsor will not be able to exercise shareholder redemption rights (as described below) with respect to the sponsor’s ordinary shares. The sponsor, and its beneficial owners, have agreed to waive their rights to participate in any liquidation of our trust account with respect to the sponsor’s ordinary shares if we fail to consummate an initial business combination.

The sponsor has agreed not to sell or otherwise transfer any of the sponsor’s ordinary shares and underlying securities other than to permitted transferees until (i) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $11.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (ii) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, provided, however, that in any event all of the foregoing shares shall be released from escrow upon the first anniversary of the initial public offering, and in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. We refer to such restrictions as the “transfer restrictions” throughout this prospectus. A permitted transferee is a person or entity who receives such securities pursuant to a transfer (i) to one or more of our officers, directors or sponsor, or officers or directors of the sponsor (ii) to an affiliate, or to an affiliate under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the sponsor’s ordinary shares made at or prior to the consummation of an initial business combination at prices no greater than the recalculated price at which the units were purchased ($0.01739 per share), or (vii) pursuant to a qualified domestic relations order, and in each case enters into a written agreement agreeing (i) to be bound by the transfer restrictions described above, (ii) to vote in accordance with the majority of the ordinary shares voted by the public shareholders to the extent described below, (iii) to waive any rights to participate in any liquidation distribution from our trust account if we fail to consummate an initial business combination and, in the case of the sponsor’s ordinary shares subject to compulsory repurchase by us, agreeing to have such sponsor’s ordinary shares compulsorily repurchased to the extent that the underwriters’ over-allotment option is not exercised. The sponsor will retain all other rights as our shareholders with respect to the sponsor’s ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive dividends, if declared (including any transferees). If dividends are declared and payable in units or their underlying securities, such dividends will also be placed in escrow. If we are unable to effect an initial business combination and liquidate our trust account, our sponsor (or any transferees) will not receive any portion of the liquidation proceeds from our trust account with respect to the sponsor’s ordinary shares. In addition, the sponsor is entitled to registration rights with respect to the sponsor’s ordinary shares and underlying securities under an agreement to be signed on or before the date of this prospectus as described herein.

Our sponsor has agreed, pursuant to a written agreement with us, to purchase an aggregate of 4,340,000 sponsor’s warrants at a price of $0.50 per warrant ($2,170,000 in the aggregate). Our sponsor is obligated to purchase the sponsor’s warrants from us immediately prior to the consummation of this offering. Our determination of the purchase price of the sponsor’s warrants was based on the terms of such warrants, including restrictions on transferability, and an analysis of recent market values of warrants of similarly structured blank check companies. The sponsor’s warrants will be purchased separately and not in combination with ordinary shares or in the form of units. The purchase price of the sponsor’s warrants will be added to the proceeds from this offering to be held in the trust account pending the completion of our initial business combination. If we do not complete an initial business combination that meets the criteria described in this prospectus and are forced to compulsorily repurchase our public shares and liquidate our trust account, then the $2,170,000 purchase price of the sponsor’s warrants will become part of the distribution to our public shareholders and the sponsor’s warrants may expire worthless. The sponsor’s warrants will be identical to the warrants underlying the units being offered by this prospectus except that the sponsor’s warrants (i) are non-redeemable, so long as they are held by any of the sponsor or its permitted transferees (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by any of the sponsor or its permitted transferees, rather than at our sole discretion and (iii) are not transferable or saleable by our sponsor (except to permitted transferees) until 6 months after the consummation of the initial business combination. In addition, our sponsor and its beneficial owners will agree not to transfer its ownership interests in our sponsor or to take any steps to cause our sponsor to issue new ownership interests to anyone other than a permitted transferee. The sponsor’s warrants are not exercisable and will be placed in escrow while they are subject to such transfer restrictions. In addition, the holders of the sponsor’s warrants and the underlying ordinary shares are entitled to certain registration rights described herein. We will bear the expenses incurred in connection with the filing of any such registration statements. On the consummation of this offering, our sponsor will place their sponsor’s ordinary shares and sponsor’s warrants into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent.

The holders of sponsor’s ordinary shares and the sponsor’s warrants in this offering and their permitted transferees will be entitled to registration rights pursuant to an agreement to be signed prior to the effective date of this offering. The sponsor, on its own behalf and on behalf of the other holders of these securities, or the majority holders of the sponsor ordinary shares and the sponsor’s warrants, respectively, if the sponsor does not hold any of these securities, will be entitled to four demands with respect to the units and the sponsor’s warrants that we register their securities. They can elect to exercise these rights with respect to sponsor’s ordinary shares, sponsor’s warrants, and any units purchased in this offering or in the aftermarket (including ordinary shares and warrants comprising any of the units and the ordinary shares underlying any of the warrants) after the consummation of an initial business combination, provided that the estimated market value of the securities to be registered is at least $500,000 in the aggregate. The purchasers of sponsor’s ordinary shares and the sponsor’s warrants in this offering and their permitted transferees will also have certain “piggy-back” registration rights with respect to registration statements filed pursuant to this agreement. In general, we will bear the expenses incurred in connection with the filing of any such registration statements.

Our sponsor, officers and directors, will also be entitled to participate in any liquidation distributions from our trust account with respect to any ordinary shares purchased by them in this offering or in the market following consummation of this offering.

As of the date of this prospectus, our sponsor has agreed to lend us an aggregate amount of up to $200,000 to cover expenses related to this offering. The loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2011 or six months following the consummation of the proposed offering. We intend to repay this loan from the proceeds of this offering not being placed in the trust account.

We will reimburse our officers and directors and their respective affiliates for any reasonable out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations. There is no limit on the amount of out-of-pocket expenses that could be incurred; provided, however, that to the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account and interest income of up to $2,000,000 on the balance in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we consummate our initial business combination. Our audit committee will review and approve all payments made to our sponsor, officers, directors and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with the interested director or directors abstaining from such review and approval.

Other than reimbursable out-of-pocket expenses payable to our officers and directors and their respective affiliates, no compensation or fees of any kind, including finder’s fees, consulting fees or other similar compensation, will be paid to any of our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to the initial business combination (regardless of the type of transaction that it is).

After our initial business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to shareholders, to the extent then known, in the proxy solicitation materials furnished to our shareholders. However, it is unlikely the amount of such compensation will be known at the time of a shareholder meeting held to consider an initial business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. In this event, such compensation will be publicly disclosed at the time of its determination in a Report of Foreign Private Issuer on Form 6-K or on Form 8-K, as applicable, if required by the SEC.

All ongoing and future transactions between us and any member of our management team or their respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable than are available from unaffiliated third parties. Such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee who had access, at our expense, to our attorneys or independent legal counsel. We may obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

Commencing on the date of the prospectus through the earlier of consummation of our initial business combination or our compulsory repurchase of our public shares and liquidation of our trust account, we will pay ACM a total of $7,500 per month for accounting, legal and operational support, access to support staff, and information technology infrastructure. In the normal course of business, we will enter into contracts that contain a variety of indemnifications. Our maximum exposure under these arrangements is unknown. We do not anticipate recognizing any loss relating to these arrangements.

Related Party Policy

We have agreed not to consummate an initial business combination with an entity which is affiliated with any of our officers, directors, sponsor, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, unless we obtain an opinion from an independent investment banking firm that is a member of FINRA that the business combination is fair to our unaffiliated shareholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. We currently do not anticipate entering into an initial business combination with an entity affiliated with any of our directors, officers or sponsor. Furthermore, in no event will any of our existing officers, directors, sponsor, or any entity or individual with which they are affiliated, be paid any finder’s fee, consulting fee or other compensation prior to, or for any services they render in order to effectuate, the consummation of an initial business combination regardless of the type of transaction that is.

DESCRIPTION OF SECURITIES

General

As of the date of this prospectus, our authorized share capital consists of 100,000,000 ordinary shares, $0.0001 par value, and 1,000,000 undesignated preferred shares, $0.0001 par value. As of the date of this prospectus, 1,150,000 ordinary shares are outstanding held by the sponsor. No preferred shares are currently outstanding. The following description summarizes the material terms of our share capital. Because it is only a summary, it may not contain all the information that is important to you. For a complete description you should refer to our amended and restated memorandum and articles of association, which is filed as an exhibit to the registration statement of which this prospectus is a part.

Units

Public Units

Each unit consists of one ordinary share and one warrant. Each warrant entitles the holder to purchase one ordinary share. The ordinary shares and warrants will begin to trade separately on the date five (5) trading days after the earlier to occur of the termination or expiration of the underwriter option to purchase up to 600,000 additional units to cover over-allotments and the exercise in full of that option, provided that in no event may the ordinary shares and warrants be traded separately until we have filed with the SEC a Report of Foreign Private Issuer on Form 6-K which includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing that such separate trading will begin. We will file a Report of Foreign Private Issuer on Form 6-K or on Form 8-K, as applicable, which includes this audited balance sheet promptly upon the consummation of this offering. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Form 6-K or Form 8-K. If the over-allotment option is exercised after our initial filing of a Form 6-K or Form 8-K, we will file an amendment to the Form 6-K or Form 8-K to provide updated financial information to reflect the exercise of the over-allotment option. We will also issue, and include in this Form 6-K or Form 8-K, an amendment thereto, or in a subsequent Form 6-K or Form 8-K, a press release announcing when such separate trading will begin.

Ordinary Shares

As of the date of this prospectus, there were 1,150,000 ordinary shares outstanding, held by one shareholder of record. Upon closing of this offering (assuming no exercise of the underwriters’ over-allotment option and 150,000 units are repurchased by us, 5,000,000 ordinary shares will be outstanding. Holders of ordinary shares will have exclusive voting rights for the election of our directors and all other matters requiring shareholder action, except with respect to amendments to our amended and restated memorandum and articles of association that alter or change the powers, preferences, rights or other terms of any outstanding preferred shares if the holders of such affected class of preferred shares are entitled to vote on such an amendment. Holders of ordinary shares will be entitled to one vote per share on matters to be voted on by shareholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore. Redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and liquidation proceeds from our trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust not released to us for working capital purposes and as a result have a higher redemption price, and we will retain the difference to the extent of a liquidation of our trust account.

Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the ordinary shares voted for the election of directors can elect all of the directors.

In connection with the vote required to approve our initial business combination, our sponsor, our officers and directors, have agreed to vote the ordinary shares owned by them immediately before this offering in the same manner as a majority of the ordinary shares voted by the public shareholders in connection with any vote required to approve our initial business combination. Furthermore, our sponsor has agreed that they will vote any ordinary shares acquired in or after this offering in favor of a proposed initial business combination. As a result, our sponsor will not be able to exercise shareholder redemption rights with respect to shares acquired by them before, in or after this offering. In connection with the vote required for our initial business combination, a majority of our issued and outstanding ordinary shares (whether or not held by public shareholders) present in person or by proxy will constitute a quorum. If any other matters are voted on by our shareholders at an annual or extraordinary general meeting, our sponsor may vote all their shares, whenever acquired, as they see fit.

We will proceed with our initial business combination only if a majority of the ordinary shares voted by the public shareholders present in person or by proxy vote in favor of the initial business combination and public shareholders owning no more than 49.9% of the shares sold in this offering are voted against the initial business combination and properly exercise their shareholder redemption rights on a cumulative basis. A shareholder must have also properly exercised their shareholder redemption rights described below for redemption to be effective.

Pursuant to our amended and restated memorandum and articles of association, if we do not consummate an initial business combination by 18 months (or 24 months if we have entered into a letter of intent or a definitive agreement with respect to an initial business combination within such 18 month period) from the consummation of this offering, we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders.

If we do not consummate our initial business combination, our public shareholders are entitled to have their public shares compulsorily repurchased and share ratably in the trust account, inclusive of any interest not previously released to us to fund working capital requirements and net of any taxes due, which taxes, if any, shall be paid from the trust fund, and any assets remaining available for distribution to them. Our sponsor has agreed to waive their respective rights to participate in any repurchase distribution occurring upon our failure to consummate an initial business combination with respect to the sponsor’s ordinary shares. Our sponsor will therefore not participate in any repurchase distribution with respect to such shares. They will, however, participate in any distribution with respect to any ordinary shares acquired in connection with or following this offering.

Other than as specified in this prospectus, our shareholders have no redemption, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the ordinary shares, except that redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and proceeds from liquidation of our trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders may vote either for or against the business combination but will receive no pro rata interest income in the event they vote against such business combination (this will be the case with respect to both redemption proceeds if the proposal is approved and proceeds from the liquidation of our trust account if not) which will incentivize redeeming shareholders to vote for the business combination since redeeming shareholders voting for the business combination will be eligible to receive a pro rata share of the interest income earned by the trust not released to us for working capital purposes and as a result have a higher redemption price, and we will retain the difference to the extent of a liquidation. Public shareholders who redeem their ordinary shares for their pro rata share of the trust account will retain the right to exercise any warrants they own if they previously purchased units or warrants.

The payment of dividends, if ever, on the ordinary shares will be subject to the prior payment of dividends on any outstanding preferred shares, of which there are currently none.

Sponsor’s ordinary shares

We issued 1,437,500 sponsor’s ordinary shares for $25,000. On October 5, 2010, the Company repurchased 287,500 of our sponsor’s ordinary shares for an aggregate purchase price of $1.00. As a result of the repurchase, the sponsor currently owns 1,150,000 ordinary shares. This includes an aggregate of 150,000 ordinary shares that are subject to compulsory repurchase by us from our sponsor if the underwriters’

over-allotment option is not exercised in full so that our sponsor will own 20% of our shares issued and outstanding after this offering. The sponsor’s ordinary shares are identical to those shares sold in this offering, except that the sponsor’s ordinary shares and sponsor’s warrants will be placed in escrow and are subject to the transfer restrictions described below (provided that they may be transferred by our sponsor (i) to one or more of our officers, directors or sponsor, (ii) to an affiliate, or to an affiliate under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death (vi) by private sales with respect to up to 33% of the sponsor’s ordinary shares made at or prior to the consummation of an initial business combination at prices no greater than the recalculated price at which the shares were purchased ($0.01739 per share), or (vii) pursuant to a qualified domestic relations order; and in each case such transferee enters into a written agreement agreeing (i) to be bound by the transfer restrictions described above, (ii) to vote in accordance with the majority of the ordinary shares voted by the public shareholders as described below, (iii) to waive any rights to participate in any liquidation distribution from our trust account if we fail to consummate an initial business combination and, in the case of the sponsor’s ordinary shares subject to compulsory repurchase, agreeing to have such sponsor’s ordinary shares compulsorily repurchased to the extent that the underwriters’ over-allotment option is not exercised). In addition, the interest holders in the entities that hold sponsor’s ordinary shares will agree not to transfer their ownership interests in such entities to anyone other than a permitted transferee. For so long as the sponsor’s ordinary shares are subject to such transfer restrictions they will be held in an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent.

The sponsor has agreed not to sell or otherwise transfer any of the sponsor’s ordinary shares other than to permitted transferees until (i) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $11.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (ii) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, provided, however, that in any event all of the foregoing shares shall be released from escrow upon the first anniversary of the business combination, and in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. The sponsor’s warrants will be transferable upon 6 months following the consummation of our initial business combination. In addition, the sponsor is entitled to registration rights with respect to sponsor’s ordinary shares under an agreement to be signed on or before the date of this prospectus.

Preferred Shares

Our amended and restated memorandum and articles of association provide that preferred shares may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without shareholder approval, issue preferred shares with voting and other rights that could adversely affect the voting power and other rights of the holders of the ordinary shares and could have anti-takeover effects. The ability of our board of directors to issue preferred shares without shareholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management by diluting the shares ownership or voting rights of a person seeking to obtain control of our company or remove existing management. Our amended and restated memorandum and articles of association prohibits us, prior to an initial business combination, from issuing preferred shares which participate in any manner in the proceeds of the trust account, or which vote as a class with the ordinary shares on an initial business combination. We may issue some or all of the preferred shares to effect an initial business combination. We have no preferred shares outstanding at the date hereof. Although we do not currently intend to issue any preferred shares, we cannot assure you that we will not do so in the future. No preferred shares are being issued or registered in this offering.

Warrants

Public Shareholders’ Warrants

Each warrant entitles the registered holder thereof to purchase one ordinary share at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of our initial business combination; or
•	one year from the date of this prospectus.

However, the warrants will be exercisable only if a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective and current.

The warrants will expire five years from the date of the initial business combination at 5:00 p.m., New York time, or earlier upon redemption.

At any time while the warrants are exercisable and there is an effective registration statement covering the ordinary shares issuable upon exercise of the warrants available and current, we may call the outstanding warrants (except as described below with respect to the sponsor’s warrants) for redemption:

•	in whole and not in part;
•	at a price of $0.01 per warrant;
•	upon not less than 30 days’ prior written notice of redemption (the 30-day redemption period) to each warrant holder; and
•	if, and only if, the reported last sale price of the ordinary shares equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending on the third business day prior to the notice of redemption to warrant holders.

We will not redeem the warrants unless an effective registration statement covering the ordinary shares issuable upon exercise of the warrants is effective and current throughout the 30-day redemption period.

We have established these redemption criteria to provide warrant holders with a significant premium to the initial warrant exercise price as well as a sufficient degree of liquidity to cushion the market reaction, if any, to our redemption call. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder shall be entitled to exercise his or her warrant prior to the scheduled redemption date. However, there can be no assurance that the price of the ordinary shares will exceed the redemption trigger price or the warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis,” although the public shareholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants and the difference between the “fair market value” (defined below) and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and we do not take advantage of this option, our sponsor and its permitted transferees would still be entitled to exercise their sponsor’s warrants and sponsor’s warrants, respectively, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which will be filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions of the warrants.

The exercise price and number of ordinary shares issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, or our recapitalization, reorganization, merger or consolidation.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. On the exercise of any warrant, the warrant exercise price will be paid directly to us and not placed in the trust account. In no event may the warrants be net cash settled. Warrant holders do not have the rights or privileges of holders of ordinary shares, including voting rights, until they exercise their warrants and receive ordinary shares. After the issuance of ordinary shares upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by shareholders.

No warrants will be exercisable and we will not be obligated to issue ordinary shares unless at the time a holder seeks to exercise such warrant, a registration statement relating to the ordinary shares issuable upon exercise of the warrants is effective with the SEC and current and the ordinary shares have been registered or qualified or deemed to be exempt under the securities laws of the state or jurisdiction of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our best efforts to meet these conditions and to maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the ordinary shares issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to net cash settle any such warrant exercise. If the prospectus relating to the ordinary shares issuable upon the exercise of the warrants is not current or if the ordinary shares are not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited, the warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the ordinary shares included in the units.

No fractional shares will be issued upon exercise of the warrants. If a holder exercises warrants and would be entitled to receive a fractional interest of a share, we will round up the number of ordinary shares to be issued to the warrant holder to the nearest whole number of shares.

Sponsor’s Warrants

The sponsor’s warrants are identical to the warrants included in the units being offered in this offering except that the sponsor’s warrants (i) are non-redeemable, so long as they are held by any of the sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, rather than at our sole discretion, so long as they are held by any of our sponsor or its permitted transferees, and (iii) are not transferable or saleable by our sponsor (except to permitted transferees) until 6 months after we complete an initial business combination. In addition, ACM will agree not to transfer its ownership interests in our sponsor or to take any steps to cause our sponsor to issue new ownership interests to anyone other than a permitted transferee. The sponsor’s warrants are not exercisable and will be placed in escrow while they are subject to such transfer restrictions. A permitted transferee is a person or entity who receives such securities pursuant to a transfer (i) to one or more of our officers, directors or sponsor, (ii) to an affiliate, or to an affiliate under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the sponsor’s ordinary shares made at or prior to the consummation of an initial business combination at prices no greater than the recalculated price at which the sponsor’s ordinary shares were purchased ($0.01739 per share), or (vii) pursuant to a qualified domestic relations order, providing the transferee agrees to be bound by the terms of the escrow agreement regarding such securities. Furthermore, commencing after the consummation of our initial business combination, the holders of the sponsor’s warrants and the underlying ordinary shares are entitled to registration rights under an agreement to be signed on or before the date of this prospectus as described herein.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

Certain Differences in Corporate Law

The Company is a Cayman Islands exempted company, and its affairs are governed by, among other things, the Companies Law (2010 Revision) of the Cayman Islands (the “Companies Law”). The following is a summary of material differences between the Companies Law and general corporate law in the United States insofar as they relate to the material terms of the Company’s ordinary shares. The Companies Law of the Cayman Islands is modeled after that of England but does not follow recent United Kingdom statutory enactments and differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of some significant differences between the provisions of the Companies Law applicable to the Company and the laws applicable to companies incorporated in the United States and their shareholders.

Mergers and Similar Arrangements.  In certain circumstances, the Cayman Islands Companies Law allows for mergers or consolidations between two Cayman Islands companies or between a Cayman Islands company and a company incorporated in another jurisdiction (provided that it is permitted by the laws of that other jurisdiction).

Where the merger or consolidation is between two Cayman Islands companies, the directors of each company must approve a written plan of merger or consolidation containing certain prescribed information. That plan of merger or consolidation must then be authorized by either (a) a special resolution (usually a majority of 66  2/3% in value) of the shareholders of each company voting together as one class if the shares to be issued to each shareholder in the consolidated or surviving company will have the same rights and economic value as the shares held in the relevant constituent company or (b) a shareholder resolution of each company passed by a majority in number representing 75% in value of the shareholders voting together as one class. A shareholder has the right to vote on a merger or consolidation regardless of whether the shares that he or she holds otherwise give him or her voting rights. No shareholder resolution is required for a merger between a parent company (i.e., a company that owns at least 90% of the issued shares of each class in a subsidiary company) and its subsidiary company. The consent of each holder of a fixed or floating security interest of a constituent company must be obtained unless the court waives such requirement. If the Cayman Islands Registrar of Companies is satisfied that the requirements of the Companies Law (which includes certain other formalities) have been complied with, the Registrar of Companies will register the plan of merger or consolidation.

Where the merger or consolidation involves a foreign constituent company, and where the surviving company is a Cayman Islands company, the procedure is similar, save that, with respect to the foreign constituent company, the director of the surviving or consolidated company is required to make a declaration to the effect that, having made due enquiry, he or she is of the opinion that the requirements set out below have been met: (i) that the merger or consolidation is permitted, or not prohibited, by the constitutional documents of the foreign company and by the laws of the jurisdiction in which the foreign company is incorporated, and that those laws, and any requirements of those constitutional documents have been, or will be, complied with; (ii) that no petition or other similar proceeding has been filed and remains outstanding or order made or resolution adopted to wind up or liquidate the foreign company in any jurisdictions; (iii) that no receiver, trustee, administrator or other similar person has been appointed in any jurisdiction and is acting in respect of the foreign company, its affairs or its property or any part thereof; (iv) that no scheme, order, compromise or other similar arrangement has been entered into or made in any jurisdiction whereby the rights of creditors of the foreign company are, and continue to be, suspended or restricted; (v) that the foreign company is able to pay its debts as they fall due and that the merger or consolidation is bona fide and not intended to defraud unsecured creditors of the foreign company; (vi) that in respect of the transfer of any security interest granted by the foreign company to the surviving or consolidated company (a) consent or approval to the transfer has been obtained, released or waived; (b) the transfer is permitted by, and has been approved in accordance with, the constitutional documents of the foreign company; and (c) the laws of the jurisdiction of the foreign company with respect to the transfer have been, or will be, complied with; (vii) that the foreign company will, upon the merger or consolidation becoming effective, cease to be incorporated, registered or exist under the laws of the relevant foreign jurisdiction; and (viii) that there is no other reason why it would be against the public interest to permit the merger or consolidation.

Where the above procedures are adopted, the Companies Law provides for a right of dissenting shareholders to receive a payment of the fair value of their shares upon their dissenting to the merger or consolidation if they follow a prescribed procedure. In essence, that procedure is as follows: (a) the shareholder must give his or her written objection to the merger or consolidation to the constituent company before the vote on the merger or consolidation, including a statement that the shareholder proposes to demand payment for his or her shares if the merger or consolidation is authorized by the vote; (b) within 20 days following the date on which the merger or consolidation is approved by the shareholders, the constituent company must give written notice to each shareholder who made a written objection; (c) a shareholder must, within 20 days following receipt of such notice from the constituent company, give the constituent company a written notice of his or her intention to dissent, including, among other details, a demand for payment of the fair value of his or her shares; (d) within seven days following the date of the expiration of the period set out in paragraph (b) above, or seven days following the date on which the plan of merger or consolidation is filed, whichever is later, the constituent company, the surviving company or the consolidated company must make a written offer to each dissenting shareholder to purchase his or her shares at a price that the company determines is the fair value and, if the company and the shareholder agree the price within 30 days following the date on which the offer was made, the company must pay the shareholder such amount; and (e) if the company and the shareholder fail to agree a price within such 30-day period, within 20 days following the date on which such 30-day period expires, the company (and any dissenting shareholder) must file a petition with the Cayman Islands Grand Court to determine the fair value and such petition must be accompanied by a list of the names and addresses of the dissenting shareholders with whom agreements as to the fair value of their shares have not been reached by the company. At the hearing of that petition, the court has the power to determine the fair value of the shares together with a fair rate of interest, if any, to be paid by the company upon the amount determined to be the fair value. Any dissenting shareholder whose name appears on the list filed by the company may participate fully in all proceedings until the determination of fair value is reached. These rights of a dissenting shareholder may not be available in certain circumstances, for example, to dissenters holding shares of any class in respect of which an open market exists on a recognized stock exchange or recognized interdealer quotation system at the relevant date or where the consideration for such shares to be contributed are shares of any company listed on a national securities exchange or shares of the surviving or consolidated company.

Moreover, Cayman Islands law also has separate statutory provisions that facilitate the reconstruction or amalgamation of companies and, in certain circumstances, schemes of arrangement will generally be more suited for complex mergers or other transactions involving widely-held companies, commonly referred to in the Cayman Islands as a “scheme of arrangement”, which may be tantamount to a merger. In the event that a merger was sought pursuant to a scheme of arrangement (the procedures of which are more rigorous, and take longer to complete, than the procedures typically required to consummate a merger in the United States), the arrangement in question must be approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made and who must in addition represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting. The convening of the meetings and, subsequently, the terms of the arrangement, must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction should not be approved, the court can be expected to approve the arrangement if it satisfies itself that:

•	the Company is not proposing to act illegally or beyond the scope of its corporate authority, and the statutory provisions as to majority vote have been complied with;
•	the shareholders have been fully informed and were fairly represented at the meeting in question;

•	the arrangement is such as a businessperson could reasonably approve; and
•	the arrangement would amount to a “fraud on the minority.”

If a scheme of arrangement or takeover offer (as described below) is approved, any dissenting shareholder would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Squeeze-out Provisions.  When a takeover offer is made and accepted by holders of 90% of the shares to whom the offer is made within four months, the offer or may, within a two-month period, require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection can be made to the Grand Court of the Cayman Islands, but this is unlikely to succeed unless there is evidence of fraud, bad faith, collusion or inequitable treatment of the shareholders.

Further, transactions similar to a merger, reconstruction and/or an amalgamation may, in some circumstances, be achieved through other means to these statutory provisions, such as a share capital exchange, asset acquisition or control, through contractual arrangements, of an operating business.

Shareholders’ Suits.  The Company’s Cayman Islands counsel is not aware of any reported class action having been brought in a Cayman Islands court. Derivative actions have been brought in the Cayman Islands courts, and the Cayman Islands courts have confirmed the availability for such actions. In most cases, the Company will be the proper plaintiff in any claim based on a breach of duty owed to it, and a claim against (for example) the Company’s officers or directors usually may not be brought by a shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority and be applied by a court in the Cayman Islands, exceptions to the foregoing principle apply in circumstances in which:

•	a company is acting, or proposing to act, illegally or beyond the scope of its authority;
•	the act complained of, although not beyond the scope of the authority, could be effected if duly authorized by more than the number of votes which have actually been obtained; or
•	those who control the company are perpetrating a “fraud on the minority.”

A shareholder may have a direct right of action against the Company where the individual rights of that shareholder have been infringed or are about to be infringed.

Enforcement of Civil Liabilities.  The Cayman Islands has a less developed body of securities laws as compared to the United States and provides less protection to investors. Additionally, Cayman Islands companies may not have standing to sue before the Federal courts of the United States. Although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United Sates, the courts of the Cayman Islands will recognize a foreign judgment as the basis for a claim at common law in the Cayman Islands provided such judgment:

•	is given by a competent foreign court;
•	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;
•	is final;
•	is not in respect of taxes, a fine or a penalty; and
•	was not obtained in a manner and is not of a kind the enforcement of which is contrary to the public policy of the Cayman Islands.

Fiduciary Duties of Directors

In summary, directors and officers owe the following fiduciary duties under Cayman Islands law:

(i)	duty to act in good faith in what the directors believe to be in the best interests of the company as a whole;

(ii)	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;
(iii)	directors should not properly fetter the exercise of future discretion;
(iv)	duty to exercise powers fairly as between different sections of shareholders;
(v)	duty not to put themselves in a position in which there is a conflict between their duty to the company and their personal interests; and
(vi)	duty to exercise independent judgment.

In addition to the above, directors also owe a duty of care which is not fiduciary in nature. This duty has been defined as a requirement to act as “a reasonably diligent person having both:

(i)	the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company; and
(ii)	the general knowledge skill and experience which that director has.

As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders provided that there is full disclosure by the directors. This can be done by way of permission granted in the memorandum and articles of association or alternatively by shareholder approval at general meetings. This does not modify the directors’ duty to act in a way they consider to be bona fide in the best interests of the company.

A director of a Cayman Islands company owes to the company a duty to act with skill and care, which duty is not fiduciary in nature. It was previously considered that a director need not exhibit in the performance of his duties a greater degree of skill than may reasonably be expected from a person of his knowledge and experience. However, English and Commonwealth courts have moved towards a dual objective/subjective standard with regard to the required skill and care, to the effect that a director must exercise the skill and care of a reasonably diligent person having both (a) the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same actions as are carried out by that direction in relation to the company and (b) the general knowledge, skill and experience that that particular director has. These authorities are likely to be followed in the Cayman Islands.

Selling Restriction

FOR CAYMAN ISLANDS INVESTORS:

No offer or invitation to subscribe for shares may be made to the public in the Cayman Islands.

Amended and Restated Memorandum and Articles of Association

Our amended and restated memorandum and articles of association filed under the laws of the Cayman Islands, which will be in effect as of the date of this prospectus, contain provisions designed to provide certain rights and protections to our shareholders prior to the consummation of an initial business combination, including:

•	a requirement that all proposed initial business combinations be presented to shareholders for approval regardless of whether or not the law of the Cayman Islands requires such a vote;
•	a prohibition against completing an initial business combination if 49.9% or more of the ordinary shares held by our public shareholders properly exercise their shareholder redemption rights;
•	the right of shareholders voting against an initial business combination, in the event such initial business combination is approved, to redeem their shares for $10.00 in lieu of participating in a proposed initial business combination subject to the restriction on a public shareholder together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate, or other group for the purpose of acquiring, holding, or disposing of our securities, exercising shareholder redemption rights with respect to more than 10% of the shares sold in this offering on a cumulative basis, in connection with such shareholder vote;
•	a requirement that in the event we do not consummate an initial business combination by 18 months after the consummation of this offering, unless (i) we have entered into a definitive agreement with respect to an initial business combination within such 18 month period in which case the period to consummate a business combination will be extended to 24 months, (ii) public shareholders owning no more than 49.9% of the ordinary shares purchased by the public shareholders in this offering both vote against the business combination and exercise their shareholder redemption rights, we will notify our shareholders that we will compulsorily repurchase all shares held by the public shareholders and automatically liquidate our trust account pursuant to the procedure in our amended and restated memorandum and articles of association;
•	a limitation on shareholders’ rights to receive a portion of the trust account so that they may only receive a portion of the trust account if we do not consummate our initial business combination within the required timeframe or upon the exercise of their shareholder redemption rights, subject to the 10% limitation referred to above;
•	a requirement that should any of our directors have a conflict of interest with respect to evaluating a particular business combination, such interested director must disclose such conflict to the board of directors and abstain from voting in connection with the matter
•	a requirement that, upon the consummation of this offering, approximately $40,300,000, or approximately $46,165,000 if the underwriters’ over-allotment option is exercised in full, shall be placed into the trust account;
•	a prohibition prior to our initial business combination against our issuance of additional shares that participate in any manner in the proceeds of the trust account, or that vote as a class with the ordinary shares sold in this offering on an initial business combination;
•	a prohibition against incurring debt for borrowed money prior to an initial business combination, unless such debt does not require the payment of interest prior to an initial business combination and the lender waives any rights to amounts held in trust; and
•	a requirement that the audit committee review and approve all reimbursements and payments made to our sponsor, officers, directors or their affiliates, and that any reimbursements and payments made to members of our audit committee be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

These provisions may only be amended by a consent of 66.66% of the issued and outstanding ordinary shares at a meeting at which the holders of 95% of the outstanding shares must be present in person or by proxy in order to constitute a quorum. Our directors, officers and sponsor have agreed not to make a proposal to amend any of the foregoing provisions prior to the consummation of an initial business combination. We believe these provisions to be obligations of our company to its shareholders and that investors will make an investment in our company relying, at least in part, on the enforceability of the rights and obligations set forth in these provisions including the limitations on any amendment or modification of such provisions.

In addition, our amended and restated memorandum and articles of association, which will be in effect as of the date of this prospectus, contain other provisions that may only be amended by consent of 66.66% of the issued and outstanding ordinary shares at a meeting at which the holders of a majority of the outstanding shares must be present in person or by proxy to constitute a quorum, including:

•	the classification of our board of directors into three classes and the establishment of related procedures regarding the standing and election of such directors; and
•	a requirement that our audit committee monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, the audit committee be charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Staggered Board of Directors

Our amended and restated memorandum and articles of association provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual general meetings.

Extraordinary General Meetings

Our amended and restated memorandum and articles of association provides that, prior to an initial public offering, extraordinary general meetings may be called only by a majority vote of our board of directors, by our chief executive officer or by our chairman and may not be requisitioned by the shareholders.

Advance Notice Requirements for Shareholder Proposals and Director Nominations

Our amended and restated memorandum and articles of association provides that shareholders seeking to bring business before our annual general meeting of shareholders, or to nominate candidates for election as directors at our annual general meeting of shareholders must provide timely notice of their intent in writing. To be timely, a shareholder’s notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the first annual general meeting of shareholders after the closing of this offering, a shareholder’s notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual general meeting of shareholders or the 10th day following the day on which public announcement of the date of our annual general meeting of shareholders is first made or sent by us. Our amended and restated memorandum and articles of association also specifies certain requirements as to the form and content of a notice of annual general meeting. These provisions may preclude our shareholders from bringing matters before our annual general meeting of shareholders or from making nominations for directors at our annual general meeting of shareholders.

Authorized but Unissued Shares

Our authorized but unissued ordinary shares and preferred shares are available for future issuances without shareholder approval (subject to the requirements under our amended and restated memorandum and articles of association) and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued ordinary shares and preferred shares could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases the Directors may be satisfied that no further information is required since an exemption applies under the Money Laundering Regulations (2009 Revision) of the Cayman Islands, as amended and revised from time to time (the “Regulations”). Depending on the circumstances of each application, a detailed verification of identity might not be required where:

(a)	the subscriber makes the payment for their investment from an account held in the subscriber’s name at a recognised financial institution; or
(b)	the subscriber is regulated by a recognised regulatory authority and is based or incorporated in, or formed under the law of, a recognised jurisdiction; or
(c)	the application is made through an intermediary which is regulated by a recognised regulatory authority and is based in or incorporated in, or formed under the law of a recognised jurisdiction and an assurance is provided in relation to the procedures undertaken on the underlying investors.

For the purposes of these exceptions, recognition of a financial institution, regulatory authority or jurisdiction will be determined in accordance with the Regulations by reference to those jurisdictions recognized by the Cayman Islands Monetary Authority as having equivalent anti-money laundering regulations.

In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

We also reserve the right to refuse to make any redemption payment to a shareholder if the Directors suspect or are advised that the payment of redemption proceeds to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure the compliance by us with any such laws or regulations in any applicable jurisdiction.

If any person resident in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or is involved with terrorism or terrorist property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority of the Cayman Islands, pursuant to the Proceeds of Crime Law, 2008 of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher pursuant to the Terrorism Law (2009 Revision) of the Cayman Islands if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Limitation on Liability and Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s amended and restated Memorandum and Articles of Association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our amended and restated Memorandum and Articles of Association will provide for indemnification of our officers and directors for any liability incurred in their capacities as such, except through their own actual fraud or willful default.

We intend to enter into agreements with our directors to provide contractual indemnification in addition to the indemnification provided in our amended and restated memorandum and articles of association. We will purchase a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify the directors and officers.

These provisions may discourage shareholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our shareholders. Furthermore, a shareholder’s investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Securities Eligible for Future Sale

Immediately after this offering, we will have 5,000,000 ordinary shares outstanding, or 5,750,000 ordinary shares if the over-allotment option is exercised in full. Of these ordinary shares, the 4,000,000 shares, or 4,600,000 shares if the over-allotment option is exercised in full, sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 1,000,000 shares (or 1,150,000 shares if the over-allotment option is exercised in full) are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

Rule 144

The SEC has recently adopted amendments to Rule 144 which became effective on February 15, 2008. Under these amendments, a person who has beneficially owned restricted shares of our ordinary shares or warrants for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Persons who have beneficially owned restricted shares of our ordinary shares for at least six months but who are our affiliates at the time of, or any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:

•	1% of the total number of ordinary shares then outstanding, which will equal 50,000 ordinary shares immediately after this offering (or 57,500 ordinary shares if the underwriters exercise their over-allotment option) and 83,400 warrants immediately after this offering (or 89,400 warrants if the underwriters exercise their over-allotment option in full); or
•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale;

provided, in each case, that we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale. Such sales must also comply with the manner of sale and notice provisions of Rule 144.

Restrictions on the Use of Rule 144 by Shell Companies or Former Shell Companies

Historically, the SEC staff has taken the position that Rule 144 is not available for the resale of securities initially issued by companies that are, or previously were, blank check companies, like us. The SEC has codified and expanded this position in the amendments discussed above by prohibiting the use of Rule 144 for resale of securities issued by any shell companies (other than business combination-related shell companies) or any issuer that has been at any time previously a shell company. The SEC has provided an important exception to this prohibition, however, if the following conditions are met:

•	the issuer of the securities that was formerly a shell company has ceased to be a shell company;
•	the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;
•	the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 6-K reports; and
•	at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

As a result, our sponsor will be able to sell the sponsor’s ordinary shares, and our sponsor will be able to sell the sponsor’s warrants (and underlying ordinary shares) pursuant to Rule 144 without registration one year after we have completed our initial business combination.

Registration Rights

The purchasers of sponsor’s ordinary shares and the sponsor’s warrants in this offering and their permitted transferees will be entitled to registration rights pursuant to an agreement to be signed prior to the effective date of this offering. Our sponsor, or, if our sponsor does not hold any of these securities, the majority holders will be entitled to four demands that we register their respective securities. They can elect to exercise these rights with respect to sponsor’s ordinary shares, sponsor’s warrants, and any units purchased in this offering or in the after market (including ordinary shares and warrants comprising any of the units and the ordinary shares underlying any of the warrants) after the consummation of an initial business combination, provided that the estimated market value of the securities to be registered is at least $500,000 in the aggregate. The holders of sponsor’s ordinary shares and the sponsor’s warrants in this offering and their permitted transferees will also have certain “piggy-back” registration rights with respect to registration statements filed subsequent to our consummation of a business combination pursuant to this agreement. In general, we will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

We have applied to have our units listed on the Nasdaq Capital Market under the symbol “CAZAU” and, once the ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the Nasdaq Capital Market under the symbols “CAZA” and “CAZAW,” respectively.

TAXATION

The following summary of the material Cayman Islands and U.S. federal income tax consequences of an investment in our units, ordinary shares and warrants, sometimes referred to collectively in the summary as our “securities,” is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our securities, such as the tax consequences under state, local and other tax laws.

Cayman Islands Taxation

The Government of the Cayman Islands will not, under existing legislation, impose any income, corporate or capital gains tax, estate duty, inheritance tax, gift tax or withholding tax upon us or our securityholders. The Cayman Islands are not party to a double tax treaty with any country that is applicable to any payments made to or by us.

We have received an undertaking from the Governor-in-Cabinet of the Cayman Islands that, in accordance with section 6 of the Tax Concessions Law (1999 Revision) of the Cayman Islands, for a period of 20 years from the date of the undertaking, no law which is enacted in the Cayman Islands imposing any tax to be levied on profits, income, gains or appreciations shall apply to us or our operations and, in addition, that no tax to be levied on profits, income, gains or appreciations or which is in the nature of estate duty or inheritance tax shall be payable (i) on or in respect of our securities, debentures or other obligations or (ii) by way of the withholding in whole or in part of a payment of dividend or other distribution of income or capital by us to our securityholders or a payment of principal or interest or other sums due under a debenture or other obligation of us.

United States Federal Income Taxation

The following is a summary of the material U.S. federal income tax consequences to an investor of the acquisition, ownership and disposition of our securities covered by this prospectus. Because the components of a unit are separable at the option of the holder, the holder of a unit generally will be treated, for U.S. federal income tax purposes, as the owner of the underlying ordinary share and warrant components of the unit, as the case may be. As a result, the discussion below of the U.S. federal income tax consequences with respect to actual holders of ordinary shares and warrants should also apply to holders of units (as the deemed owners of the underlying ordinary shares and warrants which comprise the units).

The discussion below of the U.S. federal income tax consequences to “U.S. Holders” will apply to a beneficial owner of our securities that is for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States;
•	a corporation (or other entity treated as a corporation) that is created or organized (or treated as created or organized) in or under the laws of the United States, any state thereof or the District of Columbia;
•	an estate whose income is includible in gross income for U.S. federal income tax purposes regardless of its source; or
•	a trust if (i) a U.S. court can exercise primary supervision over the trust’s administration and one or more U.S. persons are authorized to control all substantial decisions of the trust, or (ii) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a beneficial owner of our securities is not described as a U.S. Holder and is not an entity treated as a partnership or other pass-through entity for U.S. federal income tax purposes, such owner will be considered a “Non-U.S. Holder.” The material U.S. federal income tax consequences applicable specifically to Non-U.S. Holders is described below under the heading “Non-U.S. Holders.”

This summary is based on the Internal Revenue Code of 1986, as amended, or the “Code,” its legislative history, Treasury regulations promulgated thereunder, published rulings and court decisions, all as currently in effect. These authorities are subject to change or differing interpretations, possibly on a retroactive basis.

This discussion assumes that the ordinary shares and warrants will trade separately and does not address all aspects of U.S. federal income taxation that may be relevant to any particular holder based on such holder’s individual circumstances. In particular, this discussion considers only holders that own our securities as capital assets within the meaning of Section 1221 of the Code, and does not address the potential application of the alternative minimum tax. In addition, this discussion does not address the U.S. federal income tax consequences to holders that are subject to special rules, including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that are subject to the mark-to-market accounting rules under Section 475 of the Code;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;
•	insurance companies;
•	regulated investment companies;
•	real estate investment trusts;
•	certain expatriates or former long-term residents of the United States;
•	persons that actually or constructively own 5 percent or more of our voting stock;
•	persons that acquired our securities pursuant to an exercise of employee stock options, in connection with employee stock incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated transaction; or
•	persons whose functional currency is not the U.S. dollar.

This discussion does not address any aspect of U.S. federal non-income tax laws, such as gift or estate tax laws, state, local or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of our securities. Additionally, this discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) is the beneficial owner of our securities, the U.S. federal income tax treatment of a partner in the partnership will generally depend on the status of the partner and the activities of the partnership. This discussion also assumes that any distributions made (or deemed made) by us on our ordinary shares and any consideration received by a holder in consideration for the sale or other disposition of our securities will be in U.S. dollars.

We have not sought, and will not seek, a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel as to any U.S. federal income tax consequence described herein. The IRS may disagree with the description herein, and its determination may be upheld by a court. Moreover, there can be no assurance that future legislation, regulations, administrative rulings or court decisions will not adversely affect the accuracy of the statements in this discussion.

THIS DISCUSSION IS ONLY A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR IN OUR SECURITIES IS URGED TO CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH INVESTOR OF THE ACQUISITION, OWNERSHIP AND DISPOSITION OF OUR SECURITIES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY STATE, LOCAL, AND NON-U.S. TAX LAWS, AS WELL AS U.S. FEDERAL TAX LAWS AND ANY APPLICABLE TAX TREATIES.

Allocation of Purchase Price and Characterization of a Unit

While not free from doubt, each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one ordinary share and one warrant to acquire one ordinary share. For U.S. federal income tax purposes, each holder of a unit generally must allocate the purchase price of a unit between the ordinary share and the warrant that comprise the unit based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share and the warrant generally will be the holder’s tax basis in such share or warrant, as the case may be. While uncertain, the IRS, by analogy to the rules relating to the allocation of the purchase price to components of a unit consisting of debt and equity, may take the position that any allocation of the purchase price that may be made will be binding on a holder of a unit, unless the holder explicitly discloses in a statement attached to the holder’s timely filed U.S. federal income tax return for the taxable year that includes the acquisition date of the unit that the holder’s allocation of the purchase price between the ordinary share and the warrant that comprise the unit is different than our allocation. Our allocation is not, however, binding on the IRS.

Each holder is advised to consult its own tax advisor with respect to the risks associated with an investment in a unit (including alternative characterizations of a unit) and regarding the risks associated with an allocation of the purchase price between the ordinary share and the warrant that comprise a unit that is inconsistent with any allocation of the purchase price that may be made. The balance of this discussion assumes that the characterization of the units and any allocation of the purchase price described above are respected for U.S. federal income tax purposes.

U.S. Holders

Tax Reporting

U.S. Holders may be required to file an IRS Form 926 (Return of a U.S. Transferor of Property to a Foreign Corporation) to report a transfer of property, including cash, to us. Substantial penalties may be imposed on a U.S. Holder that fails to comply with this reporting requirement. Each U.S. Holder is urged to consult with its own tax advisor regarding this reporting obligation.

Taxation of Distributions Paid on Ordinary Shares

Subject to the passive foreign investment company (“PFIC”) rules discussed below, a U.S. Holder generally will be required to include in gross income as ordinary income the amount of any cash dividend paid on our ordinary shares. A cash distribution on such shares generally will be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of our current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividend will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations. Such distributions in excess of such earnings and profits generally will be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders for taxable years beginning before January 1, 2011, dividends may be taxed at the lower applicable long-term capital gains rate (see “U.S. Holders — Taxation on the Disposition of Ordinary Shares and Warrants” below) provided that (1) our ordinary shares are readily tradable on an established securities market in the United States, (2) we are not a PFIC, as discussed below, for either the taxable year in which the dividend was paid or the preceding taxable year, and (3) certain holding period requirements are met. It is not entirely clear, however, whether a U.S. Holder’s holding period for our ordinary shares would be suspended for purposes of clause (3) above for the period that such holder had a right to have such ordinary shares redeemed by us. Under published IRS authority, ordinary shares are considered for purposes of clause (1) above to be readily tradable on an established securities market in the United States only if they are listed on certain exchanges, which presently include the Nasdaq Capital Market. While we have applied to list our units (and, subsequent to separation, our ordinary shares and warrants) on the Nasdaq Capital Market upon the consummation of this offering, U.S. Holders nevertheless should consult their own tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Possible Constructive Distributions

If an adjustment is made to the number of ordinary shares for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in a constructive distribution that could be taxable as a dividend to the U.S. Holder of the warrant. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to the U.S. Holders of our ordinary shares.

Taxation on the Disposition of Ordinary Shares and Warrants

Upon a sale or other taxable disposition of our ordinary shares or warrants (which, in general, would include a redemption of ordinary shares or warrants), and subject to the PFIC rules discussed below, as well as the discussion in “U.S. Holders — Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Combination” below, a U.S. Holder generally will recognize capital gain or loss in an amount equal to the difference between the amount realized and the U.S. Holder’s adjusted tax basis in the ordinary shares or warrants. See “— Exercise or Lapse of a Warrant” below for a discussion regarding a U.S. Holder’s basis in the ordinary share acquired pursuant to the exercise of a warrant.

The regular U.S. federal income tax rate on capital gains recognized by U.S. Holders generally is the same as the regular U.S. federal income tax rate on ordinary income, except that long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a maximum regular rate of 15% for taxable years beginning before January 1, 2011 (and 20% thereafter). Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below, a U.S. Holder generally will not recognize gain or loss upon the exercise of a warrant for cash. Ordinary shares acquired pursuant to the exercise of a warrant for cash generally will have a tax basis equal to the U.S. Holder’s tax basis in the warrant, increased by the amount paid to exercise the warrant. The holding period of such ordinary shares generally would begin on the day after the date of exercise of the warrant. If a warrant is allowed to lapse unexercised, a U.S. Holder generally will recognize a capital loss equal to such holder’s tax basis in the warrant. U.S. Holders who exercise a warrant other than by paying the exercise price in cash should consult their own tax advisors regarding the tax treatment of such an exercise, which may vary from that described above.

Additional Taxes After 2012

For taxable years beginning after December 31, 2012, U.S. Holders that are individuals, estates or trusts and whose income exceeds certain thresholds generally will be subject to a 3.8% Medicare contribution tax on unearned income, including, among other things, dividends on, and capital gains from the sale or other taxable disposition of, our securities, subject to certain limitations and exceptions. U.S. Holders should consult their own tax advisors regarding the effect, if any, of such tax on their ownership and disposition of our securities.

Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Combination

A U.S. Holder that votes in favor of a proposed business combination and receives redemption proceeds (either pursuant to the exercise of its redemption right or on compulsory repurchase upon the liquidation of our trust account if we fail to consummate a business combination) generally will receive more per ordinary share than a similar U.S. Holder that does not vote in favor of a proposed business combination. While not free from doubt, such additional amount may be treated for U.S. federal income tax purposes as ordinary income, and not as a payment in consideration for the redemption of our ordinary shares. A U.S. Holder should consult with its own tax advisors regarding the U.S. federal income tax treatment of any such amount.

Passive Foreign Investment Company Rules

A foreign (i.e., non-U.S.) corporation will be a PFIC if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

Because we are a blank check company, with no current active business, we believe that it is likely that we will meet the PFIC asset or income test for our current taxable year. However, pursuant to a start-up exception, a corporation will not be a PFIC for the first taxable year the corporation has gross income, if (1) no predecessor of the corporation was a PFIC; (2) the corporation satisfies the IRS that it will not be a PFIC for either of the first two taxable years following the start-up year; and (3) the corporation is not in fact a PFIC for either of those years. The applicability of the start-up exception to us is uncertain. After the acquisition of a company or assets in a business combination, we may still meet one of the PFIC tests depending on the timing of the acquisition and the amount of our passive income and assets as well as the passive income and assets of the acquired business. If the company that we acquire in a business combination is a PFIC, then we will likely not qualify for the start-up exception and will be a PFIC for our current taxable year. Our actual PFIC status for our current taxable year or any subsequent taxable year, however, will not be determinable until after the end of such taxable year. Accordingly, there can be no assurance with respect to our status as a PFIC for our current taxable year or any future taxable year.

If we are determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder of our ordinary shares or warrants and, in the case of our ordinary shares, the U.S. Holder did not make either a timely qualified electing fund (“QEF”) election for our first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, or a mark-to-market election, as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or warrants; and
•	any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of the ordinary shares during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for the ordinary shares).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the ordinary shares or warrants;
•	the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;
•	the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and
•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, a U.S. Holder may avoid the PFIC tax consequences described above in respect to our ordinary shares by making a timely QEF election to include in income its pro rata share of our net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the taxable year of the U.S. Holder in which or with which our taxable year ends. A U.S. Holder may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to its warrants. As a result, if a U.S. Holder sells or otherwise disposes of a warrant (other than upon exercise of a warrant), any gain recognized generally will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if we were a PFIC at any time during the period the U.S. Holder held the warrants. If a U.S. Holder that exercises such warrants properly makes a QEF election with respect to the newly acquired ordinary shares (or has previously made a QEF election with respect to our ordinary shares), the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which generally will be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the warrants), unless the U.S. Holder makes a purging election. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will have a new basis and holding period in the ordinary shares acquired upon the exercise of the warrants for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive certain information from us. Upon request from a U.S. Holder, we will endeavor to provide to the U.S. Holder no later than 90 days after the request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that we will have timely knowledge of our status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to our ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of our ordinary shares generally will be taxable as capital gain and no interest charge will be imposed. As discussed above, U.S. Holders of a QEF are currently taxed on their pro rata shares of its earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income generally should not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a QEF will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a QEF.

Although a determination as to our PFIC status will be made annually, an initial determination that our company is a PFIC will generally apply for subsequent years to a U.S. Holder who held ordinary shares or warrants while we were a PFIC, whether or not we meet the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for our first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) our ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of us that ends within or with a taxable year of the U.S. Holder and in which we are not a PFIC. On the other hand, if the QEF election is not effective for each of our taxable years in which we are a PFIC and the U.S. Holder holds (or is deemed to hold) our ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns shares in a PFIC that are treated as marketable stock, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in us and for which we are determined to be a PFIC, such holder generally will not be subject to the PFIC rules described above in respect to its ordinary shares. Instead, in general, the U.S. Holder will include as ordinary income each year the excess, if any, of the fair market value of its ordinary shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares will be treated as ordinary income. Currently, a mark-to-market election may not be made with respect to warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the Securities and Exchange Commission, including the Nasdaq Capital Market, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. Although we expect that, once the securities comprising the units begin separate trading, our ordinary shares will be traded on the Nasdaq Capital Market, U.S. Holders nevertheless should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to our ordinary shares under their particular circumstances.

If we are a PFIC and, at any time, have a foreign subsidiary that is classified as a PFIC, U.S. Holders generally would be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if we receive a distribution from, or dispose of all or part of our interest in, the lower-tier PFIC. Upon request, we will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder no later than 90 days after the request the information that may be required to make or maintain a QEF election with respect to the lower- tier PFIC. However, there is no assurance that we will have timely knowledge of the status of any such lower-tier PFIC or will be able to cause the lower-tier PFIC to provide the required information. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

If a U.S. Holder owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, such holder may have to file an IRS Form 8621 (whether or not a QEF election or mark-to-market election is made).

The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of our ordinary shares and warrants should consult their own tax advisors concerning the application of the PFIC rules to our ordinary shares and warrants under their particular circumstances.

Tax Consequences to Non-U.S. Holders of Ordinary Shares and Warrants

Dividends (including constructive dividends) paid or deemed paid to a Non-U.S. Holder in respect to its ordinary shares generally will not be subject to U.S. federal income tax, unless the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other disposition of our ordinary shares or warrants unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of sale or other disposition and certain other conditions are met (in which case, such gain from United States sources generally is subject to tax at a 30% rate or a lower applicable tax treaty rate).

Dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base in the United States) generally will be subject to U.S. federal income tax (but not the Medicare contribution tax) at the same regular U.S. federal income tax rates applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a warrant, or the lapse of a warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “U.S. Holders — Exercise or Lapse of a Warrant,” above. In addition, the U.S. federal income tax treatment of any additional amount payable to a Non-U.S. Holder that votes in favor of a business combination generally will correspond to the U.S. federal income tax treatment of such additional amount to a U.S. Holder, as described under “U.S. Holders — Possible Ordinary Income Treatment in Respect of Additional Amounts Following a Vote in Favor of a Proposed Business Combination.” However, a Non-U.S. Holder generally should be subject to U.S. federal income tax on such additional amount only if such amount is effectively connected with its conduct of a trade or business in the United States (and if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains in the United States).

Backup Withholding and Information Reporting

In general, information reporting for U.S. federal income tax purposes should apply to distributions made on our ordinary shares within the United States to a non-corporate U.S. Holder and to the proceeds from sales and other dispositions of our ordinary shares or warrants by a non-corporate U.S. Holder to or through a U.S. office of a broker. Payments made (and sales and other dispositions effected at an office) outside the United States will be subject to information reporting in limited circumstances.

In addition, backup withholding of U.S. federal income tax, currently at a rate of 28%, generally will apply to dividends paid on our ordinary shares to a non-corporate U.S. Holder and the proceeds from sales and other dispositions of shares or warrants by a non-corporate U.S. Holder, in each case who (a) fails to provide an accurate taxpayer identification number; (b) is notified by the IRS that backup withholding is required; or (c) in certain circumstances, fails to comply with applicable certification requirements.

Non-U.S. Holders generally are not subject to information reporting or backup withholding with respect to dividends paid on ordinary shares, or the proceeds from the sale, exchange or other disposition of ordinary shares or warrants, unless the payments are made by or through a U.S. office of a broker. If the payments are made through a U.S. office of a broker, information reporting and backup withholding will apply unless the Non-U.S. Holder certifies as to its foreign status, under penalties of perjury, on a duly executed applicable IRS Form W-8 or by otherwise establishing an exemption.

Backup withholding is not an additional tax. Rather, the amount of any backup withholding will be allowed as a credit against a U.S. Holder’s or a Non-U.S. Holder’s U.S. federal income tax liability and may entitle such holder to a refund, provided that certain required information is timely furnished to the IRS. Holders are urged to consult their own tax advisors regarding the application of backup withholding and the availability of and procedure for obtaining an exemption from backup withholding in their particular circumstances.

UNDERWRITING

We intend to offer our securities described in this prospectus through the underwriters named below. Rodman & Renshaw, LLC (“Rodman”) is the representative for the underwriters. We have entered into an underwriting agreement with the representative. Subject to the terms and conditions of the underwriting agreement, each of the underwriters has severally agreed to purchase from us the number of units listed next to its name in the following table:

Underwriters	Number of Units
Rodman & Renshaw, LLC
Maxim Group LLC
Chardan Capital Markets, LLC
EarlyBirdCapital, Inc.
Macquarie Capital
Total	4,000,000

The underwriting agreement provides that the underwriters must purchase all of the units if they purchase any of them. However, the underwriters are not required to take or pay for the units covered by the underwriters’ over-allotment option described below.

Our units are offered subject to a number of conditions, including:

•	receipt and acceptance of the ordinary shares by the underwriters, and
•	the underwriters’ right to reject orders in whole or in part.

In connection with this offering, certain of the underwriters or securities dealers may distribute prospectuses electronically.

Upon the execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms.

Over-allotment Option

We have granted the underwriters an option to buy up to 600,000 additional units. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with this offering. The underwriters have 45 days from the date of this prospectus to exercise this option. If the underwriters exercise this option, they will each purchase additional units approximately in proportion to the amounts specified in the table above.

Commissions and Discounts

Units sold by the underwriters to the public will initially be offered at the offering price set forth on the cover of this prospectus. Any units sold by the underwriters to securities dealers may be sold at a discount of up to $     per unit from the public offering price. Any of these securities dealers may resell any units purchased from the underwriters to other brokers or dealers at a discount of up to $     per unit from the public offering price. If all of the units are not sold at the initial public offering price, the representative may change the offering price and the other selling terms. Upon execution of the underwriting agreement, the underwriters will be obligated to purchase the units at the prices and upon the terms stated therein, and, as a result, will thereafter bear any risk associated with changing the offering price to the public or other selling terms. No offer or invitation to subscribe for units may be made to the public in the Cayman Islands.

The following table shows the per unit and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters’ over-allotment option to purchase up to an additional 600,000 units (no commissions or discounts will be paid in connection with units sold pursuant to the underwriters’ over-allotment option).

	Per Unit	No exercise	Full exercise
Public offering price	$10.000	$40,000,000	$46,000,000
Underwriting commission	$0.225	$900,000	$1,035,000
Proceeds to us	$9.775	$39,100,000	$44,965,000

We estimate that the total expenses of this offering payable by us will be approximately $      .

Rodman has received an advance of $25,000 which shall be applied against its underwriting commission. The Company will pay or reimburse Rodman for all fees, expenses and disbursements relating to background checks of all of the Company’s officers and directors in an amount not to exceed $50,000 and up to $50,000 (including the advance described above) to cover Rodman’s actual road show expenses for this offering. The Company will also pay or reimburse Rodman up to $30,000 to cover expenses incurred in connection with this offering.

Right of First Refusal

We have granted to Rodman the right of first refusal to act as our exclusive financial advisor in connection with general marketing and advisory services to the Company with respect to a transaction or related series or combination of transactions involving a purchase of assets or outstanding stock (or securities convertible into stock) or a merger, acquisition or other business combination, including a recapitalization, a consolidation or a joint venture in the nature of an acquisition (any or all of the foregoing, a “Business Combination”). Rodman’s compensation for such services will be negotiated upon notification by the Company of a Business Combination.

The Company has also granted Rodman a right of first refusal to purchase for Rodman’s account or to sell for the account of the Company any securities of the Company (or any successor or subsidiary of the Company) for a period of twelve months from the date of the consummation of an initial business combination (the end of which period shall not be more than three (3) years from the effective date of the registration statement of which this prospectus forms a part).

Purchase Option

We have agreed to sell to the representative, for $100, an option to purchase up to a total of 200,000 units. The units issuable upon exercise of this option are identical to those offered by this prospectus. This option is exercisable at $12.50 per unit, and may be exercised on a cashless basis, in whole or in part, commencing on the later of the commencement of a Business Combination or the one-year anniversary of the date of this prospectus. The option expires on the five-year anniversary of the effective date of the registration statement of which this prospectus forms a part. The option and the 200,000 units, the 200,000 ordinary shares and the 200,000 warrants underlying such units, and the 200,000 ordinary shares underlying such warrants, have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the effective date of the registration statement of which this prospectus forms a part, except to any underwriter and selected dealer participating in the offering and their bona fide officers or partners. Although the purchase option and its underlying securities have been registered under the registration statement of which this prospectus forms a part, the option grants to holders demand and “piggy back” rights for periods of five and seven years, respectively, from the effective date of the registration statement of which this prospectus forms a part with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. We will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. We will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

The exercise price and number of units issuable upon exercise of the option may be adjusted in certain circumstances including in the event of a stock dividend, or our recapitalization, reorganization, merger or consolidation. However, the option will not be adjusted for issuances of ordinary shares at a price below its exercise price.

No Sales of Similar Securities

We, our sponsor, officers and directors have entered into a lock-up agreement with the underwriters. Under these agreements, subject to certain permitted exceptions, we and each of these persons may not, without the prior written consent of Rodman, sell, offer to sell, contract or agree to sell, hedge or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by us or any of our affiliates or any person in privity with us or our affiliates, directly or indirectly, including the filing (or participation in the filing) of a registration statement with the SEC in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any of our units, ordinary shares, warrants or securities convertible into or exchangeable or exercisable for our ordinary shares during the period from the date of this prospectus continuing through the date 180 days after the date of this prospectus. However, such restrictions shall not apply in connection with an initial business combination. In addition, Cazador Holdings Ltd. and its beneficial owners have entered into a lock-up agreement with the underwriter. Under the terms of this agreement, Cazador Holdings Ltd. and its beneficial owners have agreed not to sell, offer to sell, contract or agree to sell or otherwise dispose of any ownership interests in our sponsor or to take any steps to cause our sponsor to issue any new ownership interests to anyone other than a permitted transferee. Rodman, in their sole discretion, may permit early release of any of the securities subject to the restrictions detailed above prior to the expiration of the 180-day lock up period and without public notice.

The 180-day lock up period may be extended for up to 15 calendar days plus three business days under certain circumstances where we announce or pre-announce earnings or material news or a material event within 15 calendar days plus three business days prior to, or approximately 16 days after, the termination of the 180-day period. Even under those circumstances, however, the lock-up period will not be extended if we are actively traded, meaning that we have a public float of at least $150 million and average trading volume at least $1 million per day. In addition, the sponsor, and its beneficial owners, have agreed not to sell or otherwise transfer any of the sponsor’s ordinary shares other than to permitted transferees until (i) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $11.50 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, and (ii) with respect to 50% of such shares, when the closing price of our ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of our initial business combination, provided, however, that in any event all of the foregoing shares shall be released from escrow upon the first anniversary of the initial public offering, and in any case, if, following a business combination, we engage in a subsequent transaction resulting in our shareholders having the right to exchange their shares for cash or other securities. Our sponsor has agreed subject to certain exceptions, not to sell or otherwise transfer any of the sponsor’s warrants until after the consummation of our initial business combination.

Nasdaq Capital Market Listing

We have applied to have the units listed on the Nasdaq Capital Market under the symbol “CAZAU” and, once ordinary shares and warrants begin separate trading, to have our ordinary shares and warrants listed on the Nasdaq Capital Market under the symbols “CAZA” and “CAZAW,” respectively.

Price Stabilization and Short Positions

In connection with this offering, the underwriters may engage in activities that stabilize, maintain or otherwise affect the price of our units including:

•	stabilizing transactions;

•	short sales;
•	purchases to cover positions created by short sales;
•	imposition of penalty bids; and
•	syndicate covering transactions.

Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of our units while this offering is in progress. These transactions may also include making short sales of our units, which involves the sale by the underwriters of a greater number of units than they are required to purchase in this offering, and purchasing units on the open market to cover positions created by short sales. Short sales may be “covered” shorts, which are short positions in an amount not greater than the underwriters’ over-allotment option referred to above, or may be “naked” shorts, which are short positions in excess of that amount.

The underwriters may close out any covered short position by either exercising their over-allotment option, in whole or in part, or by purchasing units in the open market. In making this determination, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. Naked short sales are sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing units in the open market. A naked short position is more likely to be created if the underwriters are concerned there may be downward pressure on the price of units in the open market after pricing that could adversely affect investors who purchase in this offering.

The underwriters also may impose a penalty bid. This occurs when a particular underwriter repays to the underwriters a portion of the underwriting discount received by it because the representative has repurchased units sold by or for the account of that underwriter in stabilizing or short covering transactions. As a result of these activities, the price of our units may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the underwriters at any time. The underwriters may carry out these transactions on the Nasdaq Capital Market, in the over-the-counter market or otherwise. Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the units. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

Determination of Offering Price

Prior to this offering, there was no public market for our units. Consequently, the size of the offering was determined by negotiations among us and the underwriters. The determination of our per unit offering price was more arbitrary than would typically be the case if we were an operating company. We cannot assure you that the prices at which the units will trade in the public market after this offering will not be lower than the initial public offering price or that an active trading market in our units, ordinary shares or warrants will develop and continue after this offering.

Affiliations

We have granted to Rodman the right of first refusal to act as our exclusive financial advisor in connection with general marketing and advisory services to the Company with respect to a transaction or related series or combination of transactions involving a purchase of assets or outstanding stock (or securities convertible into stock) or a merger, acquisition or other business combination, including a recapitalization, a consolidation or a joint venture in the nature of an acquisition (any or all of the foregoing, a “Business Combination”). Rodman’s compensation for such services will be negotiated upon notification by the Company of a Business Combination.

Except for the foregoing, we are not under any other contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, any of the underwriters may introduce us to potential target businesses or assist us in raising additional capital in the future. If any of the underwriters provide services to us after this offering, we may pay such underwriter fair and reasonable fees that would be determined at that time in an arm’s length negotiation;

provided that no agreement will be entered into with any of the underwriters and no fees for such services will be paid to any of the underwriters prior to the date which is 90 days after the date of this prospectus, unless FINRA determines that such payment would not be deemed underwriters’ compensation in connection with this offering.

Indemnification and Contribution

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act. If we are unable to provide this indemnification, we will contribute to payments the underwriters may be required to make with respect to those liabilities.

Foreign Regulatory Restrictions on Purchase of the Common Stock

No action may be taken in any jurisdiction other than the United States that would permit a public offering of the common stock or the possession, circulation or distribution of this prospectus in any jurisdiction where action for that purpose is required. Accordingly, the common stock may not be offered or sold, directly or indirectly, and neither the prospectus nor any other offering material or advertisements in connection with the common stock may be distributed or published in or from any country or jurisdiction except under circumstances that will result in compliance with any applicable rules and regulations of any such country or jurisdiction.

In addition to the public offering of the shares in the United States, the underwriters may, subject to the applicable foreign laws, also offer the common shares to certain institutions or accredited persons in the following countries:

Notices to Non-United States Investors

Australia.  If this document is issued or distributed in Australia it is issued or distributed to“wholesale clients” only, not to“retail clients". For the purposes of this paragraph, the terms“wholesale client” and“retail client” have the meanings given in section 761 of the Australian Corporations Act 2001 (Cth). This document is not a disclosure document under the Australian Corporations Act, has not been lodged with the Australian Securities & Investments Commission and does not purport to include the information required of a disclosure document under the Australian Corporations Act. Accordingly, (i) the offer of securities under this document is only made to persons to whom it is lawful to offer such securities under one or more exemptions set out in the Australian Corporations Act, (ii) this document is only made available in Australia to those persons referred to in clause (i) above, and (iii) the offeree must be sent a notice stating in substance that, by accepting this offer, the offeree represents that the offeree is such a person as referred to in clause (i) above, and, unless permitted under the Australian Corporations Act, agrees not to sell or offer for sale within Australia any of the securities sold to the offeree within 12 months after its transfer to the offeree under this document.

China.  THIS PROSPECTUS HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC, AND THE SECURITIES OFFERED HEREIN MAY NOT BE OFFERED OR SOLD, AND WILL NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC.

United Arab Emirates.  The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the“UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the Dubai Financial Services Authority (the“DFSA"), a regulatory authority of the Dubai International Financial Centre (the“DIFC").

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Dubai.  The issuer is not licensed by the Dubai Financial Services Authority ("DFSA") to provide financial services in the Dubai International Financial Centre ("DIFC"). The offering has not been approved or licensed by the Central Bank of the United Arab Emirates (the“UAE"), Securities and Commodities Authority of the UAE and/or any other relevant licensing authority in the UAE including any licensing authority incorporated under the laws and regulations of any of the free zones established and operating in the territory of the UAE, in particular the DFSA, a regulatory of the DIFC.

The offering does not constitute a public offer of securities in the UAE, DIFC and/or any other free zone in accordance with the Commercial Companies Law, Federal Law No.8 of 1984 (as amended), DFSA Offered Securities Rules and NASDAQ Dubai Listing Rules, accordingly, or otherwise. The securities offered hereby may not be offered to the public in the UAE and/or any of the free zones, including, in particular, the DIFC.

The securities offered hereby may be offered and issued only to a limited number of investors in the UAE or any of its free zones (including, in particular, the DIFC) who qualify as sophisticated investors under the relevant laws and regulations of the UAE or the free zone concerned, including, in particular, the DIFC.

The company represents and warrants that the securities offered hereby will not be offered, sold, transferred or delivered to the public in the UAE or any of its free zones, including, in particular, the DIFC.

Israel.  The securities offered by this prospectus have not been approved or disapproved by the Israeli Securities Authority (the ISA), or ISA, nor have such securities been registered for sale in Israel. The securities may not be offered or sold, directly or indirectly, to the public in Israel, absent the publication of a prospectus. The ISA has not issued permits, approvals or licenses in connection with the offering or publishing of the prospectus; nor has it authenticated the details included herein, confirmed their reliability or completeness, or rendered an opinion as to the quality of the securities being offered. Any resale, directly or indirectly, to the public of the securities offered by this prospectus is subject to restrictions on transferability and must be effected only in compliance with the Israeli securities laws and regulations.

Pakistan.  The investors / subscribers in Pakistan will be responsible for ensuring their eligibility to invest under the applicable laws of Pakistan and to obtain any regulatory consents if required for such purpose.

Saudi Arabia.  NO OFFERING OF SECURITIES IS BEING MADE IN THE KINGDOM OF SAUDI ARABIA, AND NO AGREEMENT RELATING TO THE SALE OF THE SECURITIES WILL BE CONCLUDED IN SAUDI ARABIA. THIS DOCUMENT IS PROVIDED AT THE REQUEST OF THE RECIPIENT AND IS BEING FORWARDED TO THE ADDRESS SPECIFIED BY THE RECIPIENT. NEITHER THE AGENT NOR THE OFFERING HAVE BEEN LICENSED BY THE SAUDI'S SECURITIES AND EXCHANGE COMMISSION OR ARE OTHERWISE REGULATED BY THE LAWS OF THE KINGDOM OF SAUDI ARABIA.

THEREFORE, NO SERVICES RELATING TO THE OFFERING, INCLUDING THE RECEIPT OF APPLICATIONS AND/OR THE ALLOTMENT OF THE SECURITIES, MAY BE RENDERED WITHIN THE KINGDOM BY THE AGENT OR PERSONS REPRESENTING THE OFFERING.

United Kingdom.  The content of this prospectus has not been issued or approved by an authorised person within the meaning of the United Kingdom Financial Services and Markets Act 2000 ("FSMA"). Reliance on this prospectus for the purpose of engaging in any investment activity may expose an Investor to a significant risk of losing all of the property or other assets invested. This prospectus does not constitute a Prospectus within the meaning of the FSMA and is issued in reliance upon one or more of the exemptions from the need to issue such a prospectus contained in section 86 of the FSMA.

LEGAL MATTERS

DLA Piper LLP (US), New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933 and, as such, is providing an opinion upon the validity of the securities offered in this prospectus. Legal matters as to Cayman Islands law will be passed upon for us by Maples and Calder, Grand Cayman, Cayman Islands. In connection with this offering, Loeb & Loeb, New York, New York, is acting as counsel to the underwriters.

EXPERTS

Our financial statements as of June 22, 2010 and for the period from April 20 2010 (inception) through June 22, 2010 included in this Prospectus and Registration Statement have been audited by BDO USA, LLP (formerly BDO Seidman, LLP), independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere herein, and are included in reliance on such report given upon such firm’s authority as an expert in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

We are a Cayman Islands exempted company and our executive offices are located at c/o Arco Capital Management LLC, 7 Sheinovo Street, 1504 Sofia, Bulgaria. Substantially all of our assets are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us. You may also have difficulty enforcing, both in and outside the United States, judgments you may obtain in U.S. courts against us in any action, including actions based upon the civil liability provisions of U.S. federal or state securities laws. Furthermore, there is doubt that the courts of the Cayman Islands would enter judgments in original actions brought in those courts predicated on U.S. federal or state securities laws. However, we may be served with process in the United States with respect to actions against us arising out of or in connection with violation of U.S. federal securities laws relating to offers and sales of our securities made hereby by serving our U.S. agent irrevocably appointed for that purpose.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a Web site at www.sec.gov which contains the Form F-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholder
Cazador Acquisition Corporation Ltd.:

We have audited the accompanying balance sheet of Cazador Acquisition Corporation Ltd. — a development stage company (the “Company”) as of June 22, 2010 and the related statements of operations, changes in shareholder’s equity, and cash flows for the period from April 20, 2010 (inception) through June 22, 2010. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Cazador Acquisition Corporation Ltd. — a development stage company as of June 22, 2010, and the results of its operations and its cash flows for the period from April 20, 2010 (inception) through June 22, 2010 in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP (formerly BDO Seidman, LLP)

San Juan, Puerto Rico
June 24, 2010, except for Note 9, which the date is October 5, 2010.

Stamp No. 2562460 of the Puerto Rico
Society of Certified Public Accountants
was affixed to the record copy of this report.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Balance Sheet
June 22, 2010
(In United States Dollars)

Assets
Current assets
Cash	$25,000
Deferred offering costs associated with the offering	30,000
Total assets	$55,000
Liabilities and shareholder’s equity
Current liabilities
Accounts payable	$13,296
Due to related party	30,000
Total current liabilities	43,296
Shareholder’s equity
Preferred shares, $0.0001 par value, 1,000,000 shares authorized, no shares issued and outstanding	—
Ordinary shares, $0.0001 par value, 100,000,000 shares authorized, 1,437,500 shares issued and outstanding	144
Additional paid-in capital	24,856
Deficit accumulated during the development stage	(13,296)
Total shareholder’s equity	11,704
Total liabilities and shareholder’s equity	$55,000

See notes to financial statements.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Statement of Operations
For the period from April 20, 2010 (inception) through June 22, 2010
(In United States Dollars)

Operating expenses
Formation and operating costs	$13,296
Net loss	$(13,296)
Weighted average shares outstanding	1,437,500
Basic and diluted net loss per share	$(0.01)

See notes to financial statements.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Statement of Changes in Shareholder’s Equity
For the period from April 20, 2010 (inception) through June 22, 2010
(In United States Dollars)

	Ordinary shares		Additional paid-in capital	Deficit accumulated during the development stage	Shareholder’s equity
	Shares	Amount
Ordinary shares issued at $0.01739 per share	1,437,500	$144	$24,856	$—	$25,000
Net loss	—	—	—	(13,296)	(13,296)
Balance at June 22, 2010	1,437,500	$144	$24,856	$(13,296)	$11,704

See notes to financial statements.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Statement of Cash Flows
For the period from April 20, 2010 (inception) through June 22, 2010
(In United States Dollars)

Cash Flows from Operating Activities
Net loss	$(13,296)
Adjustments to reconcile net loss to net cash used in operating activities:
Increase in accounts payable	13,296
Net cash used in operating activities	—
Cash Flows from Financing Activities
Proceeds from sale of sponsor’s ordinary shares	25,000
Net cash provided by financing activities	25,000
Net increase in cash	25,000
Cash at beginning of period	—
Cash at end of period	$25,000
Supplemental Cash Flow Disclosures
A related party paid for $30,000 of offering costs on behalf of the Company.

See notes to financial statements.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

1. Organization and plan of business operations

Cazador Acquisition Corporation Ltd. (the “Company”) is a newly organized blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share capital exchange, asset acquisition, share purchase, reorganization or similar business combination (the “initial business combination”). The Company is a wholly owned subsidiary of Cazador Sub Holdings Ltd. (the “sponsor”), a company incorporated as a Cayman Islands exempted company. All of the shares in the sponsor are owned by Cazador Holdings Ltd., a Cayman Islands exempted company, whose ultimate parent company is a Puerto Rico limited liability company, Arco Group LLC.

At June 22, 2010, the Company had not commenced any operations. All activity through June 22, 2010 relates to the Company’s formation and its ability to begin operations is dependent upon the proposed initial public offering (the “proposed offering”) as described below. The Company has selected December 31 as its fiscal year end.

The Company’s ability to commence operations is contingent upon obtaining adequate financial resources through the proposed offering, which is discussed in Note 3. The Company’s management has broad discretion with respect to the specific application of the net proceeds of the proposed offering, although substantially all of the net proceeds of the proposed offering are intended to be generally applied towards consummating one or more business combinations with an operating company. The Company anticipates that the initial business combination must occur with one or more target businesses that collectively have a fair market value of at least 80% of the initial amount held in the trust account plus any amounts previously distributed to shareholders who have exercised their shareholder redemption rights. If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of the amount held in the trust account. In no event, however, will the Company acquire less than a controlling interest of a target business (that is, more than 50% of the voting equity interests of the target business).

The Company’s efforts in identifying prospective target businesses will not be limited to a particular industry. Instead, the Company intends to focus on various industries and target businesses in emerging markets in Central and Eastern Europe, Latin America and Asia that may provide numerous opportunities for growth. However, the Company may pursue opportunities in other geographical areas. There is no assurance that the Company will be able to effect an initial business combination.

Proceeds of $40.0 million from the proposed offering and private placement of approximately $2.2 million of warrants to purchase ordinary shares less offering expenses, assuming that the underwriters’ overallotment option is not exercised, will be held in a trust account and will only be released to the Company upon the earlier of: (i) the consummation of an initial business combination; or (ii) the Company’s liquidation. Upon consummation of the proposed offering, $900,000, which constitutes the underwriters’ commissions (or approximately $1.0 million if the underwriters’ overallotment option is exercised in full), will be paid to the underwriters. The $545,000 of proceeds held outside the trust account as well as the interest income earned on the trust account balance that may be released to the Company (as discussed in Note 3) may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

The Company will seek shareholder approval before it effects an initial business combination, even if the business combination would not ordinarily require shareholder approval under applicable law. In connection with the shareholder vote required to approve any initial business combination, the sponsor has agreed to vote the sponsor’s ordinary shares (as defined in Note 4) in accordance with the majority of the ordinary shares voted by the public shareholders. “Public Shareholders” are defined as the holders of ordinary shares sold as part of the units, as defined, in the proposed offering or in the aftermarket. The Company will proceed with an

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

1. Organization and plan of business operations  – (continued)

initial business combination only if (i) the business combination is approved by a majority of votes cast by the Company’s Public Shareholders present in person or by proxy at a duly held shareholders meeting, and (ii) Public Shareholders owning less than 49.9% of the Company’s ordinary shares sold in the proposed offering both vote against the business combination and exercise their shareholder redemption rights.

In the event that shareholders owning 49.9% or more of the ordinary shares sold in the proposed offering both vote against the initial business combination and exercise their redemption rights described below, the initial business combination will not be consummated. After consummation of an initial business combination, these voting safeguards will no longer be applicable.

If the initial business combination is approved and completed, each Public Shareholder voting against such initial business combination that has duly exercised the shareholder redemption rights will be entitled to redeem its ordinary shares for a pro rata share of the aggregate amount then on deposit in the trust account subject to the restriction on a Public Shareholder together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding, or disposing of our securities, seeking to exercise shareholder redemption rights with respect to more than 10% of the ordinary shares sold in this proposed offering on a cumulative basis. Public Shareholders who redeem their ordinary shares into their pro rata share of the trust account will continue to have the right to exercise any warrants they may hold.

If the Company does not consummate an initial business combination within 18 months of the closing date of the proposed offering, but has entered into a definitive agreement with respect to an initial business combination, the Company may seek shareholder approval to extend the period of time to consummate the initial business combination by an additional 6 months. In order to extend the period of time to 24 months (i) a majority of the ordinary shares voted by the Company’s Public Shareholders present in person or by proxy must have approved the extension and (ii) Public Shareholders owning less than 49.9% of the ordinary shares sold in the proposed offering shall have voted against such extension and exercised their shareholder redemption rights, each as described in the prospectus.

If the Company fails to consummate a business combination within 18 months of the date of the prospectus (or 24 months if the Public Shareholders approve an extension), the Company will compulsorily repurchase within 5 business days all of the shares held by the Public Shareholders pursuant to the procedures in the Company’s amended and restated memorandum and articles of association.

Following completion of the repurchase of the public shares, the Company will continue in existence. In the event of liquidation, it is possible that the per share value of the residual assets remaining available for distribution (including trust account assets) will be less than the initial public offering price per share in the proposed offering (assuming no value is attributed to the warrants contained in the units to be offered in the proposed offering discussed in Note 3).

The Company will seek to have all third parties (other than the Company’s independent accountants, but including vendors, which means entities that provide goods and services to the Company) or other entities the Company engages after the proposed offering, prospective target businesses and providers of financing, if any, enter into agreements with the Company waiving any right, title, interest or claim of any kind they may have in or to any monies held in the trust account. There is no guarantee that vendors, prospective target businesses or other entities will execute such waivers or, even if they execute such waivers, that they would be prevented from bringing claims against the trust account, including but not limited to fraudulent inducement, breach of fiduciary responsibility and other similar claims, as well as claims challenging the enforceability of the waiver. Further, the Company could be subject to claims from parties not in contract with it who have not executed a waiver, such as a third party claiming tortuous interference as a result of the Company’s efforts to

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

1. Organization and plan of business operations  – (continued)

consummate the initial business combination. The sponsor and Arco Capital Management LLC (“ACM”), an affiliated company, have agreed that they will be liable jointly and severally, by means of direct payment to the trust account, to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by the Company for services rendered or contracted for or products sold to the Company whom have not executed the waiver. However, the agreement entered into by the sponsor specifically provides for two exceptions to this indemnity: there will be no liability (1) as to any claimed amounts owed to a third party who executed a legally enforceable waiver or (2) as to any claims under our indemnity of the underwriters of the proposed offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or the Securities Act. Based upon representations from the Company’s sponsor that it has sufficient funds available to satisfy this indemnification obligation to the Company, management believes that the sponsor will be able to satisfy any indemnifications obligations that may arise given the limited nature of the obligations. However, in the event that the sponsor has liability to the Company under these indemnifications arrangements, the Company cannot assure that it will have the assets necessary to satisfy those obligations.

2. Summary of significant accounting policies

Basis of presentation

The financial statements are expressed in United States (“U.S.”) dollars, and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs

Deferred offering costs consist principally of legal and registration fees incurred through the balance sheet date that are directly related to the proposed offering and that will be charged to shareholder’s equity upon the receipt of the capital raised or charged to operations if the proposed offering is not completed.

Income taxes

There is, at present, no direct taxation in the Cayman Islands and interest, dividends, and gains payable to the Company are received free of all Cayman Islands taxes. The Company is registered as an “exempted company” pursuant to the Cayman Islands Companies Law (as amended). The Company has received an undertaking from the Governor in Cabinet of the Cayman Islands to the effect that, for a period of 20 years from such date, no law that thereafter is enacted in the Cayman Islands imposing any tax or duty to be levied on profits, income or on gains or appreciation, or any tax in the nature of estate duty or inheritance tax, will apply to any property composed in or any income arising under the Company, or to the shareholders thereof, in respect of any such property or income. As the Company proceeds with making investments in various jurisdictions, tax considerations outside the Cayman Islands may arise. Although the Company intends to pursue tax-efficient investments, it may be subject to income tax, withholding tax, capital gains tax, and other taxes imposed by tax authorities in other jurisdictions. For U.S. tax purposes, the Company expects to be treated as a passive foreign investment company by its U.S. shareholders. The Company does not expect to be subject to direct taxation based on net income in the U.S. as long as it maintains its non-U.S. trade or business status. The Company does not expect to invest in any U.S. obligation that will be subject to U.S. withholding taxes.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

2. Summary of significant accounting policies  – (continued)

As of June 22, 2010, the Company has not commenced operations and thus has no uncertain tax positions.

Loss per share

Basic loss per share is computed by dividing net loss by the weighted-average number of ordinary shares outstanding during the period. The 1,437,500 ordinary shares issued to the sponsor were issued at a purchase price of $0.01739 per share, which is considerably less than the proposed offering per share price. Such shares have been assumed to be retroactively outstanding for the period since inception.

There are no potentially dilutive securities at June 22, 2010.

See Note 9 for subsequent events.

Concentration of credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution. The Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.

Fair value of financial instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments approximates the carrying amounts represented in the balance sheet.

Recently issued accounting pronouncements

The Company does not believe that any recently issued, but not yet effective, accounting pronouncements if currently adopted would have a material effect on the accompanying financial statements.

3. Proposed offering

The proposed offering calls for the Company to offer for sale up to 4,000,000 units at a price of $10.00 per unit (plus up to an additional 600,000 units solely to cover the underwriters’ overallotments, if any). Each unit consists of one ordinary share, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one ordinary share at an exercise price of $7.50 per share commencing on the later of: (i) the completion of the initial business combination, or (ii) 12 months from the effective date of the proposed offering, provided that at that time the Company has an effective registration statement covering the ordinary shares issuable upon exercise of the warrants and a current prospectus relating to the offer and sale of those ordinary shares is available. The warrants will expire five years from the date of the business combination, or earlier upon redemption.

The warrants included in the units sold in the proposed offering will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days notice after the warrants become exercisable, only in the event that the last sale price of the ordinary share on the Nasdaq Capital Market, or other national securities exchange on which the Company’s ordinary shares may be traded, equals or exceeds $15.00 per share for any 20 trading days within a 30 trading day period ending three business days before the Company sends the notice of redemption.

The Company will not redeem the warrants held by Public Shareholders unless a registration statement under the Securities Act of 1933, as amended, or the Securities Act, relating to the ordinary shares issuable upon exercise of the warrants included in the units offered is effective and expected to remain effective to and including the redemption date, and a prospectus relating to the ordinary shares issuable upon exercise of the warrants is available throughout the 30-day redemption period. The Company does not need the consent of the underwriters or the shareholders to redeem the outstanding public warrants.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

3. Proposed offering  – (continued)

If the Company calls the warrants held by Public Shareholders for redemption, it will have the option to require all holders that wish to exercise public warrants to do so on a “cashless basis,” although the public warrantholders are not eligible to do so at their own option. In such event, each holder would pay the exercise price by surrendering the warrants for that number of ordinary shares equal to the quotient obtained by dividing (x) the product of the number of ordinary shares underlying the warrants, multiplied by the difference between the “fair market value” and the exercise price of the warrants by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of the ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. This would have the effect of reducing the number of shares received by holders of the warrants.

4. Sponsor’s ordinary shares

The sponsor purchased 1,437,500 ordinary shares for an aggregate amount of $25,000 or $0.01739 per unit. On October 5, 2010, the Company repurchased 287,500 of our sponsor’s ordinary shares for an aggregate purchase price of $1.00 — see Note 9. The Company and the sponsor intend to execute an agreement prior to the effectiveness of the Company’s initial public offering under which an aggregate of 150,000 of the total ordinary shares will be subject to compulsory repurchase by the Company to the extent that the underwriters’ overallotment option is not exercised so that the sponsor will own 20% of the issued and outstanding shares after the proposed offering. None of the ordinary shares purchased by the sponsor are subject to compulsory repurchase by the Company at June 22, 2010.

The sponsor’s ordinary shares are identical to those shares being sold in the proposed offering, except that: (i) the sponsor’s ordinary shares will be placed in an escrow account and are subject to certain restrictions; (ii) subject to certain limited exceptions, the shares will not be transferable during the first 12 months following the consummation of the initial business combination; (iii) the sponsor will not be able to exercise shareholder redemption rights with respect to the sponsor’s ordinary shares; and (iv) the sponsor has agreed to waive their rights to participate in any liquidation distribution with respect to the sponsor’s ordinary shares if the Company fails to consummate the initial business combination.

The sponsor will agree, and all of their permitted transferees will agree that all of the sponsor’s ordinary shares will be placed in escrow with Continental Stock Transfer & Trust Company, as escrow agent, other than with respect to transfer to permitted transferees until (i) with respect to 50% of such shares, when the closing price of the ordinary shares exceeds $11.50 for any 20 trading days within a 30-trading day period following the consummation of the initial business combination, and (ii) with respect to 50% of such shares, when the closing price of the ordinary shares exceeds $15.00 for any 20 trading days within a 30-trading day period following the consummation of the initial business combination, provided, however, that in any event all of the foregoing shares shall be released from escrow upon the first anniversary of the effective date of the proposed offering, and in any case, if, following a initial business combination, the Company engages in a subsequent transaction resulting in its shareholders having the right to exchange their shares for cash or other securities. The sponsor’s warrants will be transferable 6 months after the consummation of the initial business combination.

During the escrow period, the sponsor will not be able to sell or transfer the sponsor’s ordinary shares except to a permitted transferee. In addition, the interest holders in the entities that hold sponsor’s ordinary shares as sponsor will agree not to transfer their ownership interests in such entities to anyone other than a permitted transferee. A “permitted transferee” is a person or entity who receives such securities pursuant to a transfer (i) to one or more of the Company’s officers, directors or sponsor and directors and officers of the sponsor, (ii) to an affiliate, or to an affiliate under common control with the transferor, (iii) to an entity’s beneficiaries upon its liquidation or distribution, (iv) to relatives and trusts for estate planning purposes, (v) by

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

4. Sponsor’s ordinary shares  – (continued)

virtue of the laws of descent and distribution upon death, (vi) by private sales with respect to up to 33% of the sponsor’s ordinary shares made at or prior to the consummation of an initial business combination at prices no greater than the recalculated price at which the units were purchased ($0.01739 per unit), or (vii) pursuant to a qualified domestic relations order, and in each case enters into a written agreement agreeing (i) to be bound by the transfer restrictions described above, (ii) to vote in accordance with the majority of the ordinary shares voted by the Public Shareholders to the extent described below, and (iii) to waive any rights to participate in any liquidation distribution if the Company fails to consummate an initial business combination and, in the case of the sponsor’s ordinary shares subject to forfeiture, agreeing to forfeit such sponsor’s ordinary shares to the extent that the underwriters’ overallotment option is not exercised.

The sponsor will retain all other rights as a shareholder with respect to the sponsor’s ordinary shares, including, without limitation, the right to vote their ordinary shares and the right to receive dividends, if declared (including any transferees). If dividends are declared and payable in units or to extend the period of their underlying securities, such dividends will also be placed in escrow. If the Company is unable to effect an initial business combination and liquidate, the sponsor (or any transferees) will not receive any portion of the liquidation proceeds with respect to the sponsor’s ordinary shares.

The sponsor has agreed to vote their sponsor’s ordinary shares in the same manner as the majority of the ordinary shares voted by the Public Shareholders in connection with any vote required to approve the initial business combination. As a result, the sponsor has waived the right to exercise shareholder redemption rights for those shares in the event that the initial business combination is approved by a majority of the Public Shareholders.

In addition, the sponsor or its permitted transferees are entitled to registration rights with respect to the sponsor’s ordinary shares and underlying securities under an agreement to be signed on or before the date of the prospectus.

5. Sponsor’s warrants

The sponsor has agreed, pursuant to a written agreement with the Company, to purchase an aggregate of 4,340,000 sponsor’s warrants at a price of $0.50 per warrant (approximately $2.2 million in the aggregate). The sponsor is obligated to purchase the sponsor’s warrants from the Company immediately prior to the consummation of the proposed offering. The sponsor’s warrants will be purchased separately and not in combination with ordinary shares or in the form of units. The purchase price of the sponsor’s warrants will be added to the proceeds from the proposed offering to be held in the trust account pending the completion of the initial business combination. If the Company does not complete an initial business combination that meets the criteria described before and is forced to liquidate, then the approximately $2.2 million purchase price of the sponsor’s warrants will become part of the distribution to its Public Shareholders and the sponsor’s warrants will expire worthless.

The sponsor’s warrants are identical to the warrants included in the units being sold in the proposed offering, except that the sponsor’s warrants (i) are non-redeemable, so long as they are held by any of the sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by the sponsor or its permitted transferees, and (iii) are not transferable or saleable by the sponsor or any of the sponsor’s beneficial owners, (except to permitted transferees) until 6 months after the consummation of an initial business combination. In addition, each of the shareholders of the sponsor will agree not to transfer their respective ownership interests or take any steps to cause the sponsor to issue new ownership interests in such entities to anyone other than a permitted transferee. The sponsor’s warrants are not exercisable and will be held in the escrow account while they are subject to such transfer restrictions.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

5. Sponsor’s warrants  – (continued)

In addition, commencing after the consummation of the Company’s initial business combination, the holders of the sponsor’s warrants and the underlying ordinary shares and their permitted transferees are entitled to registration rights under an agreement to be signed on the date of the prospectus.

6. Purchase option

The Company has agreed to sell to the underwriter, for $100, an option to purchase up to a total of 200,000 units. The units issuable upon exercise of this option are identical to those offered in the proposed offering. This option is exercisable at $12.50 per unit, and may be exercised on a cashless basis, in whole or in part, during the four-year period from the date of the proposed offering commencing on the later of the commencement of an initial business combination or the one year anniversary of the date of the proposed offering. The option and the 200,000 units, the 200,000 ordinary shares and the 200,000 warrants underlying such units, and the 200,000 ordinary shares underlying such warrants, have been deemed compensation by the Financial Industry Regulatory Authority (“FINRA”) and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of the FINRA Conduct Rules. Additionally, the option may not be sold, transferred, assigned, pledged or hypothecated for 180 days following the date of the proposed offering except to any underwriter and selected dealer participating in the proposed offering and their bona fide officers or partners. Although the purchase option and its underlying securities would be registered under the proposed offering, the option grants to holders demand and “piggy back” rights for period of five and seven years, respectively, from the date of the proposed offering with respect to the registration under the Securities Act of the securities directly and indirectly issuable upon exercise of the option. The Company will bear all fees and expenses attendant to registering the securities, other than underwriting commissions which will be paid for by the holders themselves. The Company will have no obligation to net cash settle the exercise of the purchase option or the warrants underlying the purchase option. The holder of the purchase option will not be entitled to exercise the purchase option or the warrants underlying the purchase option unless a registration statement covering the securities underlying the purchase option is effective or an exemption from registration is available. If the holder is unable to exercise the purchase option or underlying warrants, the purchase option or warrants, as applicable, will expire worthless.

7. Commitments

The Company has agreed to pay the underwriters 2.25% of the gross proceeds from the proposed offering, which is payable at closing of the proposed offering. The underwriters have been granted a 45-day option to purchase up to an additional 600,000 units to cover overallotments, if any.

Commencing on the closing date of the proposed offering through the earlier of consummation of our initial business combination or the Company’s voluntary liquidation, the Company will pay ACM a total of $7,500 per month for accounting, legal and operational support, access to support staff, and information technology infrastructure. In the normal course of business, the Company enters into contracts that contain a variety of indemnifications. The Company’s maximum exposure under these arrangements is unknown. The Company does not anticipate recognizing any loss relating to these arrangements.

8. Related-party transactions

As of June 22, 2010, due to related party amounted to $30,000 representing advances made of certain offering costs.

The sponsor has agreed to lend the Company an aggregate amount of up to $200,000 for payment of offering expenses. The loan is non-interest bearing, unsecured and is due at the earlier of December 31, 2011 or six months following the consummation of the proposed offering. The loan will be repaid out of the proceeds of the proposed offering not placed in trust.

Cazador Acquisition Corporation Ltd.
(A Development Stage Company)

Notes to Financial Statements
June 22, 2010
(In United States Dollars)

8. Related-party transactions  – (continued)

See Note 5 for the sponsor’s commitment to purchase an aggregate of 4,340,000 sponsor’s warrants.

See Notes 4 and 5 for the sponsor’s registration rights with respect to the sponsor’s ordinary shares and the sponsor’s warrants, respectively.

The sponsor, officers and directors, will participate in any liquidation distributions with respect to any ordinary shares purchased by them in the proposed offering or in the market following consummation of the proposed offering.

See Note 6 for agreement with ACM for office space, and other professional services.

9. Subsequent events

The Company evaluates subsequent events through October 5, 2010, the date the financial statements were available to be issued.

On October 5, 2010, the Company repurchased 287,500 ordinary shares from its sponsor for an aggregate purchase price of $1.00. The table below shows the pro forma effect on the June 22, 2010 balance sheet that is expected from this repurchase.

	Audited As Reported	Unaudited Adjustments	Unaudited Pro Forma
Assets	$55,000	$(1)	$54,999
Liabilities	43,296	—	43,296
Shareholder’s equity	11,704	(1)	11,703

There are no material events that would require recognition in the financial statements for the period ended June 22, 2010.

$40,000,000

Cazador Acquisition Corporation Ltd.

Rodman & Renshaw, LLC	Maxim Group LLC

Chardan Capital Markets, LLC	EarlyBirdCapital, Inc.	Macquarie Capital

Until       , 2010 (25 days after the date of this prospectus), all dealers that buy, sell or trade our securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

The Companies Law of the Cayman Islands does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors. However, such provision may be held by the Cayman Islands courts to be unenforceable, to the extent it seeks to indemnify or exculpate a fiduciary in respect of their actual fraud or willful default, or for the consequences of committing a crime. The Company’s Amended and Restated Memorandum and Articles of Association provides for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through their own actual fraud or willful default.

Such limitation of liability and indemnification does not affect the availability of equitable remedies. In addition, we have been advised that in the opinion of the SEC, indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act and is therefore unenforceable.

Pursuant to the Underwriting Agreement to be filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 7. Recent Sales of Unregistered Securities.

During the past three years, we sold the following 1,437,500 ordinary shares to Cazador Sub Holdings Ltd, our sponsor, on June 16, 2010, for an aggregate offering price of $25,000, or $0.01739 per share. On October 5, 2010, the Company repurchased 287,500 of sponsor’s ordinary shares for an agreegate purchase price of $1.00. As a result of the repurchase, the sponsor currently owns 1,150,000 ordinary shares. In addition, immediately prior to the consummation of our initial public offering, we are issuing 4,340,000 warrants to our sponsor, at $0.50 per warrant, to purchase an aggregate of 4,340,000 of our ordinary shares at a per-share exercise price of $7.50. All of these securities are being or were issued pursuant to the terms of a Subscription Agreement and the exemption from registration contained in Section 4(2) of the Securities Act. The proceeds of the sale of the sponsor’s warrants will be deposited in the trust account.

No underwriting discounts or commissions were paid with respect to the foregoing sales.

Item 8. Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement**
3.1	Memorandum and Articles of Association**
4.1	Specimen Unit Certificate**
4.2	Specimen Ordinary Share Certificate**
4.3	Specimen Warrant Certificate**
4.4	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant**
5.1	Opinion of Maples and Calder, Cayman Islands Counsel to the Registrant
5.2	Opinion of DLA Piper LLP (US), Counsel to the Registrant**
10.1	Form of Letter Agreement among the Registrant, Cazador Sub Holdings Ltd. and Arco Capital Management LLC.**
10.2	Form of Letter Agreement among the Registrant and each of the Directors and Executive Officers of the Registrant**

Exhibit No.	Description
10.3	Form of Services Agreement with Arco Capital Management LLC**
10.4	Form of Promissory Note issued to Cazador Sub Holdings Ltd.**
10.5	Form of Registration Rights Agreement among the Registrant and the Sponsor**
10.6	Form of Share Subscription Agreement between the Registrant and Cazador Sub Holdings Ltd.**
10.7	Form of Warrant Subscription Agreement between the Registrant and Cazador Sub Holdings Ltd.**
10.8	Form of Investment Management Trust Agreement by and between Registrant and Continental Stock Transfer & Trust Company**
10.9	Form of Indemnification Agreement between Registrant and each of its Directors and Executive Officers**
10.10	Form of Securities Escrow Agreement among Registrant, Cazador Sub Holdings Ltd. and Continental Transfer & Trust Company**
10.11	Repurchase Agreement by and between the Registrant and Cazador Sub Holdings Ltd.**
14.1	Code of Business Conduct and Ethics**
23.1	Consent BDO USA, LLP (formerly BDO Seidman, LLP)
23.2	Consent of Maples and Calder (included in Exhibit 5.1)
23.3	Consent of DLA Piper LLP (US) (included in Exhibit 5.2)
99.1	Form of Audit Committee Charter**
99.2	Form of Nominating and Corporate Governance Committee Charter**

**	Previously filed.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C; each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933, as may be amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, British West Indies, on October 7, 2010.

Cazador Acquisition Corporation Ltd.
October 7, 2010	By: /s/ Francesco Piovanetti Francesco Piovanetti, Co-Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Jay Johnston* Jay Johnston	Chairman of the Board and Co-Chief Executive Officer (Co-Principal Executive Officer)	October 7, 2010
/s/ Francesco Piovanetti Francesco Piovanetti	Director and Co-Chief Executive Officer (Co-Principal Executive Officer) (Principal Financial Officer and Principal Accounting Officer)	October 7, 2010
/s/ Facundo Bacardi* Facundo Bacardi	Director	October 7, 2010
/s/ David P. Kelley II* David P. Kelley II	Director	October 7, 2010
/s/ Shai Novik* Shai Novik	Director	October 7, 2010
/s/ Carlos Valle* Carlos Valle	Director	October 7, 2010

Authorized Representative in the U.S.:

DLA Piper LLP (US)

By: /s/ William N. Haddad Name: William N. Haddad Title: Partner Date: October 7, 2010
*By: /s/ Francesco Piovanetti Francesco Piovanetti Attorney-in-Fact